FILED PURSUANT TO RULE NO. 424(b)(3)
                                                     REGISTRATION NO. 333-118599


                            SUPPLEMENT TO PROSPECTUS
                             DATED JANUARY 13, 2006

                           Teleplus Enterprises, Inc.

                             SHARES OF COMMON STOCK
                                   17,400,955

      Attached hereto and hereby made part of the prospectus is: (1) the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 as filed with the U.S. Securities and Exchange Commission on March 31, 2005;(2) the amendment to the Company's Annual Report for the year ended December 31, 2004, on Form 10-KSB/A as filed with the U.S. Securities and Exchange Commission on September 26, 2005; (3) the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 as filed with the U.S. Securities and Exchange Commission on November 14, 2005; and (4) the Company's current report on form 8-K as filed with the U.S. Securities and Exchange Commission on January 9, 2006, respectively. Prospective investors in our common stock should carefully read each of these documents and the related financial information prior to making any investment decision.

                           --------------------------

      You should only rely on the information provided in the prospectus, this prospectus supplement or any additional supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in the prospectus or this prospectus supplement or any additional supplement is accurate as of any date other than the date on the front of those documents.

                           --------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

                           --------------------------



           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 13, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-KSB

(Mark One)

[X]   ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
      1934

      For the fiscal year ended December 31, 2004

[_] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      For the transition period from January 1st, 2004 to December 31st, 2004

                        Commission file number 000-499628

                           TELEPLUS ENTERPRISES, INC.
         ---------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

               NEVADA                                    98-0045023
  (State or other jurisdiction of           (IRS Employer Identification No.)
   incorporation or organization)

         7575 TransCanada, Suite 305, St-Laurent, Quebec, Canada H4T 1V6
                -------------------------------------------------
                    (Address of principal executive offices)

                                 (514) 344-0778
                         -------------------------------
                         (Registrant's telephone number)

Securities registered under Section 12(b) of the Exchange Act:

                                      NONE

Securities registered under Section 12(g) of the Exchange Act:

                     COMMON STOCK, $.001 PAR VALUE PER SHARE

      Check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes
[X] No [ ]

      Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B not contained in this form, and no disclosure will be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]


      The issuer's revenues for the most recent fiscal year ended December 31, 2004 were $12,180,501.

      The aggregate market value of the issuer's voting and non-voting common equity held by non-affiliates computed by reference to the average bid and ask price of such common equity as of March 20, 2005, was approximately $8,677,729.

      As of March 20, 2005 the issuer had 71,306,598 shares of common stock, $.001 par value per share outstanding.

                    Documents Incorporated by Reference: NONE

          Transitional Small Business Disclosure Format: Yes [ ] No [X]

                           TELEPLUS ENTERPRISES, INC.
                                   FORM 10-KSB
                          YEAR ENDED December 31, 2004
                                      INDEX

                                     Part I

    Item 1.             Description of Business......................          3

    Item 2.             Description of Property......................         14

    Item 3.             Legal Proceedings............................         14

    Item 4.             Submission of Matters to a Vote of
                        Security Holders.............................         15


                                     Part II

    Item 5.             Market for Common Equity and Related
                        Stockholder Matters..........................         15

    Item 6.             Management's Discussion and Analysis or
                        Plan of Operation............................         16

    Item 7.             Financial Statements.........................         28

    Item 8.             Changes in and Disagreements with
                        Accountants on Accounting and Financial
                        Disclosure...................................         46

    Item 8A.            Controls and Procedures......................         47


                                    Part III

    Item 9.             Directors, Executive Officers, Promoters
                        and Control Persons; Compliance with
                        Section 16(a) of the Exchange Act............         47

    Item 10.            Executive Compensation.......................         50

    Item 11.            Security Ownership of Certain Beneficial
                        Owners and Management and Related Stockholder
                        Matters .....................................         51

    Item 12.            Certain Relationships and Related
                        Transactions.................................         52

    Item 13.            Exhibits and Reports on Form 8-K
                        (a)   Exhibits...............................         52

                        (b)   Reports on Form 8-K....................         52

    Item 14.            Principal Accountant Fees and Services ......         54

    Signatures ......................................................         55

                                     PART I

ITEM 1.  DESCRIPTION OF BUSINESS

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements in this Annual Report on Form 10-KSB (this "Form 10 KSB"), including statements under "Item 1. Description of Business," and "Item
6. Management's Discussion and Analysis", constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (collectively, the "Reform Act"). Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "will", "should", or "anticipates", or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Teleplus Enterprises, Inc. ("TelePlus", "the Company", "we", "us" or "our") to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. References in this form 10-KSB, unless another date is stated, are to December 31, 2004.

BUSINESS DEVELOPMENT

      TelePlus Enterprises, Inc. (the "Company") was originally incorporated in Nevada as Terlingua Industries, Ltd. on April 16, 1999. The Company's business plan was to engage in online marketing and distribution of organic herbal supplements in an international market. On January 27, 2000, the Company changed its name to HerbalOrganics.com, Inc. ("HerbalOrganics"). Prior to the acquisition, discussed below, the Company had not generated any revenues from operations and was considered a development stage enterprise, as defined in Financial Accounting Standards Board No. 7, whose operations principally involved research and development, market analysis, securing and establishing a new business, and other business planning activities.

      In September 2003, the Company formed a wholly-owned foreign subsidiary, Teleplus Retail Services, Inc. ("Retail"), a Canadian corporation formed under the laws of the province of Quebec. In October 2003, Retail acquired a significant amount of assets from, and assumed certain liabilities of, 3577996 Canada, Inc., a Canadian Business Corporation ("3577996") relating to 3577996's "TelePlus Consumer Services" business. Also in October 2003, Visioneer Holdings Group Inc. acquired control of the Company. 3577996 and Visioneer Holdings Group Inc. ("Visioneer") are controlled by the same shareholders. Marius Silvasan, the Company's Chief Executive Officer and sole Director, controls Visioneer and 3577996. Mr. Silvasan indirectly controls the Company through Visioneer.

      For accounting purposes, the transaction was treated as an acquisition of HerbalOrganics and a recapitalization of 3577996 with accounting treatment similar to that used in a reverse acquisition. 3577996 emerged as the accounting acquirer and the results of its operations carryover. The operations of HerbalOrganics are not carried over and were adjusted to $0. HerbalOrganics (which changed its name to TelePlus Enterprises, Inc.), however, remained as the legal reporting entity.

      Prior to the acquisition, 3577996 had operated the TelePlus Consumer Services business since 1999. As a result of the acquisition by Retail of the TelePlus Consumer Services business from 3577996 and a change in business focus, HerbalOrganics.com, Inc. changed its name to TelePlus Enterprises, Inc. Hereinafter, a reference to the Company or TelePlus includes a reference to the TelePlus Consumer Services business and vice-versa unless otherwise provided.

      In March 2003, the Company declared a 10:1 forward stock split. In October 2003, the Company declared a 2.375:1 forward stock split. The effects of the stock splits have been retroactively reflected in this report on Form 10-KSB unless otherwise stated.

BUSINESS OF THE ISSUER

      The Company is a vertically integrated provider of wireless and landline products and services across North America. The Company's retail division - TelePlus Retail Services, Inc. - owns and operates a national chain of TelePlus branded stores in major shopping malls, selling a comprehensive line of wireless and portable communication devices. TelePlus Wireless, Corp. operates a virtual wireless network selling cellular network access to distributors in the United States. TelePlus Connect, Corp. is a reseller of landline and long distance services including internet services.

      Currently there is a good fit between the Company's resources and the opportunities and threats posed by its external environment. The Company has a diversified product mix that is complemented with unique accessory offerings. The Company has prominently displayed, attractive, strategically located retail outlets, experienced employees and management and strong supplier relations. The Company believes that growth will to come in three folds.

GROWTH IN CANADA:

      The Company through its wholly owned subsidiary TelePlus Retail Services, Inc. currently operates 39 TelePlus branded stores in three Canadian provinces. The Company intends to increase to 70 the number of TelePlus branded stores by 2007. These stores are expected to be located in major metro centers. The Company completed in 2004 acquisition of two companies: SMARTCELL and CELLZ.

      The Company through its wholly owned subsidiary TelePlus Connect, Corp. is planning to offer landline and long distance prepaid services to selected individuals in Canada who cannot obtain basic telecom services from traditional telecom carriers. These individuals are often called the unbanked. Current estimates place the unbanked market in North America at 9.5% of total households and the market size is estimated at over $1 billion.

      To facilitate the rollout of this service the Company has negotiated and expects to soon sign definitive agreements to acquire 100% of the shares of Keda Consulting Corp. and Freedom Phones Lines. The Company also acquired Telizon on January 26th 2005.

      o Keda Consulting Corp. provides a broad range of management consulting services to the North American telecommunications industry, specializing in business development, sales/marketing, and operations. Once the acquisition of Keda is completed, it will change its name to TelePlus Connect Corp. and Keda's management will take over the operations of TelePlus' prepaid landline and long distance telephone service operations. The Company is expected to benefit from Keda's and Freedom's management teams which have much experience in the telecommunications industry. The Company believes a seasoned and experienced management team, familiar with all aspects of the rapidly growing and changing telecommunications business, is a key strategic asset.

      o Freedom Phone Lines, headquartered in Ontario, Canada, is a Bell Canada reseller of landline and long distance services, which services over 3,300 customers in the Ontario area and generates yearly revenues of $2.5 million and EBITDA of $0.300 million.

      o In January 2005, the Company entered into a definitive agreement to acquire Telizon, Inc., subject to the Company receiving financing for the deal. The terms of the acquisition call for the Company to pay $7.2 million in cash no later than 150 days from January 26, 2005. Telizon is a reseller of landline/long distance services and also an Internet service provider. Telizon has annual revenues of $12.0 million and EBITDA of $1.6 million. Management anticipates that the deal, if successfully completed, will accelerate the Company's business plan by 18 months, resulting in a revenue run rate of $30 million and EBITDA of over $1 million, as well as synergies with other Teleplus operations

GROWTH IN THE UNITED STATES:

      TelePlus intends to deploy a private label wireless program under the "TelePlus" brand name in the US. TelePlus Wireless Corp. ("TelePlus Wireless"), a wholly-owned subsidiary of TelePlus Enterprises, Inc. initiated deployment of the Company's MVNO during the month of October. Offering private label wireless services is commonly referred to as creating a Mobile Virtual Network Operator ("MVNO"). This market was developed first in Europe, where more than 20 MVNO's can be found. Virgin Mobile of England and Wireless Maingate of Sweden were among the first group of MVNO's launched in Europe. TelePlus intends to make its phone available at superstores and vending machines throughout the US.

      To facilitate the development and rollout of Teleplus' MVNO service, the Company announced:

      o In November 2004, an agreement with Consumer Cellular for the use of the AT&T Wireless network, now part of Cingular network, which called for the network to be the carrier of choice to run TelePlus' mobile virtual network; and

      o In January 2005, a distribution agreement with Mr. Prepaid. The agreement covers the distribution of Teleplus Wireless services across the Mr. Prepaid Network. Mr. Prepaid, based in the United States, supplies a variety of wireless phones, related accessories and wireless and long distance vouchers to over 700 retail points of distribution located on the East Coast of the United States. Additionally, it recently launched its own Mobile Virtual Network program under the UR MOBILE brand name.

      TelePlus has shown strong revenue growth from $1.4 million in 2000 to $12.2 million as of December 31, 2004. TelePlus delivers high consumer confidence and exceptional customer service, which is evidenced by winning 4 consecutive times the Canadian "Consumer's Choice Award" for best wireless retail business - 2002, 2003, 2004 & 2005.

PRINCIPAL PRODUCTS AND SERVICES

      TelePlus is a leading provider of wireless and portable communication devices in Canada. TelePlus' products include wireless handsets and services from major Canadian carriers, international phones, satellites, home phones and other mobile electronic devices including an exclusive line of international GSM world phones. Sales of these products accounted for over 75% of the Company's total revenue for the fiscal year ended December 31, 2004.

      Over the last few years, TelePlus has successfully negotiated distribution agreements with the major Canadian wireless providers as well as with a variety of communication vendors. Today, those agreements allow TelePlus to promote the following products and services, among others:

         PRODUCT/SERVICE                   PROVIDER/VENDOR

    * Wireless Products/Services           Fido Solutions, Telus Mobility, Bell
                                           Mobility, Virgin Mobile
    * Home Phones                          V-Tech, Sanyo, Siemens, Uniden
    * Pagers and 2-way Pagers              PageNet, Unipage,
    * Satellite Dish systems               StarChoice


      TelePlus' range of products offering has continuously increased since inception. TelePlus continuously re-evaluates its product offering to include items that have both solid retail potential and the ability to further boost demand for our existing product lines. TelePlus expects to continue developing its product offering over the next few years to become the premier choice of consumers seeking the purchase of wireless and portable communication devices.

      TelePlus is the largest small store multi-brand wireless retailer in the province of Quebec. The Company had $ 12,180,501 in sales revenue for the fiscal year ended December 31, 2004. The Company's wireless partners have identified the Company as a top wireless retailer due to high sales performance and excellent customer service. The Company markets its products and services to virtually every market segment. During the fiscal year ended December 31, 2004, TelePlus embarked on an aggressive five-year expansion plan, discussed in more detail below under "Item 6. Management's Discussion and Analysis."

      The Canadian wireless market consists of business clients and consumer users. The market for business clients can be further subdivided into operational users and professional users. Operational users include primarily firms which view wireless services and devices as a tool to increase productivity and reduce costs. Professional users primarily include users using wireless services and devices to facilitate communication and increase their availability to swiftly deal with customer and supplier demands. The consumer users market can be subdivided into families and youths.

      Each market segment gives particular importance to the different wireless market attributes. Business clients are more focused on awareness, networks, devices and standards whereas consumer users focus on awareness and price.
Operational users place more importance on standards and software than do professional users or consumer users.

      The Company selects retail outlets based on each Canadian wireless carrier's targeted market strategy and the importance that each market segment gives to the market attributes. Based on this information, the Company locates its retail outlets in malls in major metropolitan areas that have shown a consistent demographic increase over the last few years with similar or improving trends over the foreseeable future, the population of which predominately consists of young families or single professionals earning average to higher than average incomes.

DISTRIBUTION

      TelePlus has earned a reputation for revolutionizing the wireless marketplace in Canada. To differentiate its product offering from that of its competitors, TelePlus operates 39 TelePlus branded stores under the "one-stop wireless shop" concept. The Company has warehouses in Montreal and Toronto from which it distributes its products to the retail locations. The Company uses a sophisticated point-of-sale ("POS") system to manage its inventory requirements and efficiently distribute inventory to the retail locations.

      Teleplus provides its customers with a wide range of choices for wireless products and services from different service providers and manufacturers. TelePlus is not locked into an agreement with any one wireless service provider; therefore, the Company maintains the flexibility to provide its customers with more services than its competition. In addition, TelePlus' flexibility and speed, supported by its professional sales consultants, provides its customers with extensive technical support in both product knowledge and service programs. This "one-stop wireless shop" concept differs from the conventional wireless store business model employed by most of its competitors. The "one-stop wireless shop" concept delivers customers with an optimum wireless solution based on their particular needs and expectations.

      TelePlus does not set the retail prices that it charges for products sold to its customers. The Company's suppliers require the Company to sell the products at manufacturers' suggested retail prices. The strategy generally protects the Company's sales margins and limits price-based competition. However, during periods of intense competition among wireless carriers this strategy leads to price erosion particularly on handsets that are sold to first time buyers which tend to be very price conscientious as discussed in more detail under "Item 6. Management's Discussion and Analysis."

      The Company's suppliers provide a full refund policy on most of their products which the Company extends to its customers. This refund policy minimizes the Company's losses of margin as a result of returned products.

      In addition, the Company benefits of protection mechanisms from its suppliers that protect the Company's margins against erosion. Any changes in the retail price of handsets, which is the largest selling product in dollar value, allows the Company to claim the reduction in profit through carrier credits.

COMPETITIVE OVERVIEW

WIRELESS SECTOR

      The wireless industry is a vast and fast growing industry of the Telecommunications Sector. As time passes, wireless phones are becoming more and more commonplace. According to EMC, a leading researcher and publisher of intelligence about wireless markets, there are now more than 1 billion wireless phone subscribers worldwide and 50% of all calls in the world will soon be wireless. IDC estimates that total sales of worldwide mobile phones increased 20% in 2004 to 658 million units. Some key trends that investors should be aware of and are important in evaluating the industry's potential growth include the following:

      o The costs of acquiring and maintaining a wireless plan has dropped over the years as a result of pricing pressures, promotional events by carriers, and increased customer churn (customer churn is defined as the number of clients who cancel their contract with the carrier prior to the end of the term);

      o The wireless telecommunications industry is experiencing (and will continue to experience) significant technological change, which has led wireless carriers to upgrade their wireless networks capabilities and rollout new product and service offerings, such as photos, music, and wireless Internet (Wi-FI);

      o Wireless phone manufactures, such as Samsung, LG, and Pantech, are now marketing next generation phones with advanced features;

      o The image of wireless devices has changed from a luxury gadget to a business and entertainment tool. Moreover, the Yankee Group has stated that Americans are now looking at wireless service as a utility rather than a novelty;

      o     Wireless number  portability,  which recently took effect,  provides
            customers  with  more   flexibility  when  choosing  a  carrier  and
            increases the rate of new activations; and

      o According to J.D. Power, consumers are increasingly more satisfied with their wireless service, call quality, and cost.

CANADIAN WIRELESS INDUSTRY

      According to industry data, by the end of 2005, more than half of all Canadians will be mobile phone customers. Canadians currently use more than 12 million wireless phones on a daily basis. According to the Canadian Radio-television and Telecommunications Commission, the wireless industry is a key driver of the Canadian Telecommunications sector, consistently posting double digit sales gains; recently increasing 13% to over $8 billion. The Canadian Wireless Telecommunications Association estimates that in 2004 there were over 13.6 million wireless subscribers, including 10.4 million postpaid and
3.2 million prepaid.

      In Canada, consolidation amongst wireless carriers has been a trend. Recently, Rogers Wireless announced deals with AT&T Wireless and Microcell that has positioned it as the largest carrier of wireless services in Canada, with about 37% market share or 5.298 million subscribers. Other major carriers, in market share order, include Bell Mobility, a unit of BCE (NYSE: BCE), with a 33% market share and TELUS Mobility with a 26% market share.

AMERICAN WIRELESS INDUSTRY

      The vastness and fast growing nature of the American wireless industry is illustrated by the following statistics: In a January 2005 Business Week article, Gartner estimated that 2005 wireless revenues will grow 11% to $122.5 billion;

      o Euromonitor, in a July 2003 report, estimated that in 2003 the retail post-paid wireless industry totaled $3.8 billion, and is expected to reach $5.1 billion by 2007. Atlantic-ACM estimated in February 2003, that the pre-paid retail wireless industry will grow from $4.4 billion in 2003 to $9.5 billion in 2007;

      o According to J.D. Power, 59% of the U.S. households have a wireless phone connection. Industry analysts project that penetration rates will reach 60% to 70% by 2005;

      o The Yankee Group stated in an August 2004 report that 50% of 13 to 17 year olds have a wireless phone, a sizable increase from a 2003 survey in which 33% of teens were reported to have a wireless phone. Increased penetration of this segment of the population has been driven by an increase in marketing of family plans;

      o The Yankee Group also projected that by the end of 2006, there will be over 200 million wireless phone subscribers;

      o The Federal Communication Commission (FCC) stated in a September 2004 report that 97% of the total domestic population live in an area in which at least three carriers offer wireless services;

      o The FCC also found that at the end of 2003 there were 160.6 million wireless subscribers, a 13.3% increase from the end of 2002. These subscribers used their service, on average, 500 minutes per month. Minute usage increased by 17.1% over the prior year driven by an increase in text messaging and more advanced headsets that were utilized for advanced and novel leisure and entertainment purposes; and

      o According to First Global Research, the domestic wireless market is adding 4 to 5 million net new subscribers each quarter.

      The major wireless carriers in the United States in order of subscribers are Cingular (a joint venture of BellSouth Corp. and SBC Communications Inc.), Verizon Wireless (a unit of Verizon), SprintPCS, TMobile (a unit of Deutsche Telekom), and Nextel. According to Bear Stearns and Baird, these operators at last count had over 138 million subscribers and last twelve months revenues of over $80 billion. The five major carriers have over 80% market share of the total wireless market in the United States of 172 million at the end of the third quarter of 2004.

      Consolidation amongst carriers in the United States has also been an ongoing trend. In late 2004, Cingular finalized its combination with AT&T Wireless. More recently, Sprint and Nextel have stated their intention to combine. Consolidation is also apparent in the second tier as Western Wireless (NASDAQ: WWCA), a regional wireless carrier, is in the midst of being acquired by Alltel (NYSE: AT), the sixth largest wireless carrier.

      According to the AP, the FON/NXTL deal would fortify Sprint's position as the nation's third largest wireless service provider behind Cingular Wireless and Verizon Wireless and have 35 million wireless subscribers and $40 billion in annual revenue. The Alltel and Western Wireless deal would create a $10 billion Company with 9.8 million subscribers or about 6% of the wireless market in the United States.

      According to Bloomberg, industry consolidation is occurring due to a more competitive business environment. Carriers are suffering from lower average price per minute and a lower rate of new subscribers being added to the overall subscriber base.

RETAIL WIRELESS INDUSTRY OVERVIEW

      The Company's primary business is wireless retail operations in Canada. The Canadian and Worldwide retail wireless industry (post-paid and pre-paid) is a huge and fast growing industry in the Retail Technology Sector. (FYI: post-paid customers subscribe to a monthly service plan usually under a one or two year contract, while pre-paid customers typically do not sign a contractual agreement with a cellular carrier. Consumers typically buy airtime in $20 to $100 denominations at a higher per minute rate than most postpaid plans).

      The retail wireless industry is highly competitive and fragmented, with no dominant player. The Company's retail operations primarily compete with a variety of small distributors and specialized retailers, such as Cabine Telephonique and Wireless Wave, that focus on a particular segment of the market, as well as a few single large distributors/retailers in Canada that offer a broad range of products, including FutureShop, Office Depot (NYSE: ODP), and Best Buy (NYSE: BBY). Competition may also come from the Company's own suppliers/distributors/carriers who sell directly to commercial and retail customers. Additionally, a number of companies (well known and obscure) have established e-commerce operations targeted at the wireless consumer.

      Competition in the industry is based on product quality, competitive pricing, delivery efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate changes in technology and customer preferences.

      Publicly traded companies in the United States that have retail wireless operations include: Circuit City (NYSE: CC), BestBuy, FTS Group (OTC BB: FLIP), Office Depot (NYSE: ODP), and RadioShack (NYSE: RSH).

MVNO MARKET OVERVIEW

      Mobile Virtual Network Operators (MVNOs), which buy mobile services from established wireless operators and resell the service under their own brand names, were first developed in Europe, where there are currently over 20 MVNO's, including Virgin Mobile and Wireless Maingate. These two companies are believed to be two of the early pioneers in this space. Others companies that have or are developing MVNO offerings in North America include AT&T (NYSE: T), Boost, ESPN, Tracfone, Qwest (NYSE: Q), and Vonage.

      In a recent article in the Wall Street Journal, the author mentioned that industry watchers believe Virgin Mobile USA, an MVNO with over 2 million subscribers that resells access to the Sprint network, is set to go public in the near future. If this should occur, it would represent the only pure publicly traded MVNO Company in the United States. Already, Virgin Mobile UK, an MVNO with over 4 million subscribers in the UK that resells access to the T-Mobile network, is publicly traded in Europe.

      The primary advantage of operating as an MVNO is that such an operation requires much less capital and overhead than the operations of a traditional wireless carrier. An MVNO simply utilizes existing networks from established carriers. However, substantial amounts of monies may be needed to build brand recognition and pay for access to a carrier's network.

      A secondary advantage to retail oriented companies, such TLPE, is that an MVNO offering may provide opportunity to expand its overall margins as it picks up incremental revenues at higher margins.

DEPENDENCE ON ONE OR A FEW CUSTOMERS

      As of December 31, 2004, amounts due from two customers amounted to 99% of total trade accounts receivable. One customer accounted for 28% of total revenues for the year ended December 31, 2004.

INTELLECTUAL PROPERTY

      TelePlus filed an application to obtain "SimplySellular" as a trademark which it was granted January 7th 2005.

NEED FOR GOVERNMENT APPROVAL

      TelePlus does not need any government approval.

EMPLOYEES

      TelePlus has a total of 175 employees, 140 of which are employed on a full-time basis.

RECENT BUSINESS DEVELOPMENTS

      On July 12, 2004, Teleplus secured $11,000,000 in financing from Cornell Capital Partners LP. The terms of the transaction call for TelePlus to receive initial funding in the amount of $1,000,000 payable in three (3) installments:
$450,000 payable on closing, $400,000 payable upon filing of a registration statement and the balance of $150,000 payable upon the registration statement becoming effective. As part of the transaction the Company also secured $10,000,000 under a Standby Equity Agreement. Teleplus can draw the funds under the Standby Equity Agreement over a 24 month period based on Teleplus' funding requirements subject to an effective registration with the SEC which became effective Oct 1st 2004. The proceeds will be used to finance existing and future acquisitions, capital expenditures, increases in inventory and for general working purposes. As at October 10, 2004 Teleplus has received the initial $1,000,000 pertaining to this agreement. Teleplus has set up a convertible debenture on its balance sheet to account for this Transaction. Agreements pertaining to the financing arrangement were filed. In connection with the Standby Equity Agreement Teleplus issued 258,098 shares of common stock as financing costs.

      As at December 31, 2004 Teleplus has received an additional $ 1,750,000 from Cornell Capital Partners LP. These funds were drawn against the $10,000,000 Standby Equity Agreement that was secured on July 16, 2004.


      In October 2004, the Company signed a Letter of Intent (LOI) to acquire all of the assets, except the phone card business assets, of US based Mr. Prepaid. The terms of the transaction call for TelePlus to pay a combination of cash and stock compensation valued at up to approximately USD$3 million to the principals of Mr. Prepaid. January 18, 2005 after conducting a thorough due diligence review of Mr. Prepaid, the Company and its strategic advisors have decided that the prudent decision is not to proceed with the acquisition. Rather, It was decided that a network wide distribution agreement would be more beneficial to the Company at this time, the details of which are as follows:

      o Shareholder Dilution - TelePlus and its strategic advisors determined that a network wide distribution agreement would reap substantially the same benefit to the Company without creating any dilution for shareholders

      o Focus On Core Competency - Our due diligence process indicated that an acquisition of Mr. Prepaid would require significant attention and resources towards initiatives that did not involve our core competency and would divert management from its plan to establish TelePlus as a significant participant within our industry.

      o Highest and Best Use of Company Resources - It was determined that use of TelePlus cash and human resources would generate a far greater return on investment if aimed towards developing a national distribution network, as opposed to the narrower geographical reach of Mr. Prepaid.

      o Capitalizing on Focused Opportunities - TelePlus has and will have the opportunity to take advantage of business opportunities that are focused on our core industry strengths. As such, it was determined that capitalizing on such opportunities would yield greater returns on investment and equity than any acquisition of Mr. Prepaid could.

      In November 2004, the Company hired Kelly McLaren as its new COO and President.

      In December 2004, the Company announced it had signed a definitive agreement to acquire 100% of the shares of Freedom Phones Lines. Freedom Phone Lines, headquartered in Ontario, Canada, is a Bell Canada reseller of landline and long distance services, which serves over 3,300 customers in the Ontario area and generates yearly revenues of $2.5 million and EBITDA of $0.300 million. The terms of the acquisition call for the Company to pay $0.480 million in cash upon closing and issue $0.480 million worth of shares also upon closing to the shareholders of Freedom.

      In December 2004, the Company announced it had signed a definitive agreements to acquire 100% of the shares of Keda Consulting Corp. Keda Consulting Corp. provides a broad range of management consulting services to the North American telecommunications industry, specializing in business development, sales/marketing, and operations. Once the acquisition of Keda is completed, it will change its name to TelePlus Connect Corp. and Keda's management will take over the operations of TelePlus' prepaid landline and long distance telephone service operations. The Company is expected to benefit from Keda's and Freedom's management teams which have much experience in the telecommunications industry. The Company believes a seasoned and experienced management team, familiar with all aspects of the rapidly growing and changing telecommunications business, is a key strategic asset. The terms of the transaction call for TelePlus to pay the shareholders of Keda on an earn-out basis up to $16 million based on the achievement by TelePlus Connect of specific EBITDA benchmarks during the next 48 months.

      In January 2005, the Company announced it entered into a definitive agreement to acquire Telizon, Inc., subject to The Company receiving financing for the deal. The terms of the acquisition call for the Company to pay $7.2 million in cash no later than 150 days from January 26, 2005. Telizon is a reseller of landline/long distance services and also an Internet service provider. Telizon has annual revenues of $12.0 million and EBITDA of $1.6 million.

ITEM 2. DESCRIPTION OF PROPERTY

      TelePlus currently has in place 39 leases for various properties, consisting of 38 retail store leases and 1 lease for its principal office in Montreal Canada. The retail stores are located in provinces of Quebec, Ontario and British Columbia, Canada. The retail stores vary in size from 300 to 700 square feet. The Company's principal office is located in approximately 5,500 square feet of leased office. The aggregate monthly rental commitment for the retail stores is USD$105,999. The monthly rental commitment for the principal office is USD$5,834. The term of the leases vary between 2 to 5 years.

ITEM 3. LEGAL PROCEEDINGS

      The following proceedings have been instigated against the Company. The Company does not believe that the following legal proceedings would have a materially adverse impact on the Company's business or its results of operations, nevertheless such proceedings are disclosed.

      Goods and Services. TelePlus is currently defending an action instigated against it by one of its suppliers. Such supplier claims that the Company defaulted on the payment of goods sold by supplier to the Company. The Company claims that it failed to pay the goods sold by supplier because such goods were purchased contingent on supplier making available to the Company wireless network access which supplier failed to provide. The Company is unable to sell these goods at retail and has attempted, without success, to return the goods to the supplier. The supplier has refused to take the goods back. Total liability to the Company, if it losses the claim, may reach a maximum of $20,000.

      Proposed Tax Assessment. Teleplus is involved in proceedings with the Minister of Revenue of Quebec ("MRQ"). The MRQ has proposed an assessment of for the Goods and Services Tax ("GST") and Quebec Sales Tax ("QST") of approximately CDN$474,000 and penalties of approximately CDN$168,000. The proposed tax assessment is for CDN$322,000 for QST and CDN$320,000 for GST. Teleplus believes that certain deductions initially disallowed by the MRQ for the QST are deductible and is in the process of compiling the deductions to the MRQ. It is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

      Wrongful Dismissal: A former employee of TelePlus retail Services, Inc., a subsidiary of the Company, has instigated a claim in Quebec Superior Court in the amount of $90,000 against the Company for wrongful dismissal. The Company doesn't believe the claim to be founded and intends to vigorously contest such claim. The parties are at discovery stages.

The Company has instigated the following claim against Wal-Mart Canada, corp.:

      Wal-Mart Canada, Corp. The Company's subsidiary, TelePlus Management, has instigated September 23rd, 2004 in the Ontario Superior Court of Justice a USD$2.3 million claim against Wal-Mart Canada Corp. for breach of agreement. Parties are at discovery stages.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

      None

                                     PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

"Bid" and "asked" offers for the common stock are listed on the NASDAQ OTC-Bulletin Board published by the National Quotation Bureau, Inc. The Company's common stock began trading in the first quarter of 2003, under the trading symbol, "HBOG". The symbol was changed to "TLPE" in connection with the Company's name change on October 10, 2003.

The following table sets forth the high and low bid prices for the Company's common stock for the periods indicated as reported by the NASDAQ OTC-Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                     Bid Prices

Quarter Ended                                   High               Low
-------------                                 --------           --------
December 31, 2004                             $   0.42           $   0.37
September 30, 2004                            $   0.47           $   0.42
June 30, 2004                                 $   0.74           $   0.65
March 31, 2004                                $   2.57           $   2.47

There were 78 holders of record of the common stock as of March 28, 2005. The Company has never paid a cash dividend on its common stock and does not anticipate the payment of a cash dividend in the foreseeable future. The Company intends to reinvest in its business operations any funds that could be used to pay a cash dividend. The Company's common stock is considered a "penny stock" as defined in certain rules (the "Rules") under the Securities Exchange Act of 1934. In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The SEC's rules regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus the Rules affect the ability of broker-dealers to sell the Company's shares should they wish to do so because of the adverse effect that the Rules have upon liquidity of penny stocks. Unless the transaction is exempt under the Rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for the Company's securities may be severely adversely effected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers of the securities to resell them.

RECENT SALES OF UNREGISTERED SECURITIES

      None.

CHANGES IN SECURITIES

      In October, 2004 we issued 223,664 shares to Cornell Capital Partners ("Cornell") in connection with the partial repayment of a Promissory Note and Convertible Debenture outstanding with Cornell.

      In November, 2004 we issued 839,642 shares to Cornell Capital Partners ("Cornell") in connection with the partial repayment of a Promissory Note and Convertible Debenture outstanding with Cornell.

      In December, 2004, the Company issued an aggregate of 140,000 shares of its common stock, $.001 par value per share which were not registered under the Act to the Cellz principals in connection with the acquisition of Cellz. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

      In December, 2004, the Company issued an aggregate of 120,000 shares of its common stock, $.001 par value per share which were not registered under the Act to the SmartCell principals in connection with the acquisition of SmartCell. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

      In December, 2004 we issued 10,000 shares of our common stock to Michael Karpheden, a director of the Company, as director's compensation pursuant to a private placement.

      In December, 2004 we issued 10,000 shares of our common stock to Hakan Wretsell, a director of the Company, as director's compensation pursuant to a private placement.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This report contains forward looking statements within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results, including those set forth under "Factors that may affect future results" in this Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this report. The following discussion and analysis should be read in conjunction with "Selected Financial Data" and the Company's financial statements and notes thereto included elsewhere in this report.

OVERVIEW

      The Company was originally incorporated in Nevada as Terlingua Industries, Ltd. on April 16, 1999. The Company's business plan was to engage in online marketing and distribution of organic herbal supplements in an international market. On January 27, 2000, the Company changed its name to HerbalOrganics.com, Inc. ("HerbalOrganics"). Prior to the transactions discussed below, the Company had not generated any revenues from operations and was considered a development stage enterprise, as defined in Financial Accounting Standards Board No. 7, whose operations principally involved research and development, market analysis, securing and establishing a new business, and other business planning activities.

      On October 10, 2003, Visioneer Holdings Group Inc. ("Visioneer") subscribed to purchase 18,050,000 restricted, newly issued shares of the Company's common stock, $.001 par value per share. Also on that same date, Visioneer purchased 23,750,000 shares of issued and outstanding common stock from Thomas Whalen, the Company's former Chief Executive Officer. As a result of the subscriptions and the purchase, control of the Company shifted to Marius Silvasan, the beneficial owner of Visoneer.

      In September 2003, the Company formed a wholly-owned subsidiary, Teleplus Retail Services, Inc., a Quebec, Canada Corporation ("Teleplus Retail"). In October 2003, Teleplus Retail purchased substantially all of the assets of 3577996 Canada Inc., a Canada Business Corporation ("3577996"), that related to 3577996's "TelePlus Consumer Services" business.

      The Company is a vertically integrated provider of wireless and landline products and services across North America. The Company's retail division - TelePlus Retail Services, Inc. - owns and operates a national chain of TelePlus branded stores in major shopping malls, selling a comprehensive line of wireless and portable communication devices. TelePlus Wireless, Corp. operates a virtual wireless network selling cellular network access to distributors in the United States. TelePlus Connect, Corp. is a reseller of landline and long distance services including internet services.

MARKETING STRATEGY

      Currently there is a good fit between the Company's resources and the opportunities and threats posed by its external environment. The Company has a diversified product mix that is complemented with unique accessory offerings. The Company has prominently displayed, attractive, strategically located retail outlets, experienced employees and management and strong supplier relations. The Company believes that growth will to come in three folds.

GROWTH IN CANADA:

      The Company through its wholly owned subsidiary TelePlus Retail Services, Inc. currently operates 39 TelePlus branded stores in three Canadian provinces. The Company intends to increase to 70 the number of TelePlus branded stores by 2007. These stores are expected to be located in major metro centers. The Company completed in 2004 acquisition of two companies: SMARTCELL and CELLZ.

      The Company through its wholly owned subsidiary TelePlus Connect, Corp. is planning to offer landline and long distance prepaid services to selected individuals in Canada who cannot obtain basic telecom services from traditional telecom carriers. These individuals are often called the unbanked. Current estimates place the unbanked market in North America at 9.5% of total households and the market size is estimated at over $1 billion.

      To facilitate the rollout of this service the Company has negotiated and expects to soon sign definitive agreements to acquire 100% of the shares of Keda Consulting Corp. and Freedom Phones Lines. The Company also acquired Telizon, Inc. on January 26th 2005.

      o Keda Consulting Corp. provides a broad range of management consulting services to the North American telecommunications industry, specializing in business development, sales/marketing, and operations. Once the acquisition of Keda is completed, it will change its name to TelePlus Connect Corp. and Keda's management will take over the operations of TelePlus' prepaid landline and long distance telephone service operations. The Company is expected to benefit from Keda's and Freedom's management teams which have much experience in the telecommunications industry. The Company believes a seasoned and experienced management team, familiar with all aspects of the rapidly growing and changing telecommunications business, is a key strategic asset.

      o Freedom Phone Lines, headquartered in Ontario, Canada, is a Bell Canada reseller of landline and long distance services, which services over 3,300 customers in the Ontario area and generates yearly revenues of $2.5 million and EBITDA of $0.300 million.

      o In January 2005, the Company entered into a definitive agreement to acquire Telizon, Inc., subject to the Company receiving financing for the deal. The terms of the acquisition call for the Company to pay $7.2 million in cash no later than 150 days from January 26, 2005. Telizon is a reseller of landline/long distance services and also an Internet service provider. Telizon has annual revenues of $12.0 million and EBITDA of $1.6 million. Management anticipates that the deal, if successfully completed, will accelerate the Company's business plan by 18 months, resulting in a revenue run rate of $30 million and EBITDA of over $1 million, as well as synergies with other Teleplus operations

GROWTH IN THE UNITED STATES:

      TelePlus intends to deploy a private label wireless program under the "TelePlus" brand name in the US. TelePlus Wireless Corp. ("TelePlus Wireless"), a wholly-owned subsidiary of TelePlus Enterprises, Inc. initiated deployment of the Company's MVNO during the month of October. Offering private label wireless services is commonly referred to as creating a Mobile Virtual Network Operator ("MVNO"). This market was developed first in Europe, where more than 20 MVNO's can be found. Virgin Mobile of England and Wireless Maingate of Sweden were among the first group of MVNO's launched in Europe. TelePlus intends to make its phone available at superstores and vending machines throughout the US.

      To facilitate the development and rollout of Teleplus' MVNO service, the Company announced:

      o In November 2004, an agreement with Consumer Cellular for the use of the AT&T Wireless network, now part of Cingular network, which called for the network to be the carrier of choice to run TelePlus' mobile virtual network; and

      o In January 2005, a distribution agreement with Mr. Prepaid. The agreement covers the distribution of Teleplus Wireless services across the Mr. Prepaid Network. Mr. Prepaid, based in the United States, supplies a variety of wireless phones, related accessories and wireless and long distance vouchers to over 700 retail points of distribution located on the East Coast of the United States. Additionally, it recently launched its own Mobile Virtual Network program under the UR MOBILE brand name.

COMPARISON OF OPERATING RESULTS

FISCAL YEAR ENDED DECEMBER 31, 2004 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2003

      Sales revenues for the fiscal year ended December 31, 2004 increased $4,528,526(or 59%) to $12,180,501 as compared to $7,651,975 for the fiscal year ended December 31, 2003. The increase in sales revenues was primarily to acquisition of new stores and opening of new retail outlets by the Company.

      Cost of revenues for the year ended December 31, 2004 increased $3,305,435 (or 59%) to $8,882,478 as compared to $5,577,043 for the fiscal year ended December 31, 2003. The Company maintained the same cost of revenues 73% for the fiscal year ended December 31, 2004 as compared to the fiscal year ended December 31, 2003.

      Gross profit as a percentage of sales ("gross profit margin") was unchanged at 27% for the fiscal year ended December 31, 2004 as compared to the fiscal year ended December 31, 2003. The Company was able to increase the overall revenues of the Company and maintain the same gross profit margin as was achieved by lower sales for the fiscal year ended December 31, 2003.

      General, administrative, ("G&A") expense for the fiscal year ended December 31, 2004 increased $1,323,155 (or 50%) to $3,975,318 as compared to $2,652,163 for the fiscal year December 31, 2003. The increase in G&A was due to higher store operating costs associated with the increase in the number of stores, increase in head office costs to support the expansion of the Company through the end of 2004, and increased costs associated with acquisitions and costs incurred in obtaining additional financing.

      The Company increased its advertising expense for the fiscal year ended December 31, 2004 by $14,000 (or 52%) to $41,000 as compared to $27,000 for the fiscal year ended December 31, 2003. The increase in advertising expense was due to increased number of stores for the fiscal year ended December 31, 2004.

      Interest expense increased to $71,904 for the fiscal year ended December 31, 2004 from $3,706 for the fiscal year ended December 31, 2003 The increase was due mainly to the accrual of interest on the convertible debt and promissory note as part of the capital raised by the Company during the fiscal year ended December 31, 2004.

      The Company had a net loss of $1,073,970 for the fiscal year ended December 31, 2004, as compared to net loss of $715,787 for the fiscal year ended December 31, 2003. The increase in net loss was due mainly to an increase in the Company's depreciation and amortization expense of intangible assets, interest expenses and one time non recurring expenses. The total increase in these expenses was $363,480 reaching $536,675 during the fiscal year ended December 31, 2004 compared to $173,195 during the fiscal year ended December 31, 2003.

      As of December 31, 2004, the Company had an accumulated deficit of $1,759,130.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 COMPARED TO THE THREE MONTHS ENDED DECEMBER 31, 2003

Sales revenues for the quarter ended December 31, 2004 increased $3,996,467 (or 33%) as compared to $2,756,959 for the quarter ended December 31, 2003. The increase in sales is due to the increase in the number of retail outlets versus the previous year.

Cost of revenues for the quarter ended December 31, 2004 increased $2,871,478 (or 48%) as compared to $1,826,833 for the quarter ended December 31, 2003. The increase in cost of revenues is due to the increase in the number of stores and lower carrier incentives versus the previous year.

Gross profit as a percentage of sales ("gross profit margin") decreased to 28% for the quarter ended December 31, 2004 from 34% for the quarter ended December 31, 2003. The decrease is due mainly to lower carrier incentives paid to the Company as compared to the quarter ended December 31, 2003.

General, Administrative ("G&A) expense for the quarter ended December 31, 2004 increased $1,117,761 (or 39%) as compared to $796,438 for the quarter ended December 31, 2003. The increase in G&A was due mainly to the increase in new store locations in 2004, costs incurred in acquisitions and costs incurred in obtaining new financing.

The Company had a net operating profit of $7,228 for the quarter ended December 31, 2004 but had a net loss of $ 237,498 for such quarter, as compared to a net profit of $ 53,248 for the quarter ended December 31, 2003. The net loss was mainly due to an increase in the Company's depreciation and amortization of intangible assets and interest expenses. The total increase in these expenses was $197,091 for the quarter ended December 31, 2004.

LIQUIDITY AND CAPITAL RESOURCES

      As of December 31, 2004, total current assets were $3,096,674 which consisted of $383,313 of cash, $1,257,865 of accounts receivable, $1,080,024 of inventories, and $375,472 of prepaid expenses.

      As of December 31, 2004, total current liabilities were $4,792,542 which consisted of $2,254,880 of accounts payable expenses, $628,662 of accrued expenses, $359,000 of stock obligations expenses, and 1,550,000 of a promissory note.

      The Company had negative net working capital at December 31, 2003 of $(1,695,868). The ratio of current assets to current liabilities was 0.66.

      The Company had a net increase in cash of $282,509 for the fiscal year ended December 31, 2004 as compared to a net increase in cash of $24,667 for the fiscal year ended December 31, 2003. Cash flows from financing activities represented the Company's principal source of cash for the fiscal period ended December 31, 2004 and ended December 31, 2003. Cash flows from financing activities during the fiscal period ended December 31, 2004 were $2,431,019, consisting of proceeds in the amount of $160,658 from the issuance of common stock, $1,577,973 from the issuance of a promissory note, and $692,388 from the issuance of convertible debentures. During the fiscal year ended December 31, 2003, the Company made $12,789 of payments on loans payable to shareholder and received $675,838 from the issuance of common stock.

      During the fiscal period ended December 31, 2004, the Company had $1,316,192 cash used in operating activities as compared to the fiscal period ended December 31, 2003, where the Company had $136,205 cash used in operating activities. The cash used in operating activities for the fiscal year ended December 31, 2004 was due to accounts receivable that increased by $53,572, inventories that increased by $61,165, prepaid expenses that increased by $279,325, accounts payable that decreased by $341,918 which were offset by other assets that decreased by $98,786 and accrued liabilities that increased by $70,201. The cash used in operating activities for the fiscal year ended December 31, 2003 was due to accounts receivable that increased by $1,021,362, inventories that increased by $226,293, prepaid expenses that increased $67,893, other assets that increased by $74,939, and income taxes payable that decreased by $28,898 which were offset by accounts payable that increased by $1,515,116, and accrued expenses that increased by $346,411.

      Capital expenditures were $659,180 for the fiscal period ended December 31, 2004 as compared to $505,809 for the fiscal year ended December 31, 2003. The Company used $ 170,839 to acquire other companies in 2004. The expenditures represent negative cash flows from investing activities.

      The Company requires additional capital to support strategic acquisitions and its current expansion plans. The Company currently has in place a revolving credit facility with a third party. Such facility provides the Company access with up to $10M in financing based on the Company's needs and subject to certain conditions. Should the Company not be able to draw down on such credit facility as required this may require the Company to delay, curtail or scale back some or all of its expansion plans. Any additional financing may involve dilution to the Company's then-existing shareholders.

COMMITMENTS FOR OPERATING LEASES:

      The Company has several operating leases, primarily for office space and storage under which the Company is required to pay operating costs such as maintenance and insurance. Rental expense for the operating leases for the years ended December 31, 2004 and 2003 was $1,018,007 and $657,132, respectively. As of December 31, 2004, the minimum lease payment under these leases during 2005 was $830,287.

RISK FACTORS

      Management Recognizes That We Must Raise Additional Financing To Fund Our Ongoing Operations And Implement Our Business Plan. The Company requires additional capital to support strategic acquisitions and its current expansion plans. The Company currently has in place a revolving credit facility with a third party. Such facility provides the Company access with up to $10M in financing based on the Company's needs and subject to certain conditions. Should the Company not be able to draw down on such credit facility as required this may require the Company to delay, curtail or scale back some or all of its expansion plans. Any additional financing may involve dilution to the Company's then-existing shareholders.

      We Are Currently Involved In Legal Proceedings With The Minister Of Revenue Of Quebec, Canada, The Outcome Of Which Could Have A Material Adverse Affect On Our Financial Position. 3577996 Canada Inc. is involved in legal proceedings with the Minister of Revenue of Quebec. The Minister of Revenue of Quebec has proposed a tax assessment of approximately $474,000CDN and penalties of approximately $168,000CDN. The proposed tax assessment is for $322,000CDN for Quebec Sales Tax and $320,000CDN for Goods and Services Tax. 3577996 believes that certain deductions initially disallowed by the Minister of Revenue of Quebec for the Quebec Sales Tax are deductible and we are in the process of compiling the deductions for the Minister of Revenue of Quebec. It is possible that the outcome of these proceedings could have a material adverse affect on our cash flows or our results of operations,

      Our  Inability  To Secure  Competitive  Pricing  Arrangements  In A Market
Dominated  By Larger  Retailers  With Higher  Financial  Resources  Could Have A
Material Adverse Affect On Our Operations. Profit margins in the wireless and communication industry are low. Our larger competitors, who have more resources, have the ability to reduce their prices significantly lower than current prices. This would further reduce our profit margins. Should such an event occur and management chose not to offer competitive prices, we could lose our market share. If we chose to compete, the reduction in profit margins could have a material adverse effect on our business and operations.

      We Have Historically Lost Money And Losses May Continue In The Future, Which May Cause Us To Curtail Operations. Since 2003 we have not been profitable and have lost money on both a cash and non-cash basis. For the year ended December 31, 2004 we incurred a net loss of $1,073,970 and our accumulated deficit was $1,759,130. Our net loss for the year ended December 31, 2003 was $715,787 and our accumulated deficit at the end of December 31, 2003 was $685,160. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

      We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets On December 31, 2003 And 2004, Were Not Sufficient To Satisfy Our Current Liabilities And, Therefore, Our Ability To Continue Operations Is At Risk. We had a working capital deficit of $1,695,868 for the year ended December 31, 2004 and $788,117 for the year ended December 31, 2003, which means that our current liabilities exceeded our current assets on December 31, 2004 by $1,695,868 and by $788,117 on December 31, 2003. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on December 31, 2004, and on December 31, 2003 were not sufficient to satisfy all of our current liabilities on those dates. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise additional capital or debt to fund the deficit or curtail future operations.

      Our Obligations Under The Secured Convertible Debentures Are Secured By All of Our Assets. Our obligations under the secured convertible debentures, issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of the secured convertible debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cease operations.

      Our  Common  Stock May Be  Affected  By  Limited  Trading  Volume  And May
Fluctuate Significantly, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock. Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact shareholders' ability to sell shares of our common stock.

      Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements. Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, AS AMENDED. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      o Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

      We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations. Our success largely depends on the efforts and abilities of key executives, including Marius Silvasan, our Chief Executive Officer, Robert Krebs, our Chief Financial Officer, Kelly McLaren, our Chief Operating Officer, Suzanne Pownall, our Director of Sales and Marketing, Jeanne Chan, our Vice President of Procurement and Operations The loss of the services of any of the foregoing persons could materially harm our business because of the cost and time necessary to find their successor. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on any of the foregoing persons. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

      We Are  Subject  to  Price  Volatility  Due to Our  Operations  Materially
Fluctuating. As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

      o     our ability to retain existing clients and customers;

      o     our ability to attract new clients and customers at a steady rate;

      o     our ability to maintain client satisfaction;

      o     the extent to which our products gain market acceptance;

      o     the timing and size of client and customer purchases;

      o     introductions of products and services by competitors;

      o     price competition in the markets in which we compete;

      o     our ability to attract, train, and retain skilled management,

      o     the amount and timing of  operating  costs and capital  expenditures
            relating  to  the  expansion  of  our  business,   operations,   and
            infrastructure; and

      o general economic conditions and economic conditions specific to the wireless and portable communication device industry.

      We May Not Be Able To Compete Effectively In Markets Where Our Competitors Have More Resources. Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than TelePlus. Based on total assets and annual revenues, we are significantly smaller than many of our competitors. Similarly, we compete against significantly larger and better-financed companies in our business. We may not successfully compete in any market in which we conduct business currently or in the future. The fact that we compete with established competitors who have substantially greater financial resources and longer operating histories than us, enables them to engage in more substantial advertising and promotion and attract a greater number of customers and business than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability.

      Our Limited Operating History In Our Industry Makes It Difficult To Forecast Our Future Results. As a result of our limited operating history, our historical financial and operating information is of limited value in predicting our future operating results. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could force us to curtail or cease our business operations.

      If We Do Not Successfully Establish Strong Brand Identity In The Markets We Are Currently Serving, We May Be Unable To Achieve Widespread Acceptance Of Our Products. We believe that establishing and strengthening our products is critical to achieving widespread acceptance of our future products and to establishing key strategic relationships. The importance of brand recognition will increase as current and potential competitors enter the market with competing products. Our ability to promote and position our brand depends largely on the success of our marketing efforts and our ability to provide high quality products and customer support. These activities are expensive and we may not generate a corresponding increase in customers or revenue to justify these costs. If we fail to establish and maintain our brand, or if our brand value is damaged or diluted, we may be unable to attract new customers and compete effectively.

      Future Acquisitions May Disrupt Our Business And Deplete Our Financial Resources. Any future acquisitions we make could disrupt our business and seriously harm our financial condition. We intend to consider investments in complementary companies, products and technologies. While we have no current agreements to do so, we anticipate buying businesses, products and/or technologies in the future in order to fully implement our business strategy. In the event of any future acquisitions, we may:

      o issue stock that would dilute our current stockholders' percentage ownership;

      o     incur debt;

      o     assume liabilities;

      o incur amortization expenses related to goodwill and other intangible assets; or

      o     incur large and immediate write-offs.

The use of debt or leverage to finance our future acquisitions should allow us to make acquisitions with an amount of cash in excess of what may be currently available to us. If we use debt to leverage up our assets, we may not be able to meet our debt obligations if our internal projections are incorrect or if there is a market downturn. This may result in a default and the loss in foreclosure proceedings of the acquired business or the possible bankruptcy of our business.

Our operation of any acquired business will also involve numerous risks, including:

      o integration of the operations of the acquired business and its technologies or products;

      o     unanticipated costs;

      o     diversion of management's attention from our core business;

      o adverse effects on existing business relationships with suppliers and customers;

      o risks associated with entering markets in which we have limited prior experience; and

      o potential loss of key employees, particularly those of the purchased organizations.

      If We Are Unable To Respond To The Rapid Changes In Technology And Services Which Characterize Our Industry, Our Business And Financial Condition Could Be Negatively Affected. Our business is directly impacted by changes in the wireless communications industry. The wireless communication products and services industry is subject to rapid technological change, frequent new product and service introductions and evolving industry standards. Changes in technology could affect the market for our products, accelerate the obsolescence of our inventory and necessitate changes to our product line. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes, to offer on a timely basis, services and products that meet these evolving standards and demand of our customers, and our ability to manage and maximize our product inventory and minimize our inventory of older and obsolete products. We also believe that our future success will depend upon how successfully our wireless carrier service providers and product vendors are able to respond to the rapidly changing technologies and products. New wireless communications technology, including personal communication services and voice communication over the internet may reduce demand for the wireless communication devices and services we currently are able to offer through our wireless carrier service providers. We cannot offer any assurance that we will be able to respond successfully to these or other technological changes, or to new products and services offered by our current and future competitors, and cannot predict whether we will encounter delays or problems in these areas, which could have a material adverse affect on our business, financial condition and results of operations.

      We Rely In Large Part On Wireless Telecommunications Carriers With Whom We Have Business Arrangements. Our Success Depends On Our Ability To Meet Our Obligations To Those Carriers And The Abilities Of Our Wireless Telecommunication Carriers And Vendors. We depend on a small number of wireless telecommunications carriers and product manufacturers to provide our retail customers with wireless services and communication devices. Currently, approximately 90% of our wireless products and services accounts are dependant upon arrangements with Telus Mobility and Microcell. Such agreements may be terminated upon thirty days prior to written notice. Failure to maintain continuous relationships with these and other wireless communications carriers and product manufacturers would materially and adversely affect our business, including possibly requiring us to significantly curtail or cease our operations. Additionally, wireless telecommunications carriers may sometimes experience equipment failures and service interruptions, which could, if frequent, adversely affect customer confidence, our business operations and our reputation.

      Limited Duration of Agreements in Place with Major Wireless Carriers. The Company's current sales volumes have enabled the Company to build strong relationships with a variety of wireless and communication partners thus, minimizing the risks associated with the non-renewal of any of the Company's agreements.

      No Product Exclusivity. The current market consolidation undertaken by the major wireless carriers limit the Company's risk associated with no product exclusivity as new retail players can't readily get access to the products and services offered by the Company.

      Price Erosion. The Company is faced with high price elasticity resulting in the erosion of its margin on certain products. Price wars oftentimes occur in the industry which have a negative impact on profit margins.

      Issuance of a large number of wireless licenses increasing the number of competitors.

CRITICAL ACCOUNTING POLICIES

      Our discussion and analysis of our financial condition and results of operations is based upon our audited financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to uncollectible receivable, investment values, income taxes, the recapitalization and contingencies. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements:

Impairment of Long-Lived Assets

      Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (three to seven years). The majority of Teleplus' long-lived assets are located in Canada. Teleplus performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Revenue Recognition

      Teleplus' revenue is generated primarily from the sale of wireless, telephony products and accessories to end users. Teleplus recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

      Teleplus recognizes product sales generally at the time the product is shipped. Concurrent with the recognition of revenue, Teleplus provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

      Teleplus' suppliers generally warrant the products distributed by Teleplus and allow returns of defective products, including those that have been returned to Teleplus by its customers. Teleplus does not independently warrant the products that it distributes, but it does provide warranty services on behalf of the supplier.

Inventories

      Inventories consist of wireless and telephony products and related accessories and are stated at the lower of cost, determined by average cost method, or market.

ITEM 7. FINANCIAL STATEMENTS

                    REPORT OF INDEPENDENT REGISTERED AUDITORS

To the Shareholders
Teleplus Enterprises, Inc.



We have audited the accompanying consolidated balance sheet of Teleplus Enterprises, Inc. as of December 31, 2004, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Teleplus Enterprises, Inc. as of December 31, 2004, and the results of its consolidated operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


Mintz & Partners LLP
Toronto, Canada

March 17, 2005

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Teleplus Enterprises, Inc.
Montreal, Canada

We have audited the consolidated statements of operations, shareholders' equity, comprehensive income and cash flows of Teleplus Enterprises, Inc. for the year then ended December 31, 2003. These consolidated financial statements are the responsibility of Teleplus' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of its consolidated operations and its cash flows of Teleplus Enterprises, Inc. for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
www.lbbcpa.com

August 23, 2004

                           TELEPLUS ENTERPRISES, INC.
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004
                            (ALL NUMBERS ARE IN USD)

                                     ASSETS


Current assets
  Cash                                                              $   383,313
  Trade Accounts  Receivables ( note 2)                                 714,920
  Other Receivables                                                     542,945
  Inventories                                                         1,080,024
  Prepaid expenses                                                      375,472
                                                                    -----------
    Total current assets                                              3,096,674

Property and equipment, net (note 3)                                  1,239,155
Goodwill (note 4)                                                     1,116,243
Deferred financing Fees                                                 471,336
Other assets                                                             33,312
                                                                    -----------

    Total assets                                                    $ 5,956,720
                                                                    ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
 Accounts payable                                                     2,254,880

Accrued expenses                                                        628,662
 Accrued acquisition obligations                                        359,000



 Promissory Note  ( note 10)                                          1,550,000
                                                                    -----------
    Total current liabilities                                         4,792,542
                                                                    -----------

Convertible Debenture , net ( note                                      726,542
                                                                    -----------
                                                                             10)


SHAREHOLDERS' EQUITY:
  Common stock, $.001 par value, 150,000,000 shares
     authorized, 68,917,904 shares issued and outstanding                68,917
  Additional paid in capital                                          2,127,421
  Accumulated deficit                                                (1,759,130)
  Accumulated other comprehensive income                                    428
                                                                    -----------
    Total Shareholders' Equity                                          437,636
                                                                    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $ 5,956,720
                                                                    ===========


                 See acCompanying summary of accounting policies and notes to consolidated financial statements.

                           TELEPLUS ENTERPRISES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            (ALL NUMBERS ARE IN USD)

                                                                           Years Ended
                                                                           December 31,
                                                                   ------------------------------
                                                                        2004              2003
                                                                   ------------      ------------
Net revenues                                                       $ 12,180,501      $  7,651,975
Cost of revenues                                                      8,882,478         5,577,043
                                                                   ------------      ------------
Gross margin                                                          3,298,023         2,074,932

General, administrative and selling                                   3,975,318         2,652,163
                                                                   ------------      ------------

Income (loss) before interest, income
taxes, depreciation and amortization                                   (677,295)         (577,231)
                                                                   ------------      ------------

Depreciation of property and equipment                                  267,300           134,440

Amortization of intangible assets                                        57,471                --

Interest expense                                                         71,904                --
                                                                   ------------      ------------

Income (loss) before income taxes                                    (1,073,970)         (711,671)

Provision for income taxes                                                   --            (4,116)
                                                                   ------------      ------------

Net  income ( loss)                                                  (1,073,970)         (715,787)
                                                                   ------------      ------------

  Net income (loss) per share                                      $      (0.02)     $      (0.01)
                                                                   ============      ============

Weighted average shares outstanding:                                 67,152,705        50,714,144
                                                                   ============      ============


                 See acCompanying summary of accounting policies and notes to consolidated financial statements.

                           TELEPLUS ENTERPRISES, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     Years Ended December 31, 2004 and 2003
                            (ALL NUMBERS ARE IN USD)

                                                                                                  Accumulated
                                            Common Stock           Additional                        Other
                                    ---------------------------      Paid-In       Accumulated   Comprehensive
                                       Shares         Amount         Capital         Deficit         Income           Total
                                    -----------     -----------    -----------     -----------     -----------     -----------
Balance,
  December 31, 2002              46,312,500     $     46,313    $         --     $     30,627     $       (906)    $     76,034

  Comprehensive
    Loss:
      Net loss                           --               --              --         (715,787)              --         (715,787)
      Foreign currency
      translation                        --               --              --               --            3,632            3,632
                                                                                                                   ------------

  Comprehensive
    Loss                                                                                                               (712,155)
                                                                                                                   ------------

Issuance of common
  stock in connection
  with recapitalization          19,000,000           19,000          (8,373)              --               --           10,627

Issuance of common
  stock for cash, net               810,000              810         675,028               --               --          675,838
                               ------------     ------------    ------------     ------------     ------------     ------------

Balance,
  December 31, 2003              66,122,500           66,123         666,655         (685,160)           2,726           50,344

  Comprehensive loss :
      Net loss                           --               --              --       (1,073,970)              --       (1,073,970)
      Foreign currency
      translation                        --               --              --               --           (2,298)          (2,298)
                                                                                                                   ------------

  Comprehensive loss                                                                                                 (1,025,924)
                                                                                                                   ------------

Issuance of common
  stock in connection
  with acquisition
  of Smart Cell                     465,000              465         329,685               --               --          330,150

Issuance of common
  stock in connection
  with acquisition
  of Cellz                          405,000     $        405    $    437,995     $         --     $         --     $    438,400

Issuance of common stock
  in connection with
  conversion of convertible
  debentures, net                   512,181              512         102,378               --               --          102,890

Issuance of common stock
  in connection with
  conversion of
  promissory note                   551,125              551         183,899               --               --          184,450

Issuance of common
  stock in connection
  with raising of debt
  and capital                       342,098              341         193,050               --               --          193,391

Issuance of common
  stock to directors                 20,000               20              --               --               --               --

Issuance of common
  stock for cash,net                500,000              500         325,226               --               --          325,726

Cost of financing
 activities                              --               --        (111,467)              --               --         (111,467)
                               ------------     ------------    ------------     ------------     ------------     ------------

Balance,
 December 31,2004
                                 68,917,904     $     68,917    $  2,127,421)      (1,759,130)             428          437,636
                               ------------     ------------    ------------     ------------     ------------     ------------

                 See acCompanying summary of accounting policies and notes to consolidated financial statements.

                           TELEPLUS ENTERPRISES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (ALL NUMBERS ARE IN USD)

                                                                     Years Ended
                                                                     December 31,
                                                            ----------------------------
                                                                2004             2003
                                                            -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                         $(1,073,970)     $  (715,787)
  Adjustments to reconcile net loss to cash provided by
    (used in ) operating activities:
      Depreciation and amortization                             267,300          134,440
      Amortization of Intangible Assets                          57,471
        Changes in assets and liabilities:
          Accounts receivable                                   (53,572)      (1,021,362)
          Inventories                                           (61,165)        (226,293)
          Prepaid expenses                                     (279,325)         (67,893)
          Other assets                                           98,786          (74,939)
          Accounts payable                                     (341,918)       1,515,116
          Accrued expenses                                       70,200          346,411
          Income taxes                                               --          (25,898)
                                                            -----------      -----------
CASH FLOWS (USED IN)
  OPERATING ACTIVITIES                                       (1,316,193)        (136,205)
                                                            -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of business                                      (170,839)              --
  Capital expenditures                                         (659,180)        (505,809)
                                                            -----------      -----------



CASH FLOWS ( USED IN) INVESTING ACTIVITIES                     (830,019)        (505,809)
                                                            -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on loans payable - shareholders                           --          (12,789)
  Proceeds from issuance of common stock, net                   160,658          675,838
  Proceeds from issuance of promissory note net               1,577,973               --
  Proceeds from issuance of convertible debentures, net         692,388
                                                            -----------      -----------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                   2,431,019          663,049
                                                            -----------      -----------

Effect of Exchange Rate Changes on Cash                          (2,298)           3,632

NET INCREASE (DECREASE) IN CASH                                 282,509           24,667
  Cash, beginning of period                                     100,804           76,137
                                                            -----------      -----------

  Cash, end of period                                       $   383,313      $   100,804
                                                            -----------      -----------

SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                             $        --      $     2,458
                                                            ===========      ===========
  Net assets acquired in reverse merger                     $        --      $    10,627
                                                            ===========      ===========


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

                           TELEPLUS ENTERPRISES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

Nature of business. The Company is a vertically integrated provider of wireless and landline products and services across North America. The Company's retail division - TelePlus Retail Services, Inc. - owns and operates a national chain of TelePlus branded stores in major shopping malls, selling a comprehensive line of wireless and portable communication devices. TelePlus Wireless, Corp. operates a virtual wireless network selling cellular network access to distributors in the United States. TelePlus Connect, Corp. is a reseller of landline and long distance services including internet services. Teleplus was incorporated in Nevada in January 1999.

In October 2003, Visioneer Holdings Group, Inc. ("Visioneer"), subscribed to 18,050,000 and its partners to 4,512,500 newly issued shares of Herbalorganics.com, Inc. ("Herbalorganics") and on that same date Visioneer acquired 23,750,000 shares of Herbalorganics. As a result of the transactions, Visioneer acquired control of Herbalorganics. In connection with the transactions Herbalorganics changed its name to Teleplus Enterprises, Inc. ("Teleplus"). After the above transactions, there were 65,312,500 shares of common stock outstanding. Herbalorganics retained 19,000,000 shares of common stock.

In October 2003, Teleplus formed a wholly owned subsidiary Teleplus Retail Services, Inc. ("Retail"), a Quebec, Canada Corporation. Retail acquired certain assets and assumed certain liabilities from 3577996 Canada, Inc. 3577996 Canada, Inc. is controlled by the shareholders of Visioneer.

For accounting purposes, this transaction was treated as an acquisition of Herbalorganics and a recapitalization of 3577996 Canada, Inc. 3577996 Canada, Inc. is the accounting acquirer and the results of its operations carryover. Accordingly, the operations of Herbalorganics were not carried over and were adjusted to $0. In connection with the reverse merger, 3577996 Canada, Inc. acquired $11,327 in cash and assumed $700 in liabilities.

As shown in the acCompanying financial statements, the Company has a working capital deficit of $1,695,868 because the promissory note of $1,550,000 and the accrued acquisition obligation of $359,000 have been classified as current liabilities. However as mentioned in Note 4 the accrued acquisition obligation will be settled by the issuance of common stock and the Company has a Standby Equity Agreement which is available to repay the promissory note and provide long term financing for the operations of the Company. (Note 10)

Principles of Consolidation

The consolidated financial statements include the accounts of Teleplus' wholly owned subsidiaries. All significant interCompany transactions and balances have been eliminated.

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents include highly liquid, temporary cash investments having original maturity dates of three months or less.

Inventories

Inventories consist of wireless and telephony products and related accessories and are stated at the lower of cost, determined by average cost method, or market.

Long-Lived Assets

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (three to seven years). The majority of Teleplus' long-lived assets are located in Canada. Teleplus performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Acquisitions and Business Combinations

The Company accounts for acquisitions and business combinations under the purchase method of accounting. The Company includes the results of operations of the acquired business from the acquisition date. Net assets of the companies acquired are recorded at their fair value at the acquisition date. The excess of the purchase price over the fair value of net assets acquired are included in intangible assets in the acCompanying consolidated balance sheets.

Intangibles, Goodwill and Other Assets

The Company regularly reviews all of its long-lived assets, including goodwill and other intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important that could trigger an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the Company's overall business, and significant negative industry or economic trends. When management determines that an impairment review is necessary based upon the existence of one or more of the above indicators of impairment, the Company measures any impairment based on a projected discounted cash flow method using a discount rate commensurate with the risk inherent in our current business model. Significant judgments is required in the development of projected cash flows for these purposes including assumptions regarding the appropriate level of aggregation of cash flows, their term and discount rate as well as the underlying forecasts of expected future revenue and expense. To the extent that events or circumstances cause assumptions to change, charges may be required which could be material.

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

The Company adopted SFAS No 142,"Goodwill and Other Intangible Assets". SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under prescribed conditions) for impairment in accordance with this statement. If the carrying amount of the reporting unit's goodwill or indefinite-lived intangible assets exceeds the implied fair value, an impairment loss is recognized for an amount equal to that excess. Intangible assets that do not have indefinite lives are amortized over their useful lives.

Revenue Recognition

Teleplus' revenue is generated primarily from the sale of wireless, telephony products and accessories to end users. Teleplus recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

Teleplus recognizes product sales generally at the time the product is shipped. Concurrent with the recognition of revenue, Teleplus provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

The Company receives co-operative advertising revenue from the telephone suppliers based on certain requirements to spend the available co-op advertising allotment. Any amount received under their program is deducted from advertising expense.

Teleplus' suppliers generally warrant the products distributed by Teleplus and allow returns of defective products, including those that have been returned to Teleplus by its customers. Teleplus does not independently warrant the products that it distributes, but it does provide warranty services on behalf of the supplier.

Advertising

Costs incurred in connection with advertising are charged to expense as incurred. Advertising expense was approximately $41,000 and $27,000 for 2004 and 2003, respectively.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Teleplus records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

Foreign Currency Translation

The Canadian dollar is the functional currency of Teleplus. Transactions in foreign currency are translated at rates of exchange rates ruling at the transaction date. Monetary assets and liabilities denominated in foreign currencies are retranslated at rates ruling at the balance sheet date. The resulting translation adjustment is recorded as a separate component of comprehensive income within stockholders' equity.

Basic and Diluted Net Income (loss) per Share

Net income (loss) per share has been calculated based on the weighted average number of shares of common stock outstanding during the period. Diluted net income per share includes the potentially diluted effect of outstanding common stock options and warrants which are convertible to common shares. Diluted net loss per share has not been provided as the effect would be anti-dilutive.

Fair Value of Financial Instruments

The recorded amounts of cash and cash equivalents, short-term borrowings, accounts payable and accrued expenses approximate their respective fair values because of the short maturity of those instruments and the variable nature of any underlying interest rates. The rates of fixed obligations approximate the rates of the variable obligations. Therefore, the fair value of these loans has been estimated to be approximately equal to their carrying value.

Concentrations of Credit Risk

Financial instruments which potentially subject Teleplus to concentrations of credit risk consist primarily of cash, cash equivalents, and trade accounts receivable. Teleplus maintains its cash and cash equivalents with high quality financial institutions as determined by Teleplus' management. To reduce risk of trade accounts receivable, ongoing credit evaluations of customers' financial condition are performed, guarantees or other collateral may be required and Teleplus maintains a broad customer base.

Deferred Financing Fees

During 2004 the Company issued 258,098 shares of common stock with a value of 193,573 and paid fees in the amount of $ 416,058 in connection with the issue of a convertible debt that runs for a period of 36 months and a promissory note that runs for 6 months. The deferred financing fees will be amortized over the terms of the respective debts. The Company incurred $ 57,471 in amortization expense for the year ended December 2004 (See Note 10).

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standard Boards ("FASB") issues Statements No. 123 (R), Share - Based Payments which will require compensation costs related to share based payment transactions to be recognized in the financial statements. As permitted by the predecessor Statement No. 123, we do not recognize compensation expense with respect to stock options we have issued because the option price was no greater than the market price at the time the option was issued. Statement 123(R) will be effective for us in our fiscal quarter beginning January 1, 2006. We have not completed an evaluation of the impact of Adopting Statements 123 (R).

In November 2004, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on Issue 03 -13, "Applying the Conditions in Paragraph 42 of FASB STATEMENT NO 144, "Accounting for the impairment or Disposal of Long - Lived ASSETS," in Determining Whether to Report Discontinued Operations, which is effective for us at the beginning of fiscal 2005. The adoption of the new pronouncements will not have a material impact on our financial position or results of operations.

In November 2004, the FASB issued Statement No. 151 Inventory costs, an amendment of ARB No. 43, Chapter 4 , to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges , and that fixed production overheads should be allocated to inventory based on normal capacity of production facilities.

Statement No. 151 will be effective for our fiscal year beginning January 1,2006, and its adoption will not have a material impact on our financial position or Results of operations.

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (the "Statement"). The Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement is generally effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement had no effect on Teleplus' consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46") Consolidation of Variable Interest Entities, which addresses the consolidation of variable interest entities ("VIEs") by business enterprises that are the primary beneficiaries. A VIE is an entity that does not have sufficient equity investment at risk to permit it to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest. The primary beneficiary of a VIE is the enterprise that has the majority of the risks or rewards associated with the VIE. In December 2003, the FASB issued a revision to FIN 46, Interpretation No. 46R ("FIN 46R"), to clarify some of the provisions of FIN 46, and to defer certain entities from adopting until the end of the first interim or annual reporting period ending after March 15, 2004. Application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application for all other types of VIEs is required in financial statements for periods ending after March 15, 2004. We believe we have no arrangements that would require the application of FIN 46R. We have no material off-balance sheet arrangements.

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

NOTE 2 - TRADE ACCOUNTS RECEIVABLE

Teleplus' trade accounts receivable are shown net of allowance for doubtful accounts of as at December 31, 2004 as follows:

    Accounts receivable                                          $    714,920
    Less: Allowance for doubtful accounts                                   0
                                                                 $    714,920

Teleplus maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of Teleplus' customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

NOTE 3 - PROPERTY AND EQUIPMENT:

Components of property and equipment, at December 31, 2004 are as follows:

    Equipment                                                    $       3,571
    Furniture and fixtures                                             142,188
    Business software                                                  166,412
    Computer Hardware                                                  135,582
    Leasehold improvements                                           1,329,367
                                                                     1,777,120
    Less: accumulated depreciation and amortization
                                                                      (537,965)
                                                                 $   1,239,155

Depreciation and amortization expense was $267,300 and $134,440 for 2004 and 2003, respectively.

NOTE 4- ACQUISITIONS

In May 2004, TelePlus acquires all of the outstanding stock of Smart Cell, Ltd. The acquisition adds 5 Western Canadian retail locations and gives TelePlus the ability to continue its expansion in western Canada. These factors contribute to a purchase price in excess of the fair value of Smart Cell, Ltd.'s net assets, and as a result, TelePlus has recorded goodwill in connection with this transaction.

The total purchase price is approximately $447,000. The allocation to the assets acquired and liabilities assumed based on the estimated fair values was as follows:

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

Inventory                                             $ 42,076
Furniture and fixtures                                  65,672
Goodwill                                               338,956
Net assets acquired at fair values                    $446,704

Total consideration:
525,000 common shares                                 $372,750
Cash                                                    73,954
                                                      $446,704

Management has determined that no amount need to be allocated to other intangible assets and development, and $338,956 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired, and is not deductible for tax purposes. Goodwill will not be amortized and will be tested for impairment, at least annually.

The results of operations of Smart Cell, Ltd. have been included in Teleplus' consolidated statements of operations since the completion of the acquisition in May 2004. Results of operations for Smart Cell, Ltd. for periods prior to the acquisition were not material to Teleplus and accordingly pro forma results of operations have not been presented.

In connection with the acquisition of Smart Cell Ltd, the Company has agreed to issue additional shares up to a maximum of 450,000 common shares contingent on the achievement of gross revenues and net profits targets during a five year period following the date of acquisition.

In August 2004 Teleplus acquired all of the outstanding stock of CellZ Inc. The acquisition adds 7 Ontario Canadian retail locations and allows Teleplus to expand in Ontario in locations not presently occupied by an existing Teleplus store. These factors contribute to a purchase price in excess of the fair value of CellZ Inc's net assets, and as result, Teleplus has recorded goodwill in connection with this transaction.

The total purchase price is approximately $985,000. The allocation to the assets acquired and liabilities assumed based on the estimated fair values was as follows:

Inventory                                  $132,999
Fixed Assets                                 75,284
Goodwill                                    777,287
                                           $985,570
Total consideration
685,000 common shares                      $754,800
Cash                                        230,770
                                           $985,570

Management has determined that no amount need be allocated to other intangible assets and development, and $777,287 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible assets acquired, and is not deductible for tax purposes. Goodwill will not be amortized and will be tested for impairment, at least annually. .

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

The results of operations of CellZ Inc. have been included in Teleplus' consolidated statement of operations since the completion of the acquisition in August 2004.

The following are proforma condensed income statements for the twelve months ended December 31, 2004 and 2003, as though the acquisition had occurred on January 1, 2003.

                                      December 31,

                               2004                     2003

Revenues                  $ 13,042,000             $  8,749,000
Net loss                  $   (965,000)            $   (632,000)
Loss per share            $       0.01             $       0.01


It should be noted that on both the acquisitions of Smartcell Ltd and CellZ Inc., Teleplus will issue common shares with a total value of $645,000 after the dates of acquisition to the previous shareholders of these companies. The amount owing is presently being disclosed as current acquisition obligations.

NOTE 5 - INCOME TAXES

The provision (benefit) for federal income tax consists of the following for the years ended December 31:

                                             2004                    2003
                                         ------------            ------------

    Current provision (benefit)          $         --            $      4,116
                                         $         --            $      4,116


Deferred income taxes consist of the following at December 31:


                                           2004                    2003
                                       ------------            ------------
    Short-term:
      Deferred tax liabilities         $         --            $         --

    Long-term:
      Deferred tax liability                     --                   4,116
      Valuation allowance                        --                      --
                                       $         --            $      4,116

Teleplus had taxable income (loss) of approximately $(900,000) and $(700,000) for 2004 and 2003, respectively. Teleplus has net operating losses carry-forwards of approximately $1,600,000 which will expire between years 2010 to 2024.

NOTE 6 - RELATED PARTY TRANSACTIONS

Teleplus paid management fees of $76,335 and $24,778 of an amount of consideration established and agreed to by both parties, to an entity owned by the majority shareholder for 2004 and 2003, respectively. As at December 31, 2004, there was an amount of 30,533 owing from that entity which was unsecured and non-interest bearing. After the year end an amount of $30,533 has been paid.

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

NOTE 7 - COMMON STOCK

The following shares were issued by the Company during the year 2004:

The Company received a $1,000,000 commitment to purchase 1,000,000 shares of common Stock of which $500,000 has been received as of December 31, 2004. No further shares will be issued under this commitment.

The Company issued 465,000 shares to acquire Smart Cell Ltd, a Canadian corporation, in the province of British Columbia. The Company will issue remaining 60,000 shares to complete the purchase of this Company in 2005.

The Company issued 405,000 shares to acquire CellZ Ltd, a Canadian corporation, in the province of Ontario. The Company will issue remaining 280,000 shares to complete the purchase of this Company in 2005.

The Company issued 342,098 shares in connection with the raising of debt and Company financing.

The Company issued 512,181 shares in connection with the conversion of convertible debentures.

The Company issued 551,125 shares in connection with the conversion of promissory notes.

The Company issued 20,000 shares to directors of the Company.

STOCK OPTIONS

Pursuant to the Company's stock option plan for employees, the Company granted 7,635,000 stock options in 2004.

Options granted are being accounted for under Accounting Principles Board Opinion No 25 (APB Opinion No. 25), Accounting for stock Issued to Employees. All options have been granted at a price equal to or greater that the fair value of the Company's common stock at the date of the grant.

Had compensation cost for the employee and non - employee director stock options been determined based on the fair value at the grant date for awards in 2004, consistent with the provisions of SFAS No. 123, our net loss and net loss per share would have been increased to the pro forma amounts below.

                                                2004
As reported
Net income (loss)                         $ (1,073,970)
Pro Forma
Compensation expense                             49,000
Pro forma:
Net income (loss)                         $ (1,122,970)
Net income (loss) per share as reported   $      ( 0.02)
Pro forma compensation expense per share         ( 0.00)
Pro forma earnings (loss) per share       $      ( 0.02)


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

The fair value of each option grant is estimated on the date of grant using the black - Scholes option - pricing model. The following weighted average assumptions were used in the model:

                                              2004
Dividend yield                                 0%
EXPECTED volatility                            9%
Risk free interest rates                       3.5%
Expected lives (years)                         3


Options outstanding at December 31, 2004 are summarized as follows:

  Number           Price   Year of Issue    Vesting Period     Term
-----------------------------------------------------------------------
1,640,000           .36        2004         Immediately       3 years
  225,000           .36        2004         1 Year            3 years
2,180,000           .38        2004         1 Year            3 years
   40,000           .40        2004         1 Year            3 years
  200,000           .38        2004         2 Years           3 years
   50,000           .45        2004         2 Years           3 years
2,500,000           .40        2004         2 Years           3 years
  400,000           .40        2004         3 Years           3 years
  200,000           .45        2004         4 Years           3 years
  200,000           .50        2004         5 Years           3 years


NOTE 8 - COMMITMENTS AND CONTINGENCIES

The following proceedings have been instigated against the Company. The Company does not believe that the following legal proceedings would have a materially adverse impact on the Company's business or its results of operations, nevertheless such proceedings are disclosed.

Goods and Services. TelePlus is currently defending an action instigated against it by one of its suppliers. Such supplier claims that the Company defaulted on the payment of goods sold by supplier to the Company. Provide. The Company is unable to sell these goods at retail and has attempted, without success, to return the goods to the supplier. The supplier has refused to take the goods back. Total liability to the Company, if it losses the claim, may reach a maximum of $20,000CDN.

Proposed Tax Assessment. Teleplus is involved in proceedings with the Minister of Revenue of Quebec ("MRQ"). The MRQ has proposed an assessment for the Goods and Services Tax ("GST") and Quebec Sales Tax ("QST"), of approximately
$474,000CDN and penalties of approximately $168,000CDN. The proposed tax assessment is for $322,000CDN for QST and $320,000CDN for GST. Teleplus believes that certain deductions initially disallowed by the MRQ for the QST are deductible and is in the process of compiling the deductions to present to the MRQ. Teleplus also believes that export sales to the United States of America are exempt from the GST. In accordance with SFAS No. 5, "Accounting for Contingencies," Teleplus makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No provision for this matter has been accrued. Teleplus reviews these provisions at least quarterly and adjusts these provisions to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. Dealing with taxing authorities is inherently unpredictable. However, Teleplus believes that it has valid defenses with respect to the proposed tax assessment pending against it. Nevertheless, it is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

Wrongful Dismissal: A former employee of TelePlus retail Services, Inc., a subsidiary of the Company, has instigated a claim in Quebec Superior Court in the amount of $90,000CDN against the Company for wrongful dismissal. The Company doesn't believe the claim to be founded and intends to vigorously contest such claim. The parties are at discovery stages.

Other Claims:

There is a claim from three individuals in British Columbia for an amount of about $ 147,000 and the issuance of 510,000 shares for which a letter of demand has recently been served on the Company. The Company doesn't believe the claim to be founded and intends to vigorously contest such claim.

Teleplus intends to vigorously defend this proposed assessment and other lawsuits and claims against us. However, we cannot predict the outcome of this assessment. An adverse resolution of the assessment could have a material adverse effect on our business, financial condition and results of operations.

The Company has instigated the following claim against Wal-Mart Canada, corp.:

      Wal-Mart Canada, Corp. The Company's subsidiary, TelePlus Management, has instigated September 23rd, 2004 in the Ontario Superior Court of Justice a USD$2.3 million claim against Wal-Mart Canada Corp. for breach of agreement. Parties are at discovery stages.

Operating Leases

Teleplus has several non-cancelable operating leases, primarily for office space and storage that expire through December 31, 2009. These leases require Teleplus to pay all operating costs such as maintenance and insurance. Rental expense for the operating leases for the years ended December 31, 2004 and 2003 was $1,018,007 and $657,132, respectively.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2004 are:

    December 31,                                                Amount
                                                           -----------------
    2005                                                   $       830,287
    2006                                                           604,031
    2007                                                           364,075
    2008                                                           196,962
    2009                                                           123,177
                                                           $     2,118,542


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

NOTE 9 - CONCENTRATIONS OF CREDIT RISK -

As of December 31, 2004, amounts due from two customers amounted to 99% of total trade accounts receivable.

One customer accounted for 28% of total revenues for 2004 and one customer accounted for 19% of total revenues for 2003.

NOTE 10 - COMPANY FINANCING

On July 12, 2004, TelePlus secured $11,000,000 in financing from Cornell Capital Partners LP. The terms of the transaction call for TelePlus to receive initial funding in the amount of $1,000,000 payable in three (3) installments: $ 450,000 payable on closing, $400,000 payable upon filing of a registration statement and the balance of $150,000 payable upon the registration statement becoming effective. As part of the transaction the Company also secured $10,000,000 under a Standby Equity Agreement. TelePlus can draw the funds under the Standby Equity Agreement over a 24 month period based on TelePlus' funding requirements subject to an effective registration with the SEC witch became effective Oct 1st 2004. The proceeds will be used to finance existing and future acquisitions, capital expenditures, increases in inventory and for general working purposes. Agreements pertaining to the financial arrangements were filed. In connection with the Standby Equity Agreement, TelePlus issued 258,098 shares of common stock as financing costs.

The convertible debentures of $ 450,000,$ 400,000 and $ 150,000 are secured by all of the assets and property of the Company, bear interest at 5% per annum and are repayable on their third year anniversary dates of July 2, 2007, September 1, 2007 and October 1, 2007 respectively. The Company has the option of converting the principal amounts and all accrued interest before their third year anniversary dates. As at December 31, 2004 $ 200,000 of the convertible debentures has been converted into common shares. The promissory note of $ 1,550,000 is "unsecured", bears interest at 12% per annum and is repayable before April 7, 2005. The principal and interest can also be repaid out of the net proceeds to be received by the Company from the Standby Equity Agreement mentioned above.

NOTE 11 - CONSOLIDATED STATEMENT OF CASH FLOWS

Non cash activities during 2004 were as follows:

The Company issued 465,000 shares of its common stock as consideration for the purchase of an operating subsidiary having net assets at a fair value of $107,748

The Company issued 405,000 from its common stock as consideration for the purchase of an operating subsidiary having net assets at fair value of $208,283.

The Company issued 1,063,305 common shares upon the conversion of debentures and promissory note having face values of $ 400,000.

The Company issued 342,098 common shares for services provided, with respect to raising of debt and capital, valued at $ 193,391

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

During 2003 the Company issued 19,000,000 shares of its common stock in connection with recapitalization of 3577996 Canada Inc.


ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective January 14, 2005, the client-auditor relationship between the TelePlus Enterprises, Inc. (formerly HerbalOrganics.com, Inc.) and Lopez, Blevin, Bork & Associates, an independent chartered accountant ("Former Accountant") ceased as the former accountant was dismissed. Lopez, Blevin, Bork & Associates' report dated November 15th 2004, on the Company's consolidated balance sheet of Teleplus Enterprises, Inc. as of September 30, 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years then ended, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company's financial statements, and in the subsequent interim period, there were no disagreements with Lopez, Blevin, Bork & Associates on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Lopez, Blevin, Bork & Associates would have caused Lopez, Blevin, Bork & Associates to make reference to the matter in their report. The Company has requested Lopez, Blevin, Bork & Associates to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 14, 2005 is filed as Exhibit 16 to this Form 8-K. Mintz & Partners LLP was engaged on January 14, 2005 as the Company's principal accountant to audit the financial statements of the Company. The decision to change accountants was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors.

During the years ended December 31, 2003 and 2002 and subsequent to September 30, 2004 through the date hereof, neither the Company nor anyone on its behalf consulted with Mintz & Partners LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, nor has Mintz & Partners LLP provided to the Company a written report or oral advice regarding such principles or audit opinion or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v), respectively, of Regulation S-K with the Company's former accountant.

The Company has requested Mintz & Partners LLP review the disclosure in this report on Form 8-K and provided Mintz & Partners LLP the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which Mintz & Partners LLP does not agree with the statements made by the Company in this report. Mintz & Partners LLP has advised the Company that no such letter need be issued.

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

ITEM 8A. CONTROLS AND PROCEDURES

      (a) Evaluation of disclosure controls and procedures. Our chief executive officer and chief financial officer, after evaluating the effectiveness of the Company's "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this quarterly report (the "Evaluation Date"), has concluded that as of the Evaluation Date, our disclosure controls and procedures were adequate and designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act of 1934 is 1) recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms; and 2) accumulated and communicated to him as appropriate to allow timely decisions regarding required disclosure.

      (b) Changes in internal control over financial reporting. There were no significant changes in our internal control over financial reporting during our most recent fiscal quarter that materially affected, or were reasonably likely to materially affect, our internal control over financial reporting.

                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT


DIRECTORS AND OFFICERS

      Generally, each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Pursuant to the Company's Bylaws, Robert Krebs, Michael Karpheden, Hakan Wretsell and Kelly McLaren was appointed as directors by a majority of the board of directors to fill vacancies that existed on the board of directors at the time of her appointment. Each of the officers is elected by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating compensation committees. The Directors and Officers of the Company are as follows:


                                                                                             Served as a
 Name                               Age          Position                                   Director Since:
 ----                               ---          --------                                   ---------------
Marius Silvasan                     31           Chief Executive Officer                     October 2003
                                                 and Director

Robert B. Krebs                     48           Chief Financial Officer                     February 2004
                                                 and Director

Kelly McLaren                       41           Chief Operating Officer                     November 2004
                                                 President & Director

Michael L. Karpheden                44           Director                                    March 2004

Hakan Wretsell                      45           Director                                    March 2004


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

Marius Silvasan, MBA, has served as our CEO and as a Director since October 2003. Prior to joining the Company, Mr. Silvasan held the position of President & CEO for Visioneer Calling Card Inc. and Alliance TeleCard Corp. from 1995 to June 1999. Prior to Visioneer and Alliance Mr. Silvasan held the position of National Sales Manager for The Home Phone Club from 1990 to 1995. Graduate of the HEC University in Montreal, Mr. Silvasan holds a B.A.C. in business administration and an MBA (2003).

Robert Krebs has served as the Company's Chief Financial Officer and as a Director since February 2004. Prior to joining the Company, Mr. Krebs worked nine years for GB MICRO Electronics where he held the position of Vice-President, Finance. Prior to GB MICRO, Mr. Krebs held the position of Controller for Future Electronics and Le Chateau retail stores. Mr. Krebs holds a C.A. and a Bachelor of Commerce both from McGill University. Mr. Krebs is an active member of the Canadian Institute of Chartered Accountants.

Kelly McLaren, President, COO & Director, has served as the Company's President and COO since November 2004. Prior to joining TelePlus, Ms. McLaren worked 16 years for Pratt & Whitney Canada, Corp. a subsidiary of United Technologies Corporation, were she held various senior positions including Business Unit Director - Procurement and most recently Regional Sales Manager - Latin America. Ms. McLaren holds an MBA from Ecole des Hautes Etudes Commerciales (HEC) in Montreal were she focused on marketing and international studies.

Michael L. Karpheden has served as a Director of the Company since March 2004. Mr. Karpheden has served as CFO of iCurie Lab, based in the UK since September 2004. He has concurrently held this position with positions at other companies discussed below since January 2003. From January 2003 to June 2003, Mr. Karpheden was a Sales Representative for First Investors 2003. From February 2001 to January 2003, Mr. Karpheden held various positions at STRAX, Inc., a leader in the distribution of mobile phones and accessories, based in Miami, Florida, that included Chief Operating Officer and VP Finance and Operations. Mr. Karpheden is a veteran in the wireless industry having worked for Ericsson Mobile Phones for a twelve-year period from 1989 to 2001. While at Ericsson, Mr. Karpheden held, among others, the position of VP Finance & Logistics, Americas Region and President and CFO/Director of Finance for Ericsson Telecommunications in Moscow Russia. Mr. Karpheden holds a degree in Business and Management from the University of Lund in Sweden.

Hakan Wretsell has served as a Director of the Company since March 2004. Mr. Wretsell currently serves as CEO for iCurie Lab, based in the UK since September 2004. Between 2000 and 2003, Mr. Wretsell held the position of President for STRAX Inc. Mr. Wretsell has over sixteen years experience in the wireless industry. Fourteen of those years, from 1987 to 2000, he spent at Ericsson having held, among others, the position of Executive VP and GM, Americas Region and VP Sales and Marketing, Latin America Region. Mr. Wretsell holds a degree in Business and Management from the Universities of Umea, Uppsala and Lund in Sweden.

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

DIRECTOR COMPENSATION

      All Directors of the Company will hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board. The Company compensates its board members $2,000 per director's meeting and 30,000 shares of the Company's common stock for every year served as a director. In the event that a board member provides additional consultation and advisory services to management either before or after a board meeting, the Company will pay such board member at a rate of $1,000 per week for the services provided. From time to time, the Company's management, in its sole discretion, may assign special projects to a board member. Directors will also receive bonus compensation of 5% payable in stock on the value of each special project completed. The Company will pay a maximum of 200,000 shares of its common stock per year for special projects. The Company and director may agree on an alternate remuneration for completion of special projects.

INVOLVEMENT IN LEGAL PROCEEDINGS

None of our executive officers or directors have been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment Company, bank, savings and loan association, or insurance Company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

None of our executive officers or directors have been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

None of our executive officers or directors are the subject of any pending legal proceedings.

AUDIT COMMITTEE

Messrs. Karpheden and Wretsell serve on TelePlus' audit committee. The audit committee reports to the Board of Directors regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting controls

EMPLOYEE STOCK OPTION COMMITTEE

Mr. Silvasan and Miss. McLaren serve on TelePlus' Employee Stock Option Committee. The Employee Stock Option committee reports to the Board of Directors regarding the issuance of stock options to employees in compliance with the Company's stock option program.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a class of the Company's equity securities which are registered under the Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms filed by such reporting persons.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, no person required to file such a report failed to file during fiscal 2003. Based on stockholder filings with the SEC, Marius Silvasan, Robert Krebs, Michael Karpheden, Hakan Wretsell and Kelly McLaren are subject to
Section 16(a) filing requirements.

CODE OF ETHICS

The Board of Directors adopted a Code of Ethics in January 2004, meeting the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. The Company will provide to any person without charge, upon request, a copy of such Code of Ethics. Persons wishing to make such a request should contact Marius Silvasan, Chief Executive Officer, 7575 TransCanada, Suite 305, St-Laurent, Quebec, Canada H4T 1V6, (514) 344-0778.

ITEM 10. EXECUTIVE COMPENSATION

Compensation paid to Officers and Directors is set forth in the Summary Compensation Table below. The Company may reimburse its Officers and Directors for any and all out-of-pocket expenses incurred relating to the business of the Company.


                                 SUMMARY COMPENSATION TABLE

                                                 LONG-TERM COMPENSATION
                                            ----------------------------------
                       ANNUAL COMPENSATION         AWARDS       PAYOUTS
                      ----------------------    --------------   -------
                                           SECURITIES
                                            UNDERLY-
                                             OTHER     RE-       ING               ALL
                                             ANNUAL  STRICTED  OPTIONS/           OTHER
NAME AND PRINCIPAL                           COMPEN-  STOCK      SARs     LTIP    COMPEN-
     POSITION         YEAR  SALARY   BONUS   SATION  AWARD(S)  (NUMBER)  PAYOUTS  SATION
------------------    ----  -------  -----   ------  --------  --------  -------  ------
Marius Silvasan,      2004  $76,335     --      --        --  6,000,000     --       --
CEO and Director      2003  $60,000     --      --        --         --     --       --

Robert Krebs,         2004  $48,400     --      --        --    490,000     --       --
CFO and Director

Kelly McLaren,        2004  $10,137     --      --        --  1,000,000     --       --
COO, President
And Director

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of January 13, 2004, with respect to the beneficial ownership of the common stock by (i) each director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the common stock:


    Name and Address of                    Shares Owned            % of Class
    Beneficial Owner                      Beneficially(1)             Owned
    -------------------                   ---------------           ---------
    Marius Silvasan                           43,300,000(2)           60.7%
    7575 TransCanada, Suite 305
    St-Laurent, Quebec H4T 1V6

    Robert Krebs                                 140,000                 0%
    7575 TransCanada, Suite 305
    St-Laurent, Quebec H4T 1V6

    Kelly McLaren                                    -0-                 0%
    7575 TransCanada, Suite 305
    St-Laurent, Quebec H4T 1V6

    Michael L. Karpheden                          30,000                 0%
    8510 SW 149 Ave. # 1115
    Miami, Florida 33193

    Hakan Wretsell                                30,000                 0%
    7575 TransCanada, Suite 305
    St-Laurent, Quebec H4T 1V6

      All Officers and Directors              43,500,000              61.0%
      as a Group (4 people)

--------------

(1) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. As of March 20, 2005, there were 71,306,598 shares of common stock outstanding.

(2)   Beneficially owned through Visioneer Holdings Group Inc.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

CHANGES IN CONTROL

The Company does not anticipate any changes in control of the Company.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company paid management fees of $76,335 and $24,778 to an entity owned by the majority shareholder for 2004 and 2003, respectively.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

      (a)   EXHIBITS

         Exhibit No.           Description of Exhibit
         ----------            ----------------------
             31.1               Certificate of the Chief Executive
                                Officer pursuant Section 302 of the
                                Sarbanes-Oxley Act of 20002                  *

             31.2               Certificate of the Chief Financial
                                Officer pursuant Section 302 of the
                                Sarbanes-Oxley Act of 20002                  *

             32.1               Certificate of the Chief Executive
                                Officer pursuant Section 906 of the
                                Sarbanes-Oxley Act of 20002                  *

             32.2               Certificate of the Chief Financial
                                Officer pursuant Section 906 of the
                                Sarbanes-Oxley Act of 20002                  *


*     Filed herein

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

      (b)   REPORTS ON FORM 8-K

The Company filed the following four reports on Form 8-K during the last quarter of the fiscal period covered by this report:

(1) Form 8-K filed on October 1st, 2004 to advise investors that the licensing agreement between the Company's wholly owned subsidiary TelePlus Management
Services, Inc. ("TelePlus Management") and Wal-Mart Canada Corp. for the management of wireless concessions within 5 SAM's Club Canada locations has come to an end.


(2) Form 8-K filed on December 7th, 2004 to advise investors that the Company appointed American Stock Transfer & Trust Company ("AST") of NY, NY, as the Company's new transfer agent. AST replaces Transfer Online which was the Company's transfer agent up to that date and that the Company moved its corporate headquarters to 7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6 previously located at 465 St. Jean, Suite 601, Montreal, Quebec, Canada H2Y 2R6. The Company's new corporate offices are 5,000 SF (previously 3,000) and are secured through a five year lease arrangement.


(3) Form 8-K filed on December 7th, 2004 to advise investors that the Company dismissed Lopez, Blevin, Bork & Associates (the "Former Accountant") on January 14th 2005 as the Company's independent auditors and appointed Mintz & Partners, LLP on that same day as the Company's auditor.


The Company filed on November 26, 2004 an S8 for 2,000,000 covering the Company's Employee Stock Option program.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES

The aggregate fees billed for each of the fiscal years ended December 31, 2004 and 2003 for professional services rendered by the principal accountant for the audit of the Company's annual financial statements was $21,375 and $18,715 respectively. The aggregate fees billed for each of the fiscal years ended December 31, 2004 and 2003 for professional services rendered by the principal accountant for review of the financial statements included in the registrant's Form 10-QSB or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was $12,860 and $2,750, respectively.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

AUDIT RELATED FEES

None

TAX FEES

None

ALL OTHER FEES

The aggregate fees billed for each of the fiscal years ended December 31, 2004 and 2003 for products and services provided by the principal accountant, other than the services reported above was $ 0 and $ 0, respectively.


                       {{{Signatures on Following Page}}}


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

                                   SIGNATURES

      In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                            TELEPLUS ENTERPRISES, INC.

DATED: March 31, 2005                     By: /s/ Marius Silvasan
                                                ------------------------
                                                Marius Silvasan
                                                Chief Executive Officer


      In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


       NAME                                         TITLE                                  DATE
----------------------                  -----------------------------               --------------
/s/ Marius Silvasan                     Chief Executive Officer                     March 31, 2005
----------------------                  and Director
Marius Silvasan                         (Principal Executive Officer)


/s/ Robert B. Krebs                     Chief Financial Officer                     March 31, 2005
----------------------                  and Director
Robert B. Krebs                         (Principal Financial Officer)


/s/ Kelly McLaren                       Chief Operating Officer,                    March 31, 2005
----------------------                  President and Director
Kelly McLaren


/s/ Michael L. Karpheden                Director                                    March 31, 2005
----------------------
Michael L. Karpheden


/s/ Hakan Wretsell                      Director                                    March 31, 2005
----------------------
Hakan Wretsell

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 10-KSB/A
                                 Amendment No. 1

(Mark One)
[X]   ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
      1934

                   For the fiscal year ended December 31, 2004

[ ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the transition period from January 1st, 2004 to December 31st, 2004

                        Commission file number 000-499628

                           TELEPLUS ENTERPRISES, INC.
         ---------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

               NEVADA                                    98-0045023
  (State or other jurisdiction of           (IRS Employer Identification No.)
   incorporation or organization)

        7575 TransCanada, Suite 305, St-Laurent, Quebec, Canada H4T 1V6
                -------------------------------------------------
                    (Address of principal executive offices)

                                 (514) 344-0778
                         -------------------------------
                         (Registrant's telephone number)

Securities registered under Section 12(b) of the Exchange Act:

                                      NONE

Securities registered under Section 12(g) of the Exchange Act:

                    COMMON STOCK, $.001 PAR VALUE PER SHARE

      Check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes
[X] No [ ]

      Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B not contained in this form, and no disclosure will be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

      The issuer's revenues for the most recent fiscal year ended December 31, 2004 were $12,180,501.

      The aggregate market value of the issuer's voting and non-voting common equity held by non-affiliates computed by reference to the average bid and ask price of such common equity as of March 20, 2005, was approximately $8,677,729.

      As of March 20, 2005 the issuer had 71,306,598 shares of common stock, $.001 par value per share outstanding.

                    Documents Incorporated by Reference: NONE

          Transitional Small Business Disclosure Format: Yes [ ] No [X]

EXPLANATORY NOTE: THIS AMENDMENT NO. 1 ON FORM 10-KSB/A TO THE ANNUAL REPORT ON FORM 10-KSB OF TELEPLUS ENTERPRISES, INC. FOR THE YEAR 2004 ENDED DECEMBER 31, 2004 WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2005 IS BEING FILED TO AMEND CERTAIN DISCLOSURES OF PART II IN ITEM 5 CHANGES IN SECURITIES AND ITEM 7 FINANCIAL STATEMENT IN CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY, NOTE #7 COMMON STOCK, NOTE #10 COMPANY FINANCING AND NOTE #11 CONSOLIDATED STATEMENT OF CASH FLOWS, WHICH SHOULD NOW READ AS CONTAINED HEREIN.


                           TELEPLUS ENTERPRISES, INC.
                                   FORM 10-KSB
                          YEAR ENDED December 31, 2004
                                      INDEX

                                     Part I

    Item 1.       Description of Business......................            3

    Item 2.       Description of Property......................           12

    Item 3.       Legal Proceedings............................           12

    Item 4.       Submission of Matters to a Vote of
                  Security Holders.............................           13


                                     Part II

    Item 5.       Market for Common Equity and Related
                  Stockholder Matters..........................           13

    Item 6.       Management's Discussion and Analysis or
                  Plan of Operation............................           14

    Item 7.       Financial Statements.........................           26

    Item 8.       Changes in and Disagreements with
                  Accountants on Accounting and Financial
                  Disclosure...................................           44

    Item 8A.      Controls and Procedures......................           45


                                    Part III

    Item 9.       Directors, Executive Officers, Promoters
                  and Control Persons; Compliance with
                  Section 16(a) of the Exchange Act............           45

    Item 10.      Executive Compensation.......................           48

    Item 11.      Security Ownership of Certain Beneficial
                  Owners and Management and Related
                  Stockholder Matters..........................           49

    Item 12.      Certain Relationships and Related
                  Transactions.................................           50

    Item 13.      Exhibits and Reports on Form 8-K
                  (a)   Exhibits...............................           50

                  (b)   Reports on Form 8-K....................           50

    Item 14.      Principal Accountant Fees and Services.......           51

    Signatures.................................................           52

                                     PART I

ITEM 1.  DESCRIPTION OF BUSINESS

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements in this Annual Report on Form 10-KSB (this "Form 10 KSB"), including statements under "Item 1. Description of Business," and "Item
6. Management's Discussion and Analysis", constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (collectively, the "Reform Act"). Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "will", "should", or "anticipates", or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Teleplus Enterprises, Inc. ("TelePlus", "the Company", "we", "us" or "our") to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. References in this form 10-KSB, unless another date is stated, are to December 31, 2004.

BUSINESS DEVELOPMENT

      TelePlus Enterprises, Inc. (the "Company") was originally incorporated in Nevada as Terlingua Industries, Ltd. on April 16, 1999. The Company's business plan was to engage in online marketing and distribution of organic herbal supplements in an international market. On January 27, 2000, the Company changed its name to HerbalOrganics.com, Inc. ("HerbalOrganics"). Prior to the acquisition, discussed below, the Company had not generated any revenues from operations and was considered a development stage enterprise, as defined in Financial Accounting Standards Board No. 7, whose operations principally involved research and development, market analysis, securing and establishing a new business, and other business planning activities.

      In September 2003, the Company formed a wholly-owned foreign subsidiary, Teleplus Retail Services, Inc. ("Retail"), a Canadian corporation formed under the laws of the province of Quebec. In October 2003, Retail acquired a significant amount of assets from, and assumed certain liabilities of, 3577996 Canada, Inc., a Canadian Business Corporation ("3577996") relating to 3577996's "TelePlus Consumer Services" business. Also in October 2003, Visioneer Holdings Group Inc. acquired control of the Company. 3577996 and Visioneer Holdings Group Inc. ("Visioneer") are controlled by the same shareholders. Marius Silvasan, the Company's Chief Executive Officer and sole Director, controls Visioneer and 3577996. Mr. Silvasan indirectly controls the Company through Visioneer.

      For accounting purposes, the transaction was treated as an acquisition of HerbalOrganics and a recapitalization of 3577996 with accounting treatment similar to that used in a reverse acquisition. 3577996 emerged as the accounting acquirer and the results of its operations carryover. The operations of HerbalOrganics are not carried over and were adjusted to $0. HerbalOrganics (which changed its name to TelePlus Enterprises, Inc.), however, remained as the legal reporting entity.

      Prior to the acquisition, 3577996 had operated the TelePlus Consumer Services business since 1999. As a result of the acquisition by Retail of the TelePlus Consumer Services business from 3577996 and a change in business focus, HerbalOrganics.com, Inc. changed its name to TelePlus Enterprises, Inc. Hereinafter, a reference to the Company or TelePlus includes a reference to the TelePlus Consumer Services business and vice-versa unless otherwise provided.

      In March 2003, the Company declared a 10:1 forward stock split. In October 2003, the Company declared a 2.375:1 forward stock split. The effects of the stock splits have been retroactively reflected in this report on Form 10-KSB unless otherwise stated.

BUSINESS OF THE ISSUER

      The Company is a vertically integrated provider of wireless and landline products and services across North America. The Company's retail division - TelePlus Retail Services, Inc. - owns and operates a national chain of TelePlus branded stores in major shopping malls, selling a comprehensive line of wireless and portable communication devices. TelePlus Wireless, Corp. operates a virtual wireless network selling cellular network access to distributors in the United States. TelePlus Connect, Corp. is a reseller of landline and long distance services including internet services.

      Currently there is a good fit between the Company's resources and the opportunities and threats posed by its external environment. The Company has a diversified product mix that is complemented with unique accessory offerings. The Company has prominently displayed, attractive, strategically located retail outlets, experienced employees and management and strong supplier relations. The Company believes that growth will to come in three folds.

GROWTH IN CANADA:

      The Company through its wholly owned subsidiary TelePlus Retail Services, Inc. currently operates 39 TelePlus branded stores in three Canadian provinces. The Company intends to increase to 70 the number of TelePlus branded stores by 2007. These stores are expected to be located in major metro centers. The Company completed in 2004 acquisition of two companies: SMARTCELL and CELLZ.

      The Company through its wholly owned subsidiary TelePlus Connect, Corp. is planning to offer landline and long distance prepaid services to selected individuals in Canada who cannot obtain basic telecom services from traditional telecom carriers. These individuals are often called the unbanked. Current estimates place the unbanked market in North America at 9.5% of total households and the market size is estimated at over $1 billion.

      To facilitate the rollout of this service the Company has negotiated and expects to soon sign definitive agreements to acquire 100% of the shares of Keda Consulting Corp. and Freedom Phones Lines. The Company also acquired Telizon on January 26th 2005.

      o Keda Consulting Corp. provides a broad range of management consulting services to the North American telecommunications industry, specializing in business development, sales/marketing, and operations. Once the acquisition of Keda is completed, it will change its name to TelePlus Connect Corp. and Keda's management will take over the operations of TelePlus' prepaid landline and long distance telephone service operations. The Company is expected to benefit from Keda's and Freedom's management teams which have much experience in the telecommunications industry. The Company believes a seasoned and experienced management team, familiar with all aspects of the rapidly growing and changing telecommunications business, is a key strategic asset.

      o Freedom Phone Lines, headquartered in Ontario, Canada, is a Bell Canada reseller of landline and long distance services, which services over 3,300 customers in the Ontario area and generates yearly revenues of $2.5 million and EBITDA of $0.300 million.

      o In January 2005, the Company entered into a definitive agreement to acquire Telizon, Inc., subject to the Company receiving financing for the deal. The terms of the acquisition call for the Company to pay $7.2 million in cash no later than 150 days from January 26, 2005. Telizon is a reseller of landline/long distance services and also an Internet service provider. Telizon has annual revenues of $12.0 million and EBITDA of $1.6 million. Management anticipates that the deal, if successfully completed, will accelerate the Company's business plan by 18 months, resulting in a revenue run rate of $30 million and EBITDA of over $1 million, as well as synergies with other Teleplus operations

GROWTH IN THE UNITED STATES:

      TelePlus intends to deploy a private label wireless program under the "TelePlus" brand name in the US. TelePlus Wireless Corp. ("TelePlus Wireless"), a wholly-owned subsidiary of TelePlus Enterprises, Inc. initiated deployment of the Company's MVNO during the month of October. Offering private label wireless services is commonly referred to as creating a Mobile Virtual Network Operator ("MVNO"). This market was developed first in Europe, where more than 20 MVNO's can be found. Virgin Mobile of England and Wireless Maingate of Sweden were among the first group of MVNO's launched in Europe. TelePlus intends to make its phone available at superstores and vending machines throughout the US.

      To facilitate the development and rollout of Teleplus' MVNO service, the Company announced:

      o In November 2004, an agreement with Consumer Cellular for the use of the AT&T Wireless network, now part of Cingular network, which called for the network to be the carrier of choice to run TelePlus' mobile virtual network; and

      o In January 2005, a distribution agreement with Mr. Prepaid. The agreement covers the distribution of Teleplus Wireless services across the Mr. Prepaid Network. Mr. Prepaid, based in the United States, supplies a variety of wireless phones, related accessories and wireless and long distance vouchers to over 700 retail points of distribution located on the East Coast of the United States. Additionally, it recently launched its own Mobile Virtual Network program under the UR MOBILE brand name.

      TelePlus has shown strong revenue growth from $1.4 million in 2000 to $12.2 million as of December 31, 2004. TelePlus delivers high consumer confidence and exceptional customer service, which is evidenced by winning 4 consecutive times the Canadian "Consumer's Choice Award" for best wireless retail business - 2002, 2003, 2004 & 2005.

PRINCIPAL PRODUCTS AND SERVICES

      TelePlus is a leading provider of wireless and portable communication devices in Canada. TelePlus' products include wireless handsets and services from major Canadian carriers, international phones, satellites, home phones and other mobile electronic devices including an exclusive line of international GSM world phones. Sales of these products accounted for over 75% of the Company's total revenue for the fiscal year ended December 31, 2004.

      Over the last few years, TelePlus has successfully negotiated distribution agreements with the major Canadian wireless providers as well as with a variety of communication vendors. Today, those agreements allow TelePlus to promote the following products and services, among others:

         PRODUCT/SERVICE                    PROVIDER/VENDOR
    * Wireless Products/Services            Fido Solutions, Telus Mobility, Bell
                                            Mobility, Virgin Mobile
    * Home Phones                           V-Tech, Sanyo, Siemens, Uniden
    * Pagers and 2-way Pagers               PageNet, Unipage,
    * Satellite Dish systems                StarChoice

      TelePlus' range of products offering has continuously increased since inception. TelePlus continuously re-evaluates its product offering to include items that have both solid retail potential and the ability to further boost demand for our existing product lines. TelePlus expects to continue developing its product offering over the next few years to become the premier choice of consumers seeking the purchase of wireless and portable communication devices.

      TelePlus is the largest small store multi-brand wireless retailer in the province of Quebec. The Company had $ 12,180,501 in sales revenue for the fiscal year ended December 31, 2004. The Company's wireless partners have identified the Company as a top wireless retailer due to high sales performance and excellent customer service. The Company markets its products and services to virtually every market segment. During the fiscal year ended December 31, 2004, TelePlus embarked on an aggressive five-year expansion plan, discussed in more detail below under "Item 6. Management's Discussion and Analysis."

      The Canadian wireless market consists of business clients and consumer users. The market for business clients can be further subdivided into operational users and professional users. Operational users include primarily firms which view wireless services and devices as a tool to increase productivity and reduce costs. Professional users primarily include users using wireless services and devices to facilitate communication and increase their availability to swiftly deal with customer and supplier demands. The consumer users market can be subdivided into families and youths.

      Each market segment gives particular importance to the different wireless market attributes. Business clients are more focused on awareness, networks, devices and standards whereas consumer users focus on awareness and price. Operational users place more importance on standards and software than do professional users or consumer users.

      The Company selects retail outlets based on each Canadian wireless carrier's targeted market strategy and the importance that each market segment gives to the market attributes. Based on this information, the Company locates its retail outlets in malls in major metropolitan areas that have shown a consistent demographic increase over the last few years with similar or improving trends over the foreseeable future, the population of which predominately consists of young families or single professionals earning average to higher than average incomes.

DISTRIBUTION

      TelePlus has earned a reputation for revolutionizing the wireless marketplace in Canada. To differentiate its product offering from that of its competitors, TelePlus operates 39 TelePlus branded stores under the "one-stop wireless shop" concept. The Company has warehouses in Montreal and Toronto from which it distributes its products to the retail locations. The Company uses a sophisticated point-of-sale ("POS") system to manage its inventory requirements and efficiently distribute inventory to the retail locations.

      Teleplus provides its customers with a wide range of choices for wireless products and services from different service providers and manufacturers. TelePlus is not locked into an agreement with any one wireless service provider; therefore, the Company maintains the flexibility to provide its customers with more services than its competition. In addition, TelePlus' flexibility and speed, supported by its professional sales consultants, provides its customers with extensive technical support in both product knowledge and service programs. This "one-stop wireless shop" concept differs from the conventional wireless store business model employed by most of its competitors. The "one-stop wireless shop" concept delivers customers with an optimum wireless solution based on their particular needs and expectations.

      TelePlus does not set the retail prices that it charges for products sold to its customers. The Company's suppliers require the Company to sell the products at manufacturers' suggested retail prices. The strategy generally protects the Company's sales margins and limits price-based competition. However, during periods of intense competition among wireless carriers this strategy leads to price erosion particularly on handsets that are sold to first time buyers which tend to be very price conscientious as discussed in more detail under "Item 6. Management's Discussion and Analysis."

      The Company's suppliers provide a full refund policy on most of their products which the Company extends to its customers. This refund policy minimizes the Company's losses of margin as a result of returned products.

      In addition, the Company benefits of protection mechanisms from its suppliers that protect the Company's margins against erosion. Any changes in the retail price of handsets, which is the largest selling product in dollar value, allows the Company to claim the reduction in profit through carrier credits.

COMPETITIVE OVERVIEW

WIRELESS SECTOR

      The wireless industry is a vast and fast growing industry of the Telecommunications Sector. As time passes, wireless phones are becoming more and more commonplace. According to EMC, a leading researcher and publisher of intelligence about wireless markets, there are now more than 1 billion wireless phone subscribers worldwide and 50% of all calls in the world will soon be wireless. IDC estimates that total sales of worldwide mobile phones increased 20% in 2004 to 658 million units. Some key trends that investors should be aware of and are important in evaluating the industry's potential growth include the following:

o The costs of acquiring and maintaining a wireless plan has dropped over the years as a result of pricing pressures, promotional events by carriers, and increased customer churn (customer churn is defined as the number of clients who cancel their contract with the carrier prior to the end of the term);

o The wireless telecommunications industry is experiencing (and will continue to experience) significant technological change, which has led wireless carriers to upgrade their wireless networks capabilities and rollout new product and service offerings, such as photos, music, and wireless Internet (Wi-FI);

o Wireless phone manufactures, such as Samsung, LG, and Pantech, are now marketing next generation phones with advanced features;

o The image of wireless devices has changed from a luxury gadget to a business and entertainment tool. Moreover, the Yankee Group has stated that Americans are now looking at wireless service as a utility rather than a novelty;

o Wireless number portability, which recently took effect, provides customers with more flexibility when choosing a carrier and increases the rate of new activations; and

o According to J.D. Power, consumers are increasingly more satisfied with their wireless service, call quality, and cost.

CANADIAN WIRELESS INDUSTRY

      According to industry data, by the end of 2005, more than half of all Canadians will be mobile phone customers. Canadians currently use more than 12 million wireless phones on a daily basis. According to the Canadian Radio-television and Telecommunications Commission, the wireless industry is a key driver of the Canadian Telecommunications sector, consistently posting double digit sales gains; recently increasing 13% to over $8 billion. The Canadian Wireless Telecommunications Association estimates that in 2004 there were over 13.6 million wireless subscribers, including 10.4 million postpaid and
3.2 million prepaid.

      In Canada, consolidation amongst wireless carriers has been a trend. Recently, Rogers Wireless announced deals with AT&T Wireless and Microcell that has positioned it as the largest carrier of wireless services in Canada, with about 37% market share or 5.298 million subscribers. Other major carriers, in market share order, include Bell Mobility, a unit of BCE (NYSE: BCE), with a 33% market share and TELUS Mobility with a 26% market share.

AMERICAN WIRELESS INDUSTRY

      The vastness and fast growing nature of the American wireless industry is illustrated by the following statistics: In a January 2005 Business Week article, Gartner estimated that 2005 wireless revenues will grow 11% to $122.5 billion;

o Euromonitor, in a July 2003 report, estimated that in 2003 the retail post-paid wireless industry totaled $3.8 billion, and is expected to reach $5.1 billion by 2007. Atlantic-ACM estimated in February 2003, that the pre-paid retail wireless industry will grow from $4.4 billion in 2003 to $9.5 billion in 2007;

o According to J.D. Power, 59% of the U.S. households have a wireless phone connection. Industry analysts project that penetration rates will reach 60% to 70% by 2005;

o The Yankee Group stated in an August 2004 report that 50% of 13 to 17 year olds have a wireless phone, a sizable increase from a 2003 survey in which 33% of teens were reported to have a wireless phone. Increased penetration of this segment of the population has been driven by an increase in marketing of family plans;

o The Yankee Group also projected that by the end of 2006, there will be over 200 million wireless phone subscribers;

o The Federal Communication Commission (FCC) stated in a September 2004 report that 97% of the total domestic population live in an area in which at least three carriers offer wireless services;

o The FCC also found that at the end of 2003 there were 160.6 million wireless subscribers, a 13.3% increase from the end of 2002. These subscribers used their service, on average, 500 minutes per month. Minute usage increased by 17.1% over the prior year driven by an increase in text messaging and more advanced headsets that were utilized for advanced and novel leisure and entertainment purposes; and

o According to First Global Research, the domestic wireless market is adding 4 to 5 million net new subscribers each quarter.

      The major wireless carriers in the United States in order of subscribers are Cingular (a joint venture of BellSouth Corp. and SBC Communications Inc.), Verizon Wireless (a unit of Verizon), SprintPCS, TMobile (a unit of Deutsche Telekom), and Nextel. According to Bear Stearns and Baird, these operators at last count had over 138 million subscribers and last twelve months revenues of over $80 billion. The five major carriers have over 80% market share of the total wireless market in the United States of 172 million at the end of the third quarter of 2004.

      Consolidation amongst carriers in the United States has also been an ongoing trend. In late 2004, Cingular finalized its combination with AT&T Wireless. More recently, Sprint and Nextel have stated their intention to combine. Consolidation is also apparent in the second tier as Western Wireless (NASDAQ: WWCA), a regional wireless carrier, is in the midst of being acquired by Alltel (NYSE: AT), the sixth largest wireless carrier.

      According to the AP, the FON/NXTL deal would fortify Sprint's position as the nation's third largest wireless service provider behind Cingular Wireless and Verizon Wireless and have 35 million wireless subscribers and $40 billion in annual revenue. The Alltel and Western Wireless deal would create a $10 billion Company with 9.8 million subscribers or about 6% of the wireless market in the United States.

      According to Bloomberg, industry consolidation is occurring due to a more competitive business environment. Carriers are suffering from lower average price per minute and a lower rate of new subscribers being added to the overall subscriber base.

RETAIL WIRELESS INDUSTRY OVERVIEW

      The Company's primary business is wireless retail operations in Canada. The Canadian and Worldwide retail wireless industry (post-paid and pre-paid) is a huge and fast growing industry in the Retail Technology Sector. (FYI: post-paid customers subscribe to a monthly service plan usually under a one or two year contract, while pre-paid customers typically do not sign a contractual agreement with a cellular carrier. Consumers typically buy airtime in $20 to $100 denominations at a higher per minute rate than most postpaid plans).

      The retail wireless industry is highly competitive and fragmented, with no dominant player. The Company's retail operations primarily compete with a variety of small distributors and specialized retailers, such as Cabine Telephonique and Wireless Wave, that focus on a particular segment of the market, as well as a few single large distributors/retailers in Canada that offer a broad range of products, including FutureShop, Office Depot (NYSE: ODP), and Best Buy (NYSE: BBY). Competition may also come from the Company's own suppliers/distributors/carriers who sell directly to commercial and retail customers. Additionally, a number of companies (well known and obscure) have established e-commerce operations targeted at the wireless consumer.

      Competition in the industry is based on product quality, competitive pricing, delivery efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate changes in technology and customer preferences.

      Publicly traded companies in the United States that have retail wireless operations include: Circuit City (NYSE: CC), BestBuy, FTS Group (OTC BB: FLIP), Office Depot (NYSE: ODP), and RadioShack (NYSE: RSH).

MVNO MARKET OVERVIEW

      Mobile Virtual Network Operators (MVNOs), which buy mobile services from established wireless operators and resell the service under their own brand names, were first developed in Europe, where there are currently over 20 MVNO's, including Virgin Mobile and Wireless Maingate. These two companies are believed to be two of the early pioneers in this space. Others companies that have or are developing MVNO offerings in North America include AT&T (NYSE: T), Boost, ESPN, Tracfone, Qwest (NYSE: Q), and Vonage.

      In a recent article in the Wall Street Journal, the author mentioned that industry watchers believe Virgin Mobile USA, an MVNO with over 2 million subscribers that resells access to the Sprint network, is set to go public in the near future. If this should occur, it would represent the only pure publicly traded MVNO Company in the United States. Already, Virgin Mobile UK, an MVNO with over 4 million subscribers in the UK that resells access to the T-Mobile network, is publicly traded in Europe.

      The primary advantage of operating as an MVNO is that such an operation requires much less capital and overhead than the operations of a traditional wireless carrier. An MVNO simply utilizes existing networks from established carriers. However, substantial amounts of monies may be needed to build brand recognition and pay for access to a carrier's network.

      A secondary advantage to retail oriented companies, such TLPE, is that an MVNO offering may provide opportunity to expand its overall margins as it picks up incremental revenues at higher margins.

DEPENDENCE ON ONE OR A FEW CUSTOMERS

      As of December 31, 2004, amounts due from two customers amounted to 99% of total trade accounts receivable. One customer accounted for 28% of total revenues for the year ended December 31, 2004.

INTELLECTUAL PROPERTY

      TelePlus filed an application to obtain "SimplySellular" as a trademark which it was granted January 7th 2005.

NEED FOR GOVERNMENT APPROVAL

      TelePlus does not need any government approval.

EMPLOYEES

      TelePlus has a total of 175 employees, 140 of which are employed on a full-time basis.

RECENT BUSINESS DEVELOPMENTS

      On July 12, 2004, Teleplus secured $11,000,000 in financing from Cornell Capital Partners LP. The terms of the transaction call for TelePlus to receive initial funding in the amount of $1,000,000 payable in three (3) installments:
$450,000 payable on closing, $400,000 payable upon filing of a registration statement and the balance of $150,000 payable upon the registration statement becoming effective. As part of the transaction the Company also secured $10,000,000 under a Standby Equity Agreement. Teleplus can draw the funds under the Standby Equity Agreement over a 24 month period based on Teleplus' funding requirements subject to an effective registration with the SEC which became effective Oct 1st 2004. The proceeds will be used to finance existing and future acquisitions, capital expenditures, increases in inventory and for general working purposes. As at October 10, 2004 Teleplus has received the initial $1,000,000 pertaining to this agreement. Teleplus has set up a convertible debenture on its balance sheet to account for this Transaction. Agreements pertaining to the financing arrangement were filed. In connection with the Standby Equity Agreement Teleplus issued 258,098 shares of common stock as financing costs.

      As at December 31, 2004 Teleplus has received an additional $ 1,750,000 from Cornell Capital Partners LP. These funds were drawn against the $10,000,000 Standby Equity Agreement that was secured on July 16, 2004.

      In October 2004, the Company signed a Letter of Intent (LOI) to acquire all of the assets, except the phone card business assets, of US based Mr. Prepaid. The terms of the transaction call for TelePlus to pay a combination of cash and stock compensation valued at up to approximately USD$3 million to the principals of Mr. Prepaid. January 18, 2005 after conducting a thorough due diligence review of Mr. Prepaid, the Company and its strategic advisors have decided that the prudent decision is not to proceed with the acquisition. Rather, It was decided that a network wide distribution agreement would be more beneficial to the Company at this time, the details of which are as follows:

      o Shareholder Dilution - TelePlus and its strategic advisors determined that a network wide distribution agreement would reap substantially the same benefit to the Company without creating any dilution for shareholders

      o Focus On Core Competency - Our due diligence process indicated that an acquisition of Mr. Prepaid would require significant attention and resources towards initiatives that did not involve our core competency and would divert management from its plan to establish TelePlus as a significant participant within our industry.

      o Highest and Best Use of Company Resources - It was determined that use of TelePlus cash and human resources would generate a far greater return on investment if aimed towards developing a national distribution network, as opposed to the narrower geographical reach of Mr. Prepaid.

      o Capitalizing on Focused Opportunities - TelePlus has and will have the opportunity to take advantage of business opportunities that are focused on our core industry strengths. As such, it was determined that capitalizing on such opportunities would yield greater returns on investment and equity than any acquisition of Mr. Prepaid could.

      In November 2004, the Company hired Kelly McLaren as its new COO and President.

      In December 2004, the Company announced it had signed a definitive agreement to acquire 100% of the shares of Freedom Phones Lines. Freedom Phone Lines, headquartered in Ontario, Canada, is a Bell Canada reseller of landline and long distance services, which serves over 3,300 customers in the Ontario area and generates yearly revenues of $2.5 million and EBITDA of $0.300 million. The terms of the acquisition call for the Company to pay $0.480 million in cash upon closing and issue $0.480 million worth of shares also upon closing to the shareholders of Freedom.

      In December 2004, the Company announced it had signed a definitive agreements to acquire 100% of the shares of Keda Consulting Corp. Keda Consulting Corp. provides a broad range of management consulting services to the North American telecommunications industry, specializing in business development, sales/marketing, and operations. Once the acquisition of Keda is completed, it will change its name to TelePlus Connect Corp. and Keda's management will take over the operations of TelePlus' prepaid landline and long distance telephone service operations. The Company is expected to benefit from Keda's and Freedom's management teams which have much experience in the telecommunications industry. The Company believes a seasoned and experienced management team, familiar with all aspects of the rapidly growing and changing telecommunications business, is a key strategic asset. The terms of the transaction call for TelePlus to pay the shareholders of Keda on an earn-out basis up to $16 million based on the achievement by TelePlus Connect of specific EBITDA benchmarks during the next 48 months.

      In January 2005, the Company announced it entered into a definitive agreement to acquire Telizon, Inc., subject to The Company receiving financing for the deal. The terms of the acquisition call for the Company to pay $7.2 million in cash no later than 150 days from January 26, 2005. Telizon is a reseller of landline/long distance services and also an Internet service provider. Telizon has annual revenues of $12.0 million and EBITDA of $1.6 million.

ITEM 2. DESCRIPTION OF PROPERTY

      TelePlus currently has in place 39 leases for various properties, consisting of 38 retail store leases and 1 lease for its principal office in Montreal Canada. The retail stores are located in provinces of Quebec, Ontario and British Columbia, Canada. The retail stores vary in size from 300 to 700 square feet. The Company's principal office is located in approximately 5,500 square feet of leased office. The aggregate monthly rental commitment for the retail stores is USD$105,999. The monthly rental commitment for the principal office is USD$5,834. The term of the leases vary between 2 to 5 years.

ITEM 3. LEGAL PROCEEDINGS

      The following proceedings have been instigated against the Company. The Company does not believe that the following legal proceedings would have a materially adverse impact on the Company's business or its results of operations, nevertheless such proceedings are disclosed.

      Goods and Services. TelePlus is currently defending an action instigated against it by one of its suppliers. Such supplier claims that the Company defaulted on the payment of goods sold by supplier to the Company. The Company claims that it failed to pay the goods sold by supplier because such goods were purchased contingent on supplier making available to the Company wireless network access which supplier failed to provide. The Company is unable to sell these goods at retail and has attempted, without success, to return the goods to the supplier. The supplier has refused to take the goods back. Total liability to the Company, if it losses the claim, may reach a maximum of $20,000.

      Proposed Tax Assessment. Teleplus is involved in proceedings with the Minister of Revenue of Quebec ("MRQ"). The MRQ has proposed an assessment of for the Goods and Services Tax ("GST") and Quebec Sales Tax ("QST") of approximately CDN$474,000 and penalties of approximately CDN$168,000. The proposed tax assessment is for CDN$322,000 for QST and CDN$320,000 for GST. Teleplus believes that certain deductions initially disallowed by the MRQ for the QST are deductible and is in the process of compiling the deductions to the MRQ. It is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

      Wrongful Dismissal: A former employee of TelePlus retail Services, Inc., a subsidiary of the Company, has instigated a claim in Quebec Superior Court in the amount of $90,000 against the Company for wrongful dismissal. The Company doesn't believe the claim to be founded and intends to vigorously contest such claim. The parties are at discovery stages.

The Company has instigated the following claim against Wal-Mart Canada, corp.:

      Wal-Mart Canada, Corp. The Company's subsidiary, TelePlus Management, has instigated September 23rd, 2004 in the Ontario Superior Court of Justice a USD$2.3 million claim against Wal-Mart Canada Corp. for breach of agreement. Parties are at discovery stages.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

      None

                                     PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

"Bid" and "asked" offers for the common stock are listed on the NASDAQ OTC-Bulletin Board published by the National Quotation Bureau, Inc. The Company's common stock began trading in the first quarter of 2003, under the trading symbol, "HBOG". The symbol was changed to "TLPE" in connection with the Company's name change on October 10, 2003.

The following table sets forth the high and low bid prices for the Company's common stock for the periods indicated as reported by the NASDAQ OTC-Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                            Bid Prices

Quarter Ended                      High                    Low
-------------                      -----                  -----
December 31, 2004                  $0.42                  $0.37
September 30, 2004                 $0.47                  $0.42
June 30, 2004                      $0.74                  $0.65
March 31, 2004                     $2.57                  $2.47

There were 78 holders of record of the common stock as of March 28, 2005. The Company has never paid a cash dividend on its common stock and does not anticipate the payment of a cash dividend in the foreseeable future. The Company intends to reinvest in its business operations any funds that could be used to pay a cash dividend. The Company's common stock is considered a "penny stock" as defined in certain rules (the "Rules") under the Securities Exchange Act of 1934. In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets (none of which conditions the Company meets) is considered a penny stock. The SEC's rules regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus the Rules affect the ability of broker-dealers to sell the Company's shares should they wish to do so because of the adverse effect that the Rules have upon liquidity of penny stocks. Unless the transaction is exempt under the Rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for the Company's securities may be severely adversely effected by limiting the ability of broker-dealers to sell the Company's securities and the ability of purchasers of the securities to resell them.

RECENT SALES OF UNREGISTERED SECURITIES

      None.

CHANGES IN SECURITIES

      During the fourth quarter we issued 512,181 common shares to Cornell Capital Partners ("Cornell") in connection with the the conversion of convertible debentures.

      During the fourth quarter we issued 551,125 common shares to Cornell Capital Partners ("Cornell").

      In December, 2004, the Company issued an aggregate of 140,000 common shares of its common stock, $.001 par value per share which were not registered under the Act to the Cellz principals in connection with the acquisition of Cellz. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

      In December, 2004, the Company issued an aggregate of 120,000 common shares of its common stock, $.001 par value per share which were not registered under the Act to the SmartCell principals in connection with the acquisition of SmartCell. The Company claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients had access to information that would be included in a registration statement, took the shares for investment and not resale and the Company took appropriate measures to restrict transfer.

      In December, 2004 we issued 10,000 common shares of our common stock to Michael Karpheden, a director of the Company, as director's compensation pursuant to a private placement.

      In December, 2004 we issued 10,000 common shares of our common stock to Hakan Wretsell, a director of the Company, as director's compensation pursuant to a private placement.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      This report contains forward looking statements within the meaning of
Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934. These forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results, including those set forth under "Factors that may affect future results" in this Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this report. The following discussion and analysis should be read in conjunction with "Selected Financial Data" and the Company's financial statements and notes thereto included elsewhere in this report.

OVERVIEW

      The Company was originally incorporated in Nevada as Terlingua Industries, Ltd. on April 16, 1999. The Company's business plan was to engage in online marketing and distribution of organic herbal supplements in an international market. On January 27, 2000, the Company changed its name to HerbalOrganics.com, Inc. ("HerbalOrganics"). Prior to the transactions discussed below, the Company had not generated any revenues from operations and was considered a development stage enterprise, as defined in Financial Accounting Standards Board No. 7, whose operations principally involved research and development, market analysis, securing and establishing a new business, and other business planning activities.

      On October 10, 2003, Visioneer Holdings Group Inc. ("Visioneer") subscribed to purchase 18,050,000 restricted, newly issued shares of the Company's common stock, $.001 par value per share. Also on that same date, Visioneer purchased 23,750,000 shares of issued and outstanding common stock from Thomas Whalen, the Company's former Chief Executive Officer. As a result of the subscriptions and the purchase, control of the Company shifted to Marius Silvasan, the beneficial owner of Visoneer.

      In September 2003, the Company formed a wholly-owned subsidiary, Teleplus Retail Services, Inc., a Quebec, Canada Corporation ("Teleplus Retail"). In October 2003, Teleplus Retail purchased substantially all of the assets of 3577996 Canada Inc., a Canada Business Corporation ("3577996"), that related to 3577996's "TelePlus Consumer Services" business.

      The Company is a vertically integrated provider of wireless and landline products and services across North America. The Company's retail division - TelePlus Retail Services, Inc. - owns and operates a national chain of TelePlus branded stores in major shopping malls, selling a comprehensive line of wireless and portable communication devices. TelePlus Wireless, Corp. operates a virtual wireless network selling cellular network access to distributors in the United States. TelePlus Connect, Corp. is a reseller of landline and long distance services including internet services.

MARKETING STRATEGY

      Currently there is a good fit between the Company's resources and the opportunities and threats posed by its external environment. The Company has a diversified product mix that is complemented with unique accessory offerings. The Company has prominently displayed, attractive, strategically located retail outlets, experienced employees and management and strong supplier relations. The Company believes that growth will to come in three folds.

GROWTH IN CANADA:

      The Company through its wholly owned subsidiary TelePlus Retail Services, Inc. currently operates 39 TelePlus branded stores in three Canadian provinces. The Company intends to increase to 70 the number of TelePlus branded stores by 2007. These stores are expected to be located in major metro centers. The Company completed in 2004 acquisition of two companies: SMARTCELL and CELLZ.

      The Company through its wholly owned subsidiary TelePlus Connect, Corp. is planning to offer landline and long distance prepaid services to selected individuals in Canada who cannot obtain basic telecom services from traditional telecom carriers. These individuals are often called the unbanked. Current estimates place the unbanked market in North America at 9.5% of total households and the market size is estimated at over $1 billion.

      To facilitate the rollout of this service the Company has negotiated and expects to soon sign definitive agreements to acquire 100% of the shares of Keda Consulting Corp. and Freedom Phones Lines. The Company also acquired Telizon, Inc. on January 26th 2005.

      o Keda Consulting Corp. provides a broad range of management consulting services to the North American telecommunications industry, specializing in business development, sales/marketing, and operations. Once the acquisition of Keda is completed, it will change its name to TelePlus Connect Corp. and Keda's management will take over the operations of TelePlus' prepaid landline and long distance telephone service operations. The Company is expected to benefit from Keda's and Freedom's management teams which have much experience in the telecommunications industry. The Company believes a seasoned and experienced management team, familiar with all aspects of the rapidly growing and changing telecommunications business, is a key strategic asset.

      o Freedom Phone Lines, headquartered in Ontario, Canada, is a Bell Canada reseller of landline and long distance services, which services over 3,300 customers in the Ontario area and generates yearly revenues of $2.5 million and EBITDA of $0.300 million.

      o In January 2005, the Company entered into a definitive agreement to acquire Telizon, Inc., subject to the Company receiving financing for the deal. The terms of the acquisition call for the Company to pay $7.2 million in cash no later than 150 days from January 26, 2005. Telizon is a reseller of landline/long distance services and also an Internet service provider. Telizon has annual revenues of $12.0 million and EBITDA of $1.6 million. Management anticipates that the deal, if successfully completed, will accelerate the Company's business plan by 18 months, resulting in a revenue run rate of $30 million and EBITDA of over $1 million, as well as synergies with other Teleplus operations

GROWTH IN THE UNITED STATES:

      TelePlus intends to deploy a private label wireless program under the "TelePlus" brand name in the US. TelePlus Wireless Corp. ("TelePlus Wireless"), a wholly-owned subsidiary of TelePlus Enterprises, Inc. initiated deployment of the Company's MVNO during the month of October. Offering private label wireless services is commonly referred to as creating a Mobile Virtual Network Operator ("MVNO"). This market was developed first in Europe, where more than 20 MVNO's can be found. Virgin Mobile of England and Wireless Maingate of Sweden were among the first group of MVNO's launched in Europe. TelePlus intends to make its phone available at superstores and vending machines throughout the US.

         To facilitate the development and rollout of Teleplus' MVNO service, the Company announced:

      o In November 2004, an agreement with Consumer Cellular for the use of the AT&T Wireless network, now part of Cingular network, which called for the network to be the carrier of choice to run TelePlus' mobile virtual network; and

      o In January 2005, a distribution agreement with Mr. Prepaid. The agreement covers the distribution of Teleplus Wireless services across the Mr. Prepaid Network. Mr. Prepaid, based in the United States, supplies a variety of wireless phones, related accessories and wireless and long distance vouchers to over 700 retail points of distribution located on the East Coast of the United States. Additionally, it recently launched its own Mobile Virtual Network program under the UR MOBILE brand name.


COMPARISON OF OPERATING RESULTS

FISCAL YEAR ENDED DECEMBER 31, 2004 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2003

      Sales revenues for the fiscal year ended December 31, 2004 increased $4,528,526(or 59%) to $12,180,501 as compared to $7,651,975 for the fiscal year ended December 31, 2003. The increase in sales revenues was primarily to acquisition of new stores and opening of new retail outlets by the Company.

      Cost of revenues for the year ended December 31, 2004 increased $3,305,435 (or 59%) to $8,882,478 as compared to $5,577,043 for the fiscal year ended December 31, 2003. The Company maintained the same cost of revenues 73% for the fiscal year ended December 31, 2004 as compared to the fiscal year ended December 31, 2003.

      Gross profit as a percentage of sales ("gross profit margin") was unchanged at 27% for the fiscal year ended December 31, 2004 as compared to the fiscal year ended December 31, 2003. The Company was able to increase the overall revenues of the Company and maintain the same gross profit margin as was achieved by lower sales for the fiscal year ended December 31, 2003.

      General, administrative, ("G&A") expense for the fiscal year ended December 31, 2004 increased $1,323,155 (or 50%) to $3,975,318 as compared to $2,652,163 for the fiscal year December 31, 2003. The increase in G&A was due to higher store operating costs associated with the increase in the number of stores, increase in head office costs to support the expansion of the Company through the end of 2004, and increased costs associated with acquisitions and costs incurred in obtaining additional financing.

      The Company increased its advertising expense for the fiscal year ended December 31, 2004 by $14,000 (or 52%) to $41,000 as compared to $27,000 for the fiscal year ended December 31, 2003. The increase in advertising expense was due to increased number of stores for the fiscal year ended December 31, 2004.

      Interest expense increased to $71,904 for the fiscal year ended December 31, 2004 from $3,706 for the fiscal year ended December 31, 2003 The increase was due mainly to the accrual of interest on the convertible debt and promissory note as part of the capital raised by the Company during the fiscal year ended December 31, 2004.

      The Company had a net loss of $1,073,970 for the fiscal year ended December 31, 2004, as compared to net loss of $715,787 for the fiscal year ended December 31, 2003. The increase in net loss was due mainly to an increase in the Company's depreciation and amortization expense of intangible assets, interest expenses and one time non recurring expenses. The total increase in these expenses was $363,480 reaching $536,675 during the fiscal year ended December 31, 2004 compared to $173,195 during the fiscal year ended December 31, 2003.

      As of December 31, 2004, the Company had an accumulated deficit of $1,759,130.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2004 COMPARED TO THE THREE MONTHS ENDED DECEMBER 31, 2003

Sales revenues for the quarter ended December 31, 2004 increased $3,996,467 (or 33%) as compared to $2,756,959 for the quarter ended December 31, 2003. The increase in sales is due to the increase in the number of retail outlets versus the previous year.

Cost of revenues for the quarter ended December 31, 2004 increased $2,871,478 (or 48%) as compared to $1,826,833 for the quarter ended December 31, 2003. The increase in cost of revenues is due to the increase in the number of stores and lower carrier incentives versus the previous year.

Gross profit as a percentage of sales ("gross profit margin") decreased to 28% for the quarter ended December 31, 2004 from 34% for the quarter ended December 31, 2003. The decrease is due mainly to lower carrier incentives paid to the Company as compared to the quarter ended December 31, 2003.

General, Administrative ("G&A) expense for the quarter ended December 31, 2004 increased $1,117,761 (or 39%) as compared to $796,438 for the quarter ended December 31, 2003. The increase in G&A was due mainly to the increase in new store locations in 2004, costs incurred in acquisitions and costs incurred in obtaining new financing.

The Company had a net operating profit of $7,228 for the quarter ended December 31, 2004 but had a net loss of $ 237,498 for such quarter, as compared to a net profit of $ 53,248 for the quarter ended December 31, 2003. The net loss was mainly due to an increase in the Company's depreciation and amortization of intangible assets and interest expenses. The total increase in these expenses was $197,091 for the quarter ended December 31, 2004.

LIQUIDITY AND CAPITAL RESOURCES

      As of December 31, 2004, total current assets were $3,096,674 which consisted of $383,313 of cash, $1,257,865 of accounts receivable, $1,080,024 of inventories, and $375,472 of prepaid expenses.

      As of December 31, 2004, total current liabilities were $4,792,542 which consisted of $2,254,880 of accounts payable expenses, $628,662 of accrued expenses, $359,000 of stock obligations expenses, and 1,550,000 of a promissory note.

      The Company had negative net working capital at December 31, 2003 of $(1,695,868). The ratio of current assets to current liabilities was 0.66.

      The Company had a net increase in cash of $282,509 for the fiscal year ended December 31, 2004 as compared to a net increase in cash of $24,667 for the fiscal year ended December 31, 2003. Cash flows from financing activities represented the Company's principal source of cash for the fiscal period ended December 31, 2004 and ended December 31, 2003. Cash flows from financing activities during the fiscal period ended December 31, 2004 were $2,431,019, consisting of proceeds in the amount of $160,658 from the issuance of common stock, $1,577,973 from the issuance of a promissory note, and $692,388 from the issuance of convertible debentures. During the fiscal year ended December 31, 2003, the Company made $12,789 of payments on loans payable to shareholder and received $675,838 from the issuance of common stock.

      During the fiscal period ended December 31, 2004, the Company had $1,316,192 cash used in operating activities as compared to the fiscal period ended December 31, 2003, where the Company had $136,205 cash used in operating activities. The cash used in operating activities for the fiscal year ended December 31, 2004 was due to accounts receivable that increased by $53,572, inventories that increased by $61,165, prepaid expenses that increased by $279,325, accounts payable that decreased by $341,918 which were offset by other assets that decreased by $98,786 and accrued liabilities that increased by $70,201. The cash used in operating activities for the fiscal year ended December 31, 2003 was due to accounts receivable that increased by $1,021,362, inventories that increased by $226,293, prepaid expenses that increased $67,893, other assets that increased by $74,939, and income taxes payable that decreased by $28,898 which were offset by accounts payable that increased by $1,515,116, and accrued expenses that increased by $346,411.

      Capital expenditures were $659,180 for the fiscal period ended December 31, 2004 as compared to $505,809 for the fiscal year ended December 31, 2003. The Company used $ 170,839 to acquire other companies in 2004. The expenditures represent negative cash flows from investing activities.

      The Company requires additional capital to support strategic acquisitions and its current expansion plans. The Company currently has in place a revolving credit facility with a third party. Such facility provides the Company access with up to $10M in financing based on the Company's needs and subject to certain conditions. Should the Company not be able to draw down on such credit facility as required this may require the Company to delay, curtail or scale back some or all of its expansion plans. Any additional financing may involve dilution to the Company's then-existing shareholders.

COMMITMENTS FOR OPERATING LEASES:

      The Company has several operating leases, primarily for office space and storage under which the Company is required to pay operating costs such as maintenance and insurance. Rental expense for the operating leases for the years ended December 31, 2004 and 2003 was $1,018,007 and $657,132, respectively. As of December 31, 2004, the minimum lease payment under these leases during 2005 was $830,287.

RISK FACTORS

      Management Recognizes That We Must Raise Additional Financing To Fund Our Ongoing Operations And Implement Our Business Plan. The Company requires additional capital to support strategic acquisitions and its current expansion plans. The Company currently has in place a revolving credit facility with a third party. Such facility provides the Company access with up to $10M in financing based on the Company's needs and subject to certain conditions. Should the Company not be able to draw down on such credit facility as required this may require the Company to delay, curtail or scale back some or all of its expansion plans. Any additional financing may involve dilution to the Company's then-existing shareholders.

      We Are Currently Involved In Legal Proceedings With The Minister Of Revenue Of Quebec, Canada, The Outcome Of Which Could Have A Material Adverse Affect On Our Financial Position. 3577996 Canada Inc. is involved in legal proceedings with the Minister of Revenue of Quebec. The Minister of Revenue of Quebec has proposed a tax assessment of approximately $474,000CDN and penalties of approximately $168,000CDN. The proposed tax assessment is for $322,000CDN for Quebec Sales Tax and $320,000CDN for Goods and Services Tax. 3577996 believes that certain deductions initially disallowed by the Minister of Revenue of Quebec for the Quebec Sales Tax are deductible and we are in the process of compiling the deductions for the Minister of Revenue of Quebec. It is possible that the outcome of these proceedings could have a material adverse affect on our cash flows or our results of operations,

      Our Inability To Secure Competitive Pricing Arrangements In A Market Dominated By Larger Retailers With Higher Financial Resources Could Have A Material Adverse Affect On Our Operations. Profit margins in the wireless and communication industry are low. Our larger competitors, who have more resources, have the ability to reduce their prices significantly lower than current prices. This would further reduce our profit margins. Should such an event occur and management chose not to offer competitive prices, we could lose our market share. If we chose to compete, the reduction in profit margins could have a material adverse effect on our business and operations.

      We Have Historically Lost Money And Losses May Continue In The Future, Which May Cause Us To Curtail Operations. Since 2003 we have not been profitable and have lost money on both a cash and non-cash basis. For the year ended December 31, 2004 we incurred a net loss of $1,073,970 and our accumulated deficit was $1,759,130. Our net loss for the year ended December 31, 2003 was $715,787 and our accumulated deficit at the end of December 31, 2003 was $685,160. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

      We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets On December 31, 2003 And 2004, Were Not Sufficient To Satisfy Our Current Liabilities And, Therefore, Our Ability To Continue Operations Is At Risk. We had a working capital deficit of $1,695,868 for the year ended December 31, 2004 and $788,117 for the year ended December 31, 2003, which means that our current liabilities exceeded our current assets on December 31, 2004 by $1,695,868 and by $788,117 on December 31, 2003. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on December 31, 2004, and on December 31, 2003 were not sufficient to satisfy all of our current liabilities on those dates. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise additional capital or debt to fund the deficit or curtail future operations.

      Our Obligations Under The Secured Convertible Debentures Are Secured By All of Our Assets. Our obligations under the secured convertible debentures, issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of the secured convertible debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cease operations.

      Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock. Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact shareholders' ability to sell shares of our common stock.

      Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements. Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, AS AMENDED. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

      o     With a price of less than $5.00 per share;

      o     That are not traded on a "recognized" national exchange;

      o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

      o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      o Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

      We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations. Our success largely depends on the efforts and abilities of key executives, including Marius Silvasan, our Chief Executive Officer, Robert Krebs, our Chief Financial Officer, Kelly McLaren, our Chief Operating Officer, Suzanne Pownall, our Director of Sales and Marketing, Jeanne Chan, our Vice President of Procurement and Operations The loss of the services of any of the foregoing persons could materially harm our business because of the cost and time necessary to find their successor. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on any of the foregoing persons. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

         We Are Subject to Price Volatility Due to Our Operations Materially Fluctuating. As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

      o     our ability to retain existing clients and customers;

      o     our ability to attract new clients and customers at a steady rate;

      o     our ability to maintain client satisfaction;

      o     the extent to which our products gain market acceptance;

      o     the timing and size of client and customer purchases;

      o     introductions of products and services by competitors;

      o     price competition in the markets in which we compete;

      o     our ability to attract, train, and retain skilled management,

      o the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure; and

      o general economic conditions and economic conditions specific to the wireless and portable communication device industry.

      We May Not Be Able To Compete Effectively In Markets Where Our Competitors Have More Resources. Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than TelePlus. Based on total assets and annual revenues, we are significantly smaller than many of our competitors. Similarly, we compete against significantly larger and better-financed companies in our business. We may not successfully compete in any market in which we conduct business currently or in the future. The fact that we compete with established competitors who have substantially greater financial resources and longer operating histories than us, enables them to engage in more substantial advertising and promotion and attract a greater number of customers and business than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability.

      Our Limited Operating History In Our Industry Makes It Difficult To Forecast Our Future Results. As a result of our limited operating history, our historical financial and operating information is of limited value in predicting our future operating results. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could force us to curtail or cease our business operations.

      If We Do Not Successfully Establish Strong Brand Identity In The Markets We Are Currently Serving, We May Be Unable To Achieve Widespread Acceptance Of Our Products. We believe that establishing and strengthening our products is critical to achieving widespread acceptance of our future products and to establishing key strategic relationships. The importance of brand recognition will increase as current and potential competitors enter the market with competing products. Our ability to promote and position our brand depends largely on the success of our marketing efforts and our ability to provide high quality products and customer support. These activities are expensive and we may not generate a corresponding increase in customers or revenue to justify these costs. If we fail to establish and maintain our brand, or if our brand value is damaged or diluted, we may be unable to attract new customers and compete effectively.

      Future Acquisitions May Disrupt Our Business And Deplete Our Financial Resources. Any future acquisitions we make could disrupt our business and seriously harm our financial condition. We intend to consider investments in complementary companies, products and technologies. While we have no current agreements to do so, we anticipate buying businesses, products and/or technologies in the future in order to fully implement our business strategy. In the event of any future acquisitions, we may:

      o issue stock that would dilute our current stockholders' percentage ownership;

      o     incur debt;

      o     assume liabilities;

      o incur amortization expenses related to goodwill and other intangible assets; or

      o     incur large and immediate write-offs.

The use of debt or leverage to finance our future acquisitions should allow us to make acquisitions with an amount of cash in excess of what may be currently available to us. If we use debt to leverage up our assets, we may not be able to meet our debt obligations if our internal projections are incorrect or if there is a market downturn. This may result in a default and the loss in foreclosure proceedings of the acquired business or the possible bankruptcy of our business.

Our operation of any acquired business will also involve numerous risks, including:

      o integration of the operations of the acquired business and its technologies or products;

      o     unanticipated costs;

      o     diversion of management's attention from our core business;

      o adverse effects on existing business relationships with suppliers and customers;

      o risks associated with entering markets in which we have limited prior experience; and

      o potential loss of key employees, particularly those of the purchased organizations.

      If We Are Unable To Respond To The Rapid Changes In Technology And Services Which Characterize Our Industry, Our Business And Financial Condition Could Be Negatively Affected. Our business is directly impacted by changes in the wireless communications industry. The wireless communication products and services industry is subject to rapid technological change, frequent new product and service introductions and evolving industry standards. Changes in technology could affect the market for our products, accelerate the obsolescence of our inventory and necessitate changes to our product line. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes, to offer on a timely basis, services and products that meet these evolving standards and demand of our customers, and our ability to manage and maximize our product inventory and minimize our inventory of older and obsolete products. We also believe that our future success will depend upon how successfully our wireless carrier service providers and product vendors are able to respond to the rapidly changing technologies and products. New wireless communications technology, including personal communication services and voice communication over the internet may reduce demand for the wireless communication devices and services we currently are able to offer through our wireless carrier service providers. We cannot offer any assurance that we will be able to respond successfully to these or other technological changes, or to new products and services offered by our current and future competitors, and cannot predict whether we will encounter delays or problems in these areas, which could have a material adverse affect on our business, financial condition and results of operations.

      We Rely In Large Part On Wireless Telecommunications Carriers With Whom We Have Business Arrangements. Our Success Depends On Our Ability To Meet Our Obligations To Those Carriers And The Abilities Of Our Wireless Telecommunication Carriers And Vendors. We depend on a small number of wireless telecommunications carriers and product manufacturers to provide our retail customers with wireless services and communication devices. Currently, approximately 90% of our wireless products and services accounts are dependant upon arrangements with Telus Mobility and Microcell. Such agreements may be terminated upon thirty days prior to written notice. Failure to maintain continuous relationships with these and other wireless communications carriers and product manufacturers would materially and adversely affect our business, including possibly requiring us to significantly curtail or cease our operations. Additionally, wireless telecommunications carriers may sometimes experience equipment failures and service interruptions, which could, if frequent, adversely affect customer confidence, our business operations and our reputation.

      Limited Duration of Agreements in Place with Major Wireless Carriers. The Company's current sales volumes have enabled the Company to build strong relationships with a variety of wireless and communication partners thus, minimizing the risks associated with the non-renewal of any of the Company's agreements.

      No Product Exclusivity. The current market consolidation undertaken by the major wireless carriers limit the Company's risk associated with no product exclusivity as new retail players can't readily get access to the products and services offered by the Company.

      Price Erosion. The Company is faced with high price elasticity resulting in the erosion of its margin on certain products. Price wars oftentimes occur in the industry which have a negative impact on profit margins.

      Issuance of a large number of wireless licenses increasing the number of competitors.

CRITICAL ACCOUNTING POLICIES

      Our discussion and analysis of our financial condition and results of operations is based upon our audited financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to uncollectible receivable, investment values, income taxes, the recapitalization and contingencies. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements:

Impairment of Long-Lived Assets

      Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (three to seven years). The majority of Teleplus' long-lived assets are located in Canada. Teleplus performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Revenue Recognition

      Teleplus' revenue is generated primarily from the sale of wireless, telephony products and accessories to end users. Teleplus recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

      Teleplus recognizes product sales generally at the time the product is shipped. Concurrent with the recognition of revenue, Teleplus provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

      Teleplus' suppliers generally warrant the products distributed by Teleplus and allow returns of defective products, including those that have been returned to Teleplus by its customers. Teleplus does not independently warrant the products that it distributes, but it does provide warranty services on behalf of the supplier.

Inventories

      Inventories consist of wireless and telephony products and related accessories and are stated at the lower of cost, determined by average cost method, or market.

ITEM 7. FINANCIAL STATEMENTS

                    REPORT OF INDEPENDENT REGISTERED AUDITORS

To the Shareholders
Teleplus Enterprises, Inc.


We have audited the accompanying consolidated balance sheet of Teleplus Enterprises, Inc. as of December 31, 2004, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Teleplus Enterprises, Inc. as of December 31, 2004, and the results of its consolidated operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


Mintz & Partners LLP
Toronto, Canada

March 17, 2005

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Teleplus Enterprises, Inc.
Montreal, Canada

We have audited the consolidated statements of operations, shareholders' equity, comprehensive income and cash flows of Teleplus Enterprises, Inc. for the year then ended December 31, 2003. These consolidated financial statements are the responsibility of Teleplus' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of its consolidated operations and its cash flows of Teleplus Enterprises, Inc. for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


Lopez, Blevins, Bork & Associates, LLP
Houston, Texas
www.lbbcpa.com

August 23, 2004


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

                           TELEPLUS ENTERPRISES, INC.
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004
                            (ALL NUMBERS ARE IN USD)

                                     ASSETS

Current assets
  Cash                                                                       $   383,313
  Trade Accounts  Receivables ( note 2)                                          714,920
  Other Receivables                                                              542,945
  Inventories                                                                  1,080,024
  Prepaid expenses                                                               375,472
                                                                             -----------
    Total current assets                                                       3,096,674

Property and equipment, net (note 3)                                           1,239,155
Goodwill (note 4)                                                              1,116,243
Deferred financing Fees                                                          471,336
Other assets                                                                      33,312
                                                                             -----------

    Total assets                                                             $ 5,956,720
                                                                             ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
 Accounts payable                                                              2,254,880

Accrued expenses                                                                 628,662
 Accrued acquisition obligations                                                 359,000
 Promissory Note  (note 10)                                                    1,550,000
                                                                             -----------
    Total current liabilities                                                  4,792,542
                                                                             -----------

Convertible Debenture, net (note 10)                                             726,542
                                                                             -----------

SHAREHOLDERS' EQUITY:
  Common stock, $.001 par value, 150,000,000 shares authorized, 68,917,904
    shares issued and outstanding                                                 68,917
  Additional paid in capital                                                   2,127,421
  Accumulated deficit                                                         (1,759,130)
  Accumulated other comprehensive income                                             428
                                                                             -----------
    Total Shareholders' Equity                                                   437,636
                                                                             -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                   $ 5,956,720
                                                                             ===========

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

                           TELEPLUS ENTERPRISES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            (ALL NUMBERS ARE IN USD)

                                                                                      Years Ended
                                                                                      December 31,
                                                                              ----------------------------
                                                                                  2004           2003
                                                                              ------------    ------------
Net revenues                                                                  $ 12,180,501    $  7,651,975
Cost of revenues                                                                 8,882,478       5,577,043
                                                                              ------------    ------------
Gross margin                                                                     3,298,023       2,074,932

General, administrative and selling                                              3,975,318       2,652,163
                                                                              ------------    ------------

Income (loss) before interest, income taxes , depreciation and amortization       (677,295)       (577,231)
                                                                              ------------    ------------

Depreciation of property and equipment                                             267,300         134,440

Amortization of intangible assets                                                   57,471              --

Interest expense                                                                    71,904              --
                                                                              ------------    ------------

Income (loss) before income taxes                                              (1,073,970)        (711,671)

Provision for income taxes                                                              --          (4,116)
                                                                              ------------    ------------

Net income (loss)                                                               (1,073,970)       (715,787)
                                                                              ------------    ------------

  Net income (loss) per share                                                 $      (0.02)   $      (0.01)
                                                                              ============    ============

Weighted average shares outstanding:                                            67,152,705      50,714,144
                                                                              ============    ============


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

                           TELEPLUS ENTERPRISES, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     Years Ended December 31, 2004 and 2003
                            (ALL NUMBERS ARE IN USD)

                                            Common Stock           Additional                        Other
                                    ---------------------------      Paid-In       Accumulated   Comprehensive
                                       Shares         Amount         Capital         Deficit         Income           Total
                                    -----------     -----------    -----------     -----------     -----------     -----------
Balance,
  December 31, 2002              46,312,500     $     46,313    $         --     $     30,627     $       (906)    $     76,034

  Comprehensive
    Loss:
      Net loss                           --               --              --         (715,787)              --         (715,787)
      Foreign currency
      translation                        --               --              --               --            3,632            3,632
                                                                                                                   ------------

  Comprehensive
    Loss                                                                                                               (712,155)
                                                                                                                   ------------

Issuance of common
  stock in connection
  with recapitalization          19,000,000           19,000          (8,373)              --               --           10,627

Issuance of common
  stock for cash, net               810,000              810         675,028               --               --          675,838
                               ------------     ------------    ------------     ------------     ------------     ------------

Balance,
  December 31, 2003              66,122,500           66,123         666,655         (685,160)           2,726           50,344

  Comprehensive loss :
      Net loss                           --               --              --       (1,073,970)              --       (1,073,970)
      Foreign currency
      translation                        --               --              --               --           (2,298)          (2,298)
                                                                                                                   ------------

  Comprehensive loss                                                                                                 (1,025,924)
                                                                                                                   ------------

Issuance of common
  stock in connection
  with acquisition
  of Smart Cell                     465,000              465         329,685               --               --          330,150

Issuance of common
  stock in connection
  with acquisition
  of Cellz                          405,000     $        405    $    437,995     $         --     $         --     $    438,400

Issuance of common stock
  in connection with
  conversion of convertible
  debentures, net                   512,181              512         102,378               --               --          102,890

Issuance of common stock
  in connection with
  conversion of
  promissory note                   551,125              551         183,899               --               --          184,450

Issuance of common
  stock in connection
  with raising of debt
  and capital                       342,098              341         193,050               --               --          193,391

Issuance of common
  stock to directors                 20,000               20              --               --               --               --

Issuance of common
  stock for cash,net                500,000              500         325,226               --               --          325,726

Cost of financing
 activities                              --               --        (111,467)              --               --         (111,467)
                               ------------     ------------    ------------     ------------     ------------     ------------

Balance,
 December 31,2004
                                 68,917,904     $     68,917    $  2,127,421       (1,759,130)             428          437,636
                               ------------     ------------    ------------     ------------     ------------     ------------


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

                           TELEPLUS ENTERPRISES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (ALL NUMBERS ARE IN USD)

                                                                 Years Ended
                                                                December 31,
                                                          --------------------------
                                                              2004          2003
                                                          -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                       $(1,073,970)   $  (715,787)
  Adjustments to reconcile net loss to cash provided by
    (used in) operating activities:
      Depreciation and amortization                           267,300        134,440
      Amortization of Intangible Assets                        57,471
        Changes in assets and liabilities:
          Accounts receivable                                 (53,572)    (1,021,362)
          Inventories                                         (61,165)      (226,293)
          Prepaid expenses                                   (279,325)       (67,893)
          Other assets                                         98,786        (74,939)
          Accounts payable                                   (341,918)     1,515,116
          Accrued expenses                                     70,200        346,411
          Income taxes                                             --        (25,898)
                                                          -----------    -----------
CASH FLOWS (USED IN)
  OPERATING ACTIVITIES                                     (1,316,193)      (136,205)
                                                          -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of business                                    (170,839)            --
  Capital expenditures                                       (659,180)      (505,809)
                                                          -----------    -----------
CASH FLOWS (USED IN) INVESTING ACTIVITIES                    (830,019)      (505,809)
                                                          -----------    -----------


CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on loans payable - shareholders                         --        (12,789)
  Proceeds from issuance of common stock, net                 160,658        675,838
  Proceeds from issuance of promissory note net             1,577,973             --
  Proceeds from issuance of convertible debentures, net       692,388             --
                                                          -----------    -----------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                 2,431,019        663,049
                                                          -----------    -----------

Effect of Exchange Rate Changes on Cash                        (2,298)         3,632

NET INCREASE (DECREASE) IN CASH                               282,509         24,667
  Cash, beginning of period                                   100,804         76,137
                                                          -----------    -----------
  Cash, end of period                                     $   383,313    $   100,804
                                                          -----------    -----------


SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid                                           $        --    $     2,458
                                                          ===========    ===========
  Net assets acquired in reverse merger                   $        --    $    10,627
                                                          ===========    ===========

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

                           TELEPLUS ENTERPRISES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

Nature of business. The Company is a vertically integrated provider of wireless and landline products and services across North America. The Company's retail division - TelePlus Retail Services, Inc. - owns and operates a national chain of TelePlus branded stores in major shopping malls, selling a comprehensive line of wireless and portable communication devices. TelePlus Wireless, Corp. operates a virtual wireless network selling cellular network access to distributors in the United States. TelePlus Connect, Corp. is a reseller of landline and long distance services including internet services. Teleplus was incorporated in Nevada in January 1999.

In October 2003, Visioneer Holdings Group, Inc. ("Visioneer"), subscribed to 18,050,000 and its partners to 4,512,500 newly issued shares of Herbalorganics.com, Inc. ("Herbalorganics") and on that same date Visioneer acquired 23,750,000 shares of Herbalorganics. As a result of the transactions, Visioneer acquired control of Herbalorganics. In connection with the transactions Herbalorganics changed its name to Teleplus Enterprises, Inc. ("Teleplus"). After the above transactions, there were 65,312,500 shares of common stock outstanding. Herbalorganics retained 19,000,000 shares of common stock.

In October 2003, Teleplus formed a wholly owned subsidiary Teleplus Retail Services, Inc. ("Retail"), a Quebec, Canada Corporation. Retail acquired certain assets and assumed certain liabilities from 3577996 Canada, Inc. 3577996 Canada, Inc. is controlled by the shareholders of Visioneer.

For accounting purposes, this transaction was treated as an acquisition of Herbalorganics and a recapitalization of 3577996 Canada, Inc. 3577996 Canada, Inc. is the accounting acquirer and the results of its operations carryover. Accordingly, the operations of Herbalorganics were not carried over and were adjusted to $0. In connection with the reverse merger, 3577996 Canada, Inc. acquired $11,327 in cash and assumed $700 in liabilities.

As shown in the acCompanying financial statements, the Company has a working capital deficit of $1,695,868 because the promissory note of $1,550,000 and the accrued acquisition obligation of $359,000 have been classified as current liabilities. However as mentioned in Note 4 the accrued acquisition obligation will be settled by the issuance of common stock and the Company has a Standby Equity Agreement which is available to repay the promissory note and provide long term financing for the operations of the Company. (Note 10)

Principles of Consolidation

The consolidated financial statements include the accounts of Teleplus' wholly owned subsidiaries. All significant interCompany transactions and balances have been eliminated.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents include highly liquid, temporary cash investments having original maturity dates of three months or less.

Inventories

Inventories consist of wireless and telephony products and related accessories and are stated at the lower of cost, determined by average cost method, or market.

Long-Lived Assets

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (three to seven years). The majority of Teleplus' long-lived assets are located in Canada. Teleplus performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Acquisitions and Business Combinations

The Company accounts for acquisitions and business combinations under the purchase method of accounting. The Company includes the results of operations of the acquired business from the acquisition date. Net assets of the companies acquired are recorded at their fair value at the acquisition date. The excess of the purchase price over the fair value of net assets acquired are included in intangible assets in the acCompanying consolidated balance sheets.

Intangibles, Goodwill and Other Assets

The Company regularly reviews all of its long-lived assets, including goodwill and other intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important that could trigger an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the Company's overall business, and significant negative industry or economic trends. When management determines that an impairment review is necessary based upon the existence of one or more of the above indicators of impairment, the Company measures any impairment based on a projected discounted cash flow method using a discount rate commensurate with the risk inherent in our current business model. Significant judgments is required in the development of projected cash flows for these purposes including assumptions regarding the appropriate level of aggregation of cash flows, their term and discount rate as well as the underlying forecasts of expected future revenue and expense. To the extent that events or circumstances cause assumptions to change, charges may be required which could be material.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

The Company adopted SFAS No 142,"Goodwill and Other Intangible Assets". SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under prescribed conditions) for impairment in accordance with this statement. If the carrying amount of the reporting unit's goodwill or indefinite-lived intangible assets exceeds the implied fair value, an impairment loss is recognized for an amount equal to that excess. Intangible assets that do not have indefinite lives are amortized over their useful lives.

Revenue Recognition

Teleplus' revenue is generated primarily from the sale of wireless, telephony products and accessories to end users. Teleplus recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

Teleplus recognizes product sales generally at the time the product is shipped. Concurrent with the recognition of revenue, Teleplus provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

The Company receives co-operative advertising revenue from the telephone suppliers based on certain requirements to spend the available co-op advertising allotment. Any amount received under their program is deducted from advertising expense.

Teleplus' suppliers generally warrant the products distributed by Teleplus and allow returns of defective products, including those that have been returned to Teleplus by its customers. Teleplus does not independently warrant the products that it distributes, but it does provide warranty services on behalf of the supplier.

Advertising

Costs incurred in connection with advertising are charged to expense as incurred. Advertising expense was approximately $41,000 and $27,000 for 2004 and 2003, respectively.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Teleplus records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

Foreign Currency Translation

The Canadian dollar is the functional currency of Teleplus. Transactions in foreign currency are translated at rates of exchange rates ruling at the transaction date. Monetary assets and liabilities denominated in foreign currencies are retranslated at rates ruling at the balance sheet date. The resulting translation adjustment is recorded as a separate component of comprehensive income within stockholders' equity.

Basic and Diluted Net Income (loss) per Share

Net income (loss) per share has been calculated based on the weighted average number of shares of common stock outstanding during the period. Diluted net income per share includes the potentially diluted effect of outstanding common stock options and warrants which are convertible to common shares. Diluted net loss per share has not been provided as the effect would be anti-dilutive.

Fair Value of Financial Instruments

The recorded amounts of cash and cash equivalents, short-term borrowings, accounts payable and accrued expenses approximate their respective fair values because of the short maturity of those instruments and the variable nature of any underlying interest rates. The rates of fixed obligations approximate the rates of the variable obligations. Therefore, the fair value of these loans has been estimated to be approximately equal to their carrying value.

Concentrations of Credit Risk

Financial instruments which potentially subject Teleplus to concentrations of credit risk consist primarily of cash, cash equivalents, and trade accounts receivable. Teleplus maintains its cash and cash equivalents with high quality financial institutions as determined by Teleplus' management. To reduce risk of trade accounts receivable, ongoing credit evaluations of customers' financial condition are performed, guarantees or other collateral may be required and Teleplus maintains a broad customer base.

Deferred Financing Fees

During 2004 the Company issued 258,098 shares of common stock with a value of 193,573 and paid fees in the amount of $ 416,058 in connection with the issue of a convertible debt that runs for a period of 36 months and a promissory note that runs for 6 months. The deferred financing fees will be amortized over the terms of the respective debts. The Company incurred $ 57,471 in amortization expense for the year ended December 2004 (See Note 10).


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standard Boards ("FASB") issues Statements No. 123 (R), Share - Based Payments which will require compensation costs related to share based payment transactions to be recognized in the financial statements. As permitted by the predecessor Statement No. 123, we do not recognize compensation expense with respect to stock options we have issued because the option price was no greater than the market price at the time the option was issued. Statement 123(R) will be effective for us in our fiscal quarter beginning January 1, 2006. We have not completed an evaluation of the impact of Adopting Statements 123 (R).

In November 2004, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on Issue 03 -13, "Applying the Conditions in Paragraph 42 of FASB STATEMENT NO 144, "Accounting for the impairment or Disposal of Long - Lived ASSETS," in Determining Whether to Report Discontinued Operations, which is effective for us at the beginning of fiscal 2005. The adoption of the new pronouncements will not have a material impact on our financial position or results of operations.

In November 2004, the FASB issued Statement No. 151 Inventory costs, an amendment of ARB No. 43, Chapter 4 , to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges , and that fixed production overheads should be allocated to inventory based on normal capacity of production facilities.

Statement No. 151 will be effective for our fiscal year beginning January 1,2006, and its adoption will not have a material impact on our financial position or Results of operations.

In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (the "Statement"). The Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement is generally effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement had no effect on Teleplus' consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46 ("FIN 46") Consolidation of Variable Interest Entities, which addresses the consolidation of variable interest entities ("VIEs") by business enterprises that are the primary beneficiaries. A VIE is an entity that does not have sufficient equity investment at risk to permit it to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest. The primary beneficiary of a VIE is the enterprise that has the majority of the risks or rewards associated with the VIE. In December 2003, the FASB issued a revision to FIN 46, Interpretation No. 46R ("FIN 46R"), to clarify some of the provisions of FIN 46, and to defer certain entities from adopting until the end of the first interim or annual reporting period ending after March 15, 2004. Application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application for all other types of VIEs is required in financial statements for periods ending after March 15, 2004. We believe we have no arrangements that would require the application of FIN 46R. We have no material off-balance sheet arrangements.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

NOTE 2 - TRADE ACCOUNTS RECEIVABLE

Teleplus' trade accounts receivable are shown net of allowance for doubtful accounts of as at December 31, 2004 as follows:

    Accounts receivable                                  $        714,920
    Less: Allowance for doubtful accounts                               0
                                                         $        714,920

Teleplus maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of Teleplus' customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

NOTE 3 - PROPERTY AND EQUIPMENT:

Components of property and equipment, at December 31, 2004 are as follows:

    Equipment                                             $           3,571
    Furniture and fixtures                                          142,188
    Business software                                               166,412
    Computer Hardware                                               135,582
    Leasehold improvements                                        1,329,367
                                                                  1,777,120
    Less: accumulated depreciation and amortization
                                                                   (537,965)
                                                          $       1,239,155

Depreciation and amortization expense was $267,300 and $134,440 for 2004 and 2003, respectively.

NOTE 4- ACQUISITIONS

In May 2004, TelePlus acquires all of the outstanding stock of Smart Cell, Ltd. The acquisition adds 5 Western Canadian retail locations and gives TelePlus the ability to continue its expansion in western Canada. These factors contribute to a purchase price in excess of the fair value of Smart Cell, Ltd.'s net assets, and as a result, TelePlus has recorded goodwill in connection with this transaction.

The total purchase price is approximately $447,000. The allocation to the assets acquired and liabilities assumed based on the estimated fair values was as follows:

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

Inventory                            $ 42,076
Furniture and fixtures                 65,672
Goodwill                              338,956
Net assets acquired at fair values   $446,704

Total consideration:
525,000 common shares                $372,750
Cash                                   73,954
                                     $446,704

Management has determined that no amount need to be allocated to other intangible assets and development, and $338,956 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired, and is not deductible for tax purposes. Goodwill will not be amortized and will be tested for impairment, at least annually.

The results of operations of Smart Cell, Ltd. have been included in Teleplus' consolidated statements of operations since the completion of the acquisition in May 2004. Results of operations for Smart Cell, Ltd. for periods prior to the acquisition were not material to Teleplus and accordingly pro forma results of operations have not been presented.

In connection with the acquisition of Smart Cell Ltd, the Company has agreed to issue additional shares up to a maximum of 450,000 common shares contingent on the achievement of gross revenues and net profits targets during a five year period following the date of acquisition.

In August 2004 Teleplus acquired all of the outstanding stock of CellZ Inc. The acquisition adds 7 Ontario Canadian retail locations and allows Teleplus to expand in Ontario in locations not presently occupied by an existing Teleplus store. These factors contribute to a purchase price in excess of the fair value of CellZ Inc's net assets, and as result, Teleplus has recorded goodwill in connection with this transaction.

The total purchase price is approximately $985,000. The allocation to the assets acquired and liabilities assumed based on the estimated fair values was as follows:

Inventory               $132,999
Fixed Assets              75,284
Goodwill                 777,287
                        $985,570
Total consideration
685,000 common shares   $754,800
Cash                     230,770
                        $985,570

Management has determined that no amount need be allocated to other intangible assets and development, and $777,287 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible assets acquired, and is not deductible for tax purposes. Goodwill will not be amortized and will be tested for impairment, at least annually. .


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

The results of operations of CellZ Inc. have been included in Teleplus' consolidated statement of operations since the completion of the acquisition in August 2004.

The following are proforma condensed income statements for the twelve months ended December 31, 2004 and 2003, as though the acquisition had occurred on January 1, 2003.
                                        December 31,
                              2004                       2003

Revenues                   $ 13,042,000              $ 8,749,000
Net loss                   $  ( 965,000)             $ ( 632,000)
Loss per share             $       0.01              $      0.01

It should be noted that on both the acquisitions of Smartcell Ltd and CellZ Inc., Teleplus will issue common shares with a total value of $645,000 after the dates of acquisition to the previous shareholders of these companies. The amount owing is presently being disclosed as current acquisition obligations.

NOTE 5 - INCOME TAXES

The provision (benefit) for federal income tax consists of the following for the years ended December 31:

                                           2004             2003
                                      --------------    ------------

    Current provision (benefit)       $         --      $     4,116
    Deferred provision (benefit)      $         --      $     4,116


Deferred income taxes consist of the following at December 31:

                                           2004                2003
                                      -----------------    -----------------
    Short-term:
      Deferred tax liabilities        $             --     $            --

    Long-term:
      Deferred tax liability                        --               4,116
      Valuation allowance                           --                  --
                                      $             --     $         4,116

Teleplus had taxable income (loss) of approximately $(900,000) and $(700,000) for 2004 and 2003, respectively. Teleplus has net operating losses carry-forwards of approximately $1,600,000 which will expire between years 2010 to 2024.

NOTE 6 - RELATED PARTY TRANSACTIONS

Teleplus paid management fees of $76,335 and $24,778 of an amount of consideration established and agreed to by both parties, to an entity owned by the majority shareholder for 2004 and 2003, respectively. As at December 31, 2004, there was an amount of 30,533 owing from that entity which was unsecured and non-interest bearing. After the year end an amount of $30,533 has been paid.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

NOTE 7 - COMMON STOCK

The following shares were issued by the Company during the year 2004:

The Company received a $1,000,000 commitment to purchase 1,000,000 common shares of common Stock of which $500,000 has been received as of December 31, 2004. No further shares will be issued under this commitment.

The Company issued 465,000 common shares to acquire Smart Cell Ltd, a Canadian corporation, in the province of British Columbia. The Company will issue remaining 60,000 shares to complete the purchase of this Company in 2005.

The Company issued 405,000 common shares to acquire CellZ Ltd, a Canadian corporation, in the province of Ontario. The Company will issue remaining 280,000 shares to complete the purchase of this Company in 2005.

The Company issued 342,098 common shares in connection with the raising of debt and Company financing.

The Company issued 512,181 common shares in connection with the conversion of convertible debentures.

The Company issued 551,125 common shares in connection with the raising of Company financing

The Company issued 20,000 common shares to directors of the Company.

STOCK OPTIONS

Pursuant to the Company's stock option plan for employees, the Company granted 7,635,000 stock options in 2004.

Options granted are being accounted for under Accounting Principles Board Opinion No 25 (APB Opinion No. 25), Accounting for stock Issued to Employees. All options have been granted at a price equal to or greater that the fair value of the Company's common stock at the date of the grant.

Had compensation cost for the employee and non - employee director stock options been determined based on the fair value at the grant date for awards in 2004, consistent with the provisions of SFAS No. 123, our net loss and net loss per share would have been increased to the pro forma amounts below.

                                                2004
As reported
Net income (loss)                         $ ( 1,073,970)
Pro Forma
Compensation expense                             49,000
Pro forma:
Net income (loss)                         $ ( 1,122,970)
Net income (loss) per share as reported   $      ( 0.02)
Pro forma compensation expense per share         ( 0.00)
Pro forma earnings (loss) per share       $      ( 0.02)


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

The fair value of each option grant is estimated on the date of grant using the black - Scholes option - pricing model. The following weighted average assumptions were used in the model:

                                              2004
Dividend yield                                 0%
EXPECTED volatility                            9%
Risk free interest rates                       3.5%
Expected lives (years)                         3


Options outstanding at December 31, 2004 are summarized as follows:

  Number     Price  Year of Issue  Vesting Period        Term
1,640,000     .36       2004         Immediately       3 years
  225,000     .36       2004         1 Year            3 years
2,180,000     .38       2004         1 Year            3 years
   40,000     .40       2004         1 Year            3 years
  200,000     .38       2004         2 Years           3 years
   50,000     .45       2004         2 Years           3 years
2,500,000     .40       2004         2 Years           3 years
  400,000     .40       2004         3 Years           3 years
  200,000     .45       2004         4 Years           3 years
  200,000     .50       2004         5 Years           3 years

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The following proceedings have been instigated against the Company. The Company does not believe that the following legal proceedings would have a materially adverse impact on the Company's business or its results of operations, nevertheless such proceedings are disclosed.

Goods and Services. TelePlus is currently defending an action instigated against it by one of its suppliers. Such supplier claims that the Company defaulted on the payment of goods sold by supplier to the Company. Provide. The Company is unable to sell these goods at retail and has attempted, without success, to return the goods to the supplier. The supplier has refused to take the goods back. Total liability to the Company, if it losses the claim, may reach a maximum of $20,000CDN.

Proposed Tax Assessment. Teleplus is involved in proceedings with the Minister of Revenue of Quebec ("MRQ"). The MRQ has proposed an assessment for the Goods and Services Tax ("GST") and Quebec Sales Tax ("QST"), of approximately $474,000CDN and penalties of approximately $168,000CDN. The proposed tax assessment is for $322,000CDN for QST and $320,000CDN for GST. Teleplus believes that certain deductions initially disallowed by the MRQ for the QST are deductible and is in the process of compiling the deductions to present to the MRQ. Teleplus also believes that export sales to the United States of America are exempt from the GST. In accordance with SFAS No. 5, "Accounting for Contingencies," Teleplus makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No provision for this matter has been accrued. Teleplus reviews these provisions at least quarterly and adjusts these provisions to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. Dealing with taxing authorities is inherently unpredictable. However, Teleplus believes that it has valid defenses with respect to the proposed tax assessment pending against it. Nevertheless, it is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

Wrongful Dismissal: A former employee of TelePlus retail Services, Inc., a subsidiary of the Company, has instigated a claim in Quebec Superior Court in the amount of $90,000CDN against the Company for wrongful dismissal. The Company doesn't believe the claim to be founded and intends to vigorously contest such claim. The parties are at discovery stages.

Other Claims:
There is a claim from three individuals in British Columbia for an amount of about $ 147,000 and the issuance of 510,000 shares for which a letter of demand has recently been served on the Company. The Company doesn't believe the claim to be founded and intends to vigorously contest such claim.

Teleplus intends to vigorously defend this proposed assessment and other lawsuits and claims against us. However, we cannot predict the outcome of this assessment. An adverse resolution of the assessment could have a material adverse effect on our business, financial condition and results of operations.

The Company has instigated the following claim against Wal-Mart Canada, corp.:

      Wal-Mart Canada, Corp. The Company's subsidiary, TelePlus Management, has instigated September 23rd, 2004 in the Ontario Superior Court of Justice a USD$2.3 million claim against Wal-Mart Canada Corp. for breach of agreement. Parties are at discovery stages.

Operating Leases

Teleplus has several non-cancelable operating leases, primarily for office space and storage that expire through December 31, 2009. These leases require Teleplus to pay all operating costs such as maintenance and insurance. Rental expense for the operating leases for the years ended December 31, 2004 and 2003 was $1,018,007 and $657,132, respectively.

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2004 are:

    December 31,                                                Amount
                                                           -----------------
    2005                                                   $       830,287
    2006                                                           604,031
    2007                                                           364,075
    2008                                                           196,962
    2009                                                           123,177
                                                           $     2,118,542


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

NOTE 9 - CONCENTRATIONS OF CREDIT RISK -

As of December 31, 2004, amounts due from two customers amounted to 99% of total trade accounts receivable.

One customer accounted for 28% of total revenues for 2004 and one customer accounted for 19% of total revenues for 2003.

NOTE 10 - COMPANY FINANCING

On July 12, 2004, TelePlus secured a $11,000,000 financing commitment from Cornell Capital Partners LP. The terms of the transaction call for TelePlus to receive initial funding in the amount of $1,000,000 payable in three (3) installments: $ 450,000 payable on closing, $400,000 payable upon filing of a registration statement and the balance of $150,000 payable upon the registration statement becoming effective. As part of the transaction the Company also secured a $10,000,000 commitment under a Standby Equity Agreement. TelePlus can draw the funds under the Standby Equity Agreement over a 24 month period based on TelePlus' funding requirements subject to an effective registration with the SEC witch became effective Oct 1st 2004. The proceeds will be used to finance existing and future acquisitions, capital expenditures, increases in inventory and for general working purposes. Agreements pertaining to the financial arrangements were filed. In connection with the Standby Equity Agreement, TelePlus issued 258,098 shares of common stock as financing costs.

The convertible debentures of $ 450,000,$ 400,000 and $ 150,000 are secured by all of the assets and property of the Company, bear interest at 5% per annum and are repayable on their third year anniversary dates of July 2, 2007, September 1, 2007 and October 1, 2007 respectively. The Company has the option of converting the principal amounts and all accrued interest before their third year anniversary dates. As at December 31, 2004 $ 200,000 of the convertible debentures has been converted into common shares. The promissory note of $ 1,550,000 is "unsecured", bears interest at 12% per annum and is repayable before April 7, 2005. During the year ended December 31, 2004 $200,000 had been repaid.

NOTE 11 - CONSOLIDATED STATEMENT OF CASH FLOWS

Non cash activities during 2004 were as follows:

The Company issued 465,000 shares of its common stock as consideration for the purchase of an operating subsidiary having net assets at a fair value of $107,748

The Company issued 405,000 from its common stock as consideration for the purchase of an operating subsidiary having net assets at fair value of $208,283.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

The Company issued 512,181 common shares upon the conversion of debentures having face values of $ 200,000.

The Company issued 551,125 common shares in connection with the raising of Company financing valued at $200,000.

The Company issued 342,098 Common shares for services provided, with respect to raising of debt and capital, valued at $ 193,391

During 2003 the Company issued 19,000,000 common shares of its common stock in connection with recapitalization of 3577996 Canada Inc.


ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective January 14, 2005, the client-auditor relationship between the TelePlus Enterprises, Inc. (formerly HerbalOrganics.com, Inc.) and Lopez, Blevin, Bork & Associates, an independent chartered accountant ("Former Accountant") ceased as the former accountant was dismissed. Lopez, Blevin, Bork & Associates' report dated November 15th 2004, on the Company's consolidated balance sheet of Teleplus Enterprises, Inc. as of September 30, 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years then ended, did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company's financial statements, and in the subsequent interim period, there were no disagreements with Lopez, Blevin, Bork & Associates on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Lopez, Blevin, Bork & Associates would have caused Lopez, Blevin, Bork & Associates to make reference to the matter in their report. The Company has requested Lopez, Blevin, Bork & Associates to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 14, 2005 is filed as Exhibit 16 to this Form 8-K. Mintz & Partners LLP was engaged on January 14, 2005 as the Company's principal accountant to audit the financial statements of the Company. The decision to change accountants was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors.

During the years ended December 31, 2003 and 2002 and subsequent to September 30, 2004 through the date hereof, neither the Company nor anyone on its behalf consulted with Mintz & Partners LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, nor has Mintz & Partners LLP provided to the Company a written report or oral advice regarding such principles or audit opinion or any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v), respectively, of Regulation S-K with the Company's former accountant.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

The Company has requested Mintz & Partners LLP review the disclosure in this report on Form 8-K and provided Mintz & Partners LLP the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which Mintz & Partners LLP does not agree with the statements made by the Company in this report. Mintz & Partners LLP has advised the Company that no such letter need be issued.

ITEM 8A.  CONTROLS AND PROCEDURES

      (a) Evaluation of disclosure controls and procedures. Our chief executive officer and chief financial officer, after evaluating the effectiveness of the Company's "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this quarterly report (the "Evaluation Date"), has concluded that as of the Evaluation Date, our disclosure controls and procedures were adequate and designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act of 1934 is 1) recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms; and 2) accumulated and communicated to him as appropriate to allow timely decisions regarding required disclosure.

      (b) Changes in internal control over financial reporting. There were no significant changes in our internal control over financial reporting during our most recent fiscal quarter that materially affected, or were reasonably likely to materially affect, our internal control over financial reporting.

                                    PART III

ITEM 9.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
              COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

DIRECTORS AND OFFICERS

         Generally, each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Pursuant to the Company's Bylaws, Robert Krebs, Michael Karpheden, Hakan Wretsell and Kelly McLaren was appointed as directors by a majority of the board of directors to fill vacancies that existed on the board of directors at the time of her appointment. Each of the officers is elected by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating compensation committees. The Directors and Officers of the Company are as follows:

                                                               Served as a
 Name                   Age      Position                     Director Since:
 ----                   ---      --------                     ---------------
Marius Silvasan         31       Chief Executive Officer      October 2003
                                 and Director

Robert B. Krebs         48       Chief Financial Officer      February 2004
                                 and Director

Kelly McLaren           41       Chief Operating Officer      November 2004
                                 President & Director

Michael L. Karpheden    44       Director                     March 2004

Hakan Wretsell          45       Director                     March 2004


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

Marius Silvasan, MBA, has served as our CEO and as a Director since October 2003. Prior to joining the Company, Mr. Silvasan held the position of President & CEO for Visioneer Calling Card Inc. and Alliance TeleCard Corp. from 1995 to June 1999. Prior to Visioneer and Alliance Mr. Silvasan held the position of National Sales Manager for The Home Phone Club from 1990 to 1995. Graduate of the HEC University in Montreal, Mr. Silvasan holds a B.A.C. in business administration and an MBA (2003).

Robert Krebs has served as the Company's Chief Financial Officer and as a Director since February 2004. Prior to joining the Company, Mr. Krebs worked nine years for GB MICRO Electronics where he held the position of Vice-President, Finance. Prior to GB MICRO, Mr. Krebs held the position of Controller for Future Electronics and Le Chateau retail stores. Mr. Krebs holds a C.A. and a Bachelor of Commerce both from McGill University. Mr. Krebs is an active member of the Canadian Institute of Chartered Accountants.

Kelly McLaren, President, COO & Director, has served as the Company's President and COO since November 2004. Prior to joining TelePlus, Ms. McLaren worked 16 years for Pratt & Whitney Canada, Corp. a subsidiary of United Technologies Corporation, were she held various senior positions including Business Unit Director - Procurement and most recently Regional Sales Manager - Latin America. Ms. McLaren holds an MBA from Ecole des Hautes Etudes Commerciales (HEC) in Montreal were she focused on marketing and international studies.

Michael L. Karpheden has served as a Director of the Company since March 2004. Mr. Karpheden has served as CFO of iCurie Lab, based in the UK since September 2004. He has concurrently held this position with positions at other companies discussed below since January 2003. From January 2003 to June 2003, Mr. Karpheden was a Sales Representative for First Investors 2003. From February 2001 to January 2003, Mr. Karpheden held various positions at STRAX, Inc., a leader in the distribution of mobile phones and accessories, based in Miami, Florida, that included Chief Operating Officer and VP Finance and Operations. Mr. Karpheden is a veteran in the wireless industry having worked for Ericsson Mobile Phones for a twelve-year period from 1989 to 2001. While at Ericsson, Mr. Karpheden held, among others, the position of VP Finance & Logistics, Americas Region and President and CFO/Director of Finance for Ericsson Telecommunications in Moscow Russia. Mr. Karpheden holds a degree in Business and Management from the University of Lund in Sweden.

Hakan Wretsell has served as a Director of the Company since March 2004. Mr. Wretsell currently serves as CEO for iCurie Lab, based in the UK since September 2004. Between 2000 and 2003, Mr. Wretsell held the position of President for STRAX Inc. Mr. Wretsell has over sixteen years experience in the wireless industry. Fourteen of those years, from 1987 to 2000, he spent at Ericsson having held, among others, the position of Executive VP and GM, Americas Region and VP Sales and Marketing, Latin America Region. Mr. Wretsell holds a degree in Business and Management from the Universities of Umea, Uppsala and Lund in Sweden.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

DIRECTOR COMPENSATION

      All Directors of the Company will hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board. The Company compensates its board members $2,000 per director's meeting and 30,000 shares of the Company's common stock for every year served as a director. In the event that a board member provides additional consultation and advisory services to management either before or after a board meeting, the Company will pay such board member at a rate of $1,000 per week for the services provided. From time to time, the Company's management, in its sole discretion, may assign special projects to a board member. Directors will also receive bonus compensation of 5% payable in stock on the value of each special project completed. The Company will pay a maximum of 200,000 shares of its common stock per year for special projects. The Company and director may agree on an alternate remuneration for completion of special projects.

INVOLVEMENT IN LEGAL PROCEEDINGS

None of our executive officers or directors have been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment Company, bank, savings and loan association, or insurance Company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

None of our executive officers or directors have been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

None of our executive officers or directors are the subject of any pending legal proceedings.

AUDIT COMMITTEE

Messrs. Karpheden and Wretsell serve on TelePlus' audit committee. The audit committee reports to the Board of Directors regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting controls


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

EMPLOYEE STOCK OPTION COMMITTEE

Mr. Silvasan and Miss. McLaren serve on TelePlus' Employee Stock Option Committee. The Employee Stock Option committee reports to the Board of Directors regarding the issuance of stock options to employees in compliance with the Company's stock option program.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a class of the Company's equity securities which are registered under the Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms filed by such reporting persons.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, no person required to file such a report failed to file during fiscal 2003. Based on stockholder filings with the SEC, Marius Silvasan, Robert Krebs, Michael Karpheden, Hakan Wretsell and Kelly McLaren are subject to
Section 16(a) filing requirements.

CODE OF ETHICS

The Board of Directors adopted a Code of Ethics in January 2004, meeting the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. The Company will provide to any person without charge, upon request, a copy of such Code of Ethics. Persons wishing to make such a request should contact Marius Silvasan, Chief Executive Officer, 7575 TransCanada, Suite 305, St-Laurent, Quebec, Canada H4T 1V6, (514) 344-0778.

ITEM 10. EXECUTIVE COMPENSATION

Compensation paid to Officers and Directors is set forth in the Summary Compensation Table below. The Company may reimburse its Officers and Directors for any and all out-of-pocket expenses incurred relating to the business of the Company.

                           SUMMARY COMPENSATION TABLE

                                                      LONG-TERM COMPENSATION
                                                   ----------------------------------
                            ANNUAL COMPENSATION          AWARDS       PAYOUTS
                          -----------------------  ------------------ -------
                                   SECURITIES
                                    UNDERLY-
                                           OTHER     RE-      ING               ALL
                                           ANNUAL  STRICTED OPTIONS/           OTHER
NAME AND PRINCIPAL                         COMPEN-  STOCK     SARs     LTIP    COMPEN-
     POSITION       YEAR  SALARY   BONUS   SATION  AWARD(S) (NUMBER)  PAYOUTS  SATION
------------------  ----  -------  -----   ------  -------- --------  -------  ------
Marius Silvasan,    2004  $76,335     --      --        --  6,000,000     --      --
CEO and Director    2003  $60,000     --      --        --         --     --      --

Robert Krebs,       2004  $48,400     --      --        --    490,000     --      --
CFO and Director

Kelly McLaren,      2004  $10,137     --      --        --  1,000,000     --      --
COO, President
And Director


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information as of January 13, 2004, with respect to the beneficial ownership of the common stock by (i) each director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the common stock:

    Name and Address of                    Shares Owned            % of Class
    Beneficial Owner                      Beneficially(1)             Owned
    -------------------                   ---------------           ---------
    Marius Silvasan                          43,300,000(2)              60.7%
    7575 TransCanada, Suite 305
    St-Laurent, Quebec H4T 1V6

    Robert Krebs                              140,000                     0%
    7575 TransCanada, Suite 305
    St-Laurent, Quebec H4T 1V6

    Kelly McLaren                              -0-                        0%
    7575 TransCanada, Suite 305
    St-Laurent, Quebec H4T 1V6

    Michael L. Karpheden                       30,000                     0%
    8510 SW 149 Ave. # 1115
    Miami, Florida 33193

    Hakan Wretsell                             30,000                     0%
    7575 TransCanada, Suite 305
    St-Laurent, Quebec H4T 1V6

      All Officers and Directors           43,500,000                  61.0%
      as a Group (4 people)
--------------

(1) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. As of March 20, 2005, there were 71,306,598 shares of common stock outstanding.

(2)   Beneficially owned through Visioneer Holdings Group Inc.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

CHANGES IN CONTROL

The Company does not anticipate any changes in control of the Company.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company paid management fees of $76,335 and $24,778 to an entity owned by the majority shareholder for 2004 and 2003, respectively.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

      (a)   EXHIBITS

   Exhibit No.          Description

      31.1 Certificate of the Chief Executive Officer pursuant Section 302 of the Sarbanes-Oxley Act of 2002 *

      31.2 Certificate of the Chief Financial Officer pursuant Section 302 of the Sarbanes-Oxley Act of 2002 *

      32.1 Certificate of the Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 *

      32.2 Certificate of the Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 *

*     Filed herein

      (b)   REPORTS ON FORM 8-K

The Company filed the following four reports on Form 8-K during the last quarter of the fiscal period covered by this report:

(1) Form 8-K filed on October 1st, 2004 to advise investors that the licensing agreement between the Company's wholly owned subsidiary TelePlus Management Services, Inc. ("TelePlus Management") and Wal-Mart Canada Corp. for the management of wireless concessions within 5 SAM's Club Canada locations has come to an end.

(2) Form 8-K filed on December 7th, 2004 to advise investors that the Company appointed American Stock Transfer & Trust Company ("AST") of NY, NY, as the Company's new transfer agent. AST replaces Transfer Online which was the Company's transfer agent up to that date and that the Company moved its corporate headquarters to 7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6 previously located at 465 St. Jean, Suite 601, Montreal, Quebec, Canada H2Y 2R6. The Company's new corporate offices are 5,000 SF (previously 3,000) and are secured through a five year lease arrangement.


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

(3) Form 8-K filed on December 7th, 2004 to advise investors that the Company dismissed Lopez, Blevin, Bork & Associates (the "Former Accountant") on January 14th 2005 as the Company's independent auditors and appointed Mintz & Partners, LLP on that same day as the Company's auditor.

The Company filed on November 26, 2004 an S8 for 2,000,000 covering the Company's Employee Stock Option program.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES

The aggregate fees billed for each of the fiscal years ended December 31, 2004 and 2003 for professional services rendered by the principal accountant for the audit of the Company's annual financial statements was $21,375 and $18,715 respectively. The aggregate fees billed for each of the fiscal years ended December 31, 2004 and 2003 for professional services rendered by the principal accountant for review of the financial statements included in the registrant's Form 10-QSB or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was $12,860 and $2,750, respectively.

AUDIT RELATED FEES

None

TAX FEES

None

ALL OTHER FEES

The aggregate fees billed for each of the fiscal years ended December 31, 2004 and 2003 for products and services provided by the principal accountant, other than the services reported above was $ 0 and $ 0, respectively.


                     <<<< Signatures on Following Page >>>>


                 See accompanying summary of accounting policies and notes to consolidated financial statements.

                                   SIGNATURES

     In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          TELEPLUS ENTERPRISES, INC.

DATED: March 31, 2005                     By: /s/ Marius Silvasan
                                             ------------------------
                                              Marius Silvasan
                                              Chief Executive Officer


      In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


NAME                       TITLE                               DATE

/s/ Marius Silvasan        Chief Executive Officer             March 31, 2005
----------------------     and Director
Marius Silvasan            (Principal Executive Officer)


/s/ Robert B. Krebs        Chief Financial Officer             March 31, 2005
----------------------     and Director
Robert B. Krebs            (Principal Financial Officer)


/s/ Kelly McLaren          Chief Operating Officer,            March 31, 2005
----------------------     President and Director
Kelly McLaren


/s/ Michael L. Karpheden   Director                            March 31, 2005
----------------------
Michael L. Karpheden


/s/ Hakan Wretsell         Director                            March 31, 2005
----------------------
Hakan Wretsell

                 See accompanying summary of accounting policies and notes to consolidated financial statements.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB

(Mark One)

[X] QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                For the quarterly period ended September 30, 2005

[     ] TRANSITION  REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES  EXCHANGE
      ACT

           For the transition period from July 1 to September 30, 2005

                        Commission file number 000-49628

                           TELEPLUS ENTERPRISES, INC.
        -----------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

                NEVADA                                            98-0045023
(State or other jurisdiction of                                 (IRS Employer
 incorporation or organization)                              Identification No.)

         7575 TransCanada, Suite 305, St-Laurent, Quebec, Canada H4T 1V6
         ---------------------------------------------------------------
                    (Address of principal executive offices)

                                 (514) 344-0778
                        -------------------------------
                        (Registrant's telephone number)

                                       N/A
                            -------------------------
                            (Former name and address)

      Check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes
[X] No [ ]

As of October 17th, 2005, 86,029,786 shares of Common Stock of the issuer were outstanding.

                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                           TELEPLUS ENTERPRISES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2005
                            (ALL NUMBERS ARE IN USD)

                                     ASSETS

Current assets
Cash                                                                                   $  1,032,746
Trade Accounts  Receivables ( Net of allowance for bad debts of 26,633)                   1,196,264
Accrued and other accounts receivable                                                       968,223
Inventories                                                                                 505,463
Prepaid expenses                                                                            651,851
                                                                                       ------------
Total current assets                                                                      4,354,547

Property and equipment, net                                                               1,184,580
Goodwill                                                                                 12,841,019
Deferred financing                                                                        1,783,515
Fees                                                                                          3,284
                                                                                       ------------
Other assets                                                                           $ 20,166,945
                                                                                       ============

Total assets

                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable                                                                          3,255,648
Accrued expenses                                                                          1,268,124
Accrued acquisition obligations  (note 3)                                                 1,646,987
Note Payable Acquisition (note 4)                                                           318,400
Unearned Revenue                                                                            537,721
                                                                                       ------------
Total current liabilities                                                                 7,026,880
                                                                                       ------------

Promissory Note , net (note 6)                                                            5,625,000
                                                                                       ------------
Accrued acquisition obligations  (note 3)                                                 5,115,192
                                                                                       ------------

SHAREHOLDERS' EQUITY:
Class A Preferred Stock , $.001 par value, 10,000,000 shares authorized , 2,000,000
Issued and outstanding
Common stock, $.001 par value, 150,000,000 shares authorized, 86,029,786                      2,000
  shares issued and outstanding                                                              86,029
Additional paid in capital                                                                5,608,063
Accumulated deficit                                                                      (3,283,675)
Accumulated other comprehensive income                                                      (12,544)
                                                                                       ------------
Total Shareholders' Equity                                                                2,399,873
                                                                                       ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                             $ 20,166,945
                                                                                       ============

                 See accompanying summary of accounting policies
             and notes to condensed consolidated financial statement

                           TELEPLUS ENTERPRISES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            (ALL NUMBERS ARE IN USD)





                                            Three Months Ended                 Nine Months Ended
                                                September 30,                     September 30,
                                           2005            2004              2005              2004
                                      ------------     ------------       ----------        ---------
Net revenues                          $  6,805,832     $  3,339,948       13,224,631        8,184,034

Cost of revenues                         4,791,798        2,346,772        9,236,964        6,011,000
                                      ------------     ------------       ----------        ---------

Gross Margin                             2,014,034          993,176        3,987,667        2,173,034

General, administrative & selling        1,930,157        1,158,610        4,811,239        2,857,557
                                      ------------     ------------       ----------        ---------

Income (loss) before interest,
Income taxes, depreciation and
amortization                                83,877         (165,434)        (823,572)        (684,523)
                                      ------------     ------------       ----------        ---------

Depreciation of property and
Equipment                                  139,345           57,552          329,274          151,949

Amortization of deferred financing           1,890          140,321

Interest expense                           141,337               --          231,378                `
                                      ------------     ------------       ----------        ---------

Income (loss) before income taxes         (198,695)        (222,986)      (1,524,545)        (836,472)

Provision for income taxes                      --               --               --               --
                                      ------------     ------------       ----------        ---------

Net income  (loss)                        (198,695)        (222,986)      (1,524,545)        (836,472)

Net income (loss) per share                  (0.00)           (0.00)           (0.02)           (0.01)

Weighted average share
Outstanding                             80,681,289       67,021,039       76,303,117       66,718,436

                 See accompanying summary of accounting policies
             and notes to condensed consolidated financial statement

                            TELEPLUS ENTERPRISES, INC
               CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS'
                                     EQUITY
                      NINE MONTHS ENDED SEPTEMBER 30, 2005
                              (ALL NUMBERS IN USD)

                                                                                      Accumulated
                                                         Additional    Accumulated       Other
                                    Common stock          Paid-in        Deficit     Comprehensive
                              Shares          Amount      Capital                         Income    Total

Balance December 31,
2004                        68,917,904        68,917     2,127,421     (1,759,130)           428     437,636

Comprehensive Loss:
Net loss                                                               (1,524,545)                (1,524,545)

Foreign currency
transaction                                                                              (12,972)    (12,972)
                                                                                                  ----------

Comprehensive Loss:                                                                               (1,537,517)
                                                                                                  ----------

Issuance of common stock
in connection with
conversion of
convertible
debentures, net              4,966,808         4,967       450,384                                   455,351

Issuance of common
stock in
connection with the
raising of Company
financing , net              9,629,032         9,629     2,538,960                                 2,548,589

Issuance of common
stock to directors             180,000           180        55,420                                    55,600

Issuance of common
stock to settle a
lawsuit                         50,000            50        10,950                                    11,000

Issuance of common
stock
in connection with
the acquisition of             800,503           800       247,356                                   248,156
Telizon Inc

Issuance of common
stock in connection
with acquisition of
freedom phone lines            964,706           965       327,035                                   328,000

Issuance of common
stock in connection
with raising of debt
and capital, net               520,833           521        84,270                                    84,791

Cost of financing
Activities                                                (233,733)                                 (233,733)
                            ----------        ------      --------      ---------         ------    --------

Balance per Sept
30,2005                     86,029,786        86,029     5,608,063     (3,283,675)       (12,544)  2,399,873

                 See accompanying summary of accounting policies
             And note to condensed consolidated financial statement

                           TELEPLUS ENTERPRISES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (ALL NUMBERS ARE IN USD)

                                                                        Nine Months Ended
                                                                          September 30,
                                                                      2005            2004
                                                                   -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES                               $(1,524,545)    $  (836,472)
Net income (loss)

Adjustments to reconcile net loss to cash provided by (used in)
operating activities:
Depreciation and amortization                                          329,274         151,949
Non Cash                                                                 2,000
Compensation
Amortization of deferred financing                                     140,321

Change in assets and liabilities:
Account receivable                                                     416,178         570,373
Inventories                                                            574,561         180,326
Prepaid expenses                                                      (218,067)        (64,545)
Other assets                                                            30,028        (110,341)
Account payable                                                        136,187        (500,130)
Accrued expenses                                                       (48,258)       (101,222)
Note Payable Acquisition                                               318,400              --
Unearned Revenue                                                       138,491              --
                                                                   -----------     -----------
CASH FLOW PROVIDED BY (USED IN) OPERATING ACTIVITIES               $   294,570     $  (710,061)

CASH FLOW FROM INVESTING ACTIVITIES

Acquisition of business                                             (5,135,187)       (125,185)
Capital Expenditure                                                   (125,376)       (185,194)

CASH FLOW (USED IN) INVESTING ACTIVITIES                            (5,260,563)       (310,379)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net                                            618,261
Proceeds from issuance of promissory note net                        4,817,555
Proceeds from issuance of convertible debentures, net                                  642,126
                                                                   -----------     -----------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                          4,817,555       1,260,387
Effect of exchange rate changes on cash                                (12,972)        (27,577)

NET INCREASE (DECREASE) IN CASH                                       (161,410)        212,369
Cash acquired from acquisitions                                        810,843              --
Cash, beginning of period                                              383,313         100,804
                                                                   -----------     -----------
Cash, end of period                                                  1,032,746         313,173
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                      $        --              --
Net assets acquired in reverse merger                              $        --              --

                           TELEPLUS ENTERPRISES, INC.
      (a) NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION

The accompanying condensed unaudited consolidated financial statements of Teleplus Enterprise, Inc, (the "Company"), have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 1-QSB and Item 310 ( b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management of the Company, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the financial statements and footnotes thereto included in the Company's annual report on Form - 10KSB for the year ended December 31, 2004.

Nature of business. The Company is a provider of Wireless and Telecom products and services across North America. TelePlus Connect, Corp. - is a reseller of a variety of Telecom services including landline, long distance and internet services. TelePlus Wireless, Corp. - operates a virtual wireless network selling cellular network access to distributors in the United States. TelePlus Retail Services, Inc. - owns and operates a national chain of TelePlus branded stores in major shopping malls, selling a comprehensive line of wireless and portable communication devices. Teleplus was incorporated in Nevada in January 1999.

In October 2003, Visioneer Holdings Group, Inc. ("Visioneer"), subscribed to 18,050,000 and its partners to 4,512,500 newly issued shares of Herbalorganics.com, Inc. ("Herbalorganics") and on that same date Visioneer acquired 23,750,000 shares of Herbalorganics. As a result of the transactions, Visioneer acquired control of Herbalorganics. In connection with the transactions Herbalorganics changed its name to Teleplus Enterprises, Inc. ("Teleplus"). After the above transactions, there were 65,312,500 shares of common stock outstanding. Herbalorganics retained 19,000,000 shares of common stock.

In October 2003, Teleplus formed a wholly owned subsidiary Teleplus Retail Services, Inc. ("Retail"), a Quebec, Canada Corporation. Retail acquired certain assets and assumed certain liabilities from 3577996 Canada, Inc. 3577996 Canada, Inc. is controlled by the shareholders of Visioneer.

For accounting purposes, this transaction was treated as an acquisition of Herbalorganics and a recapitalization of 3577996 Canada, Inc. 3577996 Canada, Inc. is the accounting acquirer and the results of its operations carryover. Accordingly, the operations of Herbalorganics were not carried over and were adjusted to $0. In connection with the reverse merger, 3577996 Canada, Inc. acquired $11,327 in cash and assumed $700 in liabilities.

As shown in the accompanying financial statements, the company has a working capital deficit of $2,672,333 because accrued acquisition obligations of $1,646,987 have been classified as current liabilities. However $ 359,000 of the accrued acquisition obligation will be settled by the issuance of common stock.

Principles of Consolidation

The consolidated financial statements include the accounts of Teleplus' wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents include highly liquid, temporary cash investments having original maturity dates of three months or less.

Inventories

Inventories consist of wireless and telephony products and related accessories and are stated at the lower of cost, determined by average cost method, or market.

Long-Lived Assets

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (three to seven years). The majority of Teleplus' long-lived assets are located in Canada. Teleplus performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Acquisitions and Business Combinations

The Company accounts for acquisitions and business combinations under the purchase method of accounting. The Company includes the results of operations of the acquired business from the acquisition date. Net assets of the companies acquired are recorded at their fair value at the acquisition date. The excess of the purchase price over the fair value of net assets acquired are included in intangible assets in the accompanying consolidated balance sheets.

Intangibles, Goodwill and Other Assets

The Company regularly reviews all of its long-lived assets, including goodwill and other intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important that could trigger an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the Company's overall business, and significant negative industry or economic trends. When management determines that an impairment review is necessary based upon the existence of one or more of the above indicators of impairment, the Company measures any impairment based on a projected discounted cash flow method using a discount rate commensurate with the risk inherent in our current business model. Significant judgments is required in the development of projected cash flows for these purposes including assumptions regarding the appropriate level of aggregation of cash flows, their term and discount rate as well as the underlying forecasts of expected future revenue and expense. To the extent that events or circumstances cause assumptions to change, charges may be required which could be material.

The Company adopted SFAS No 142,"Goodwill and Other Intangible Assets". SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under prescribed conditions) for impairment in accordance with this statement. If the carrying amount of the reporting unit's goodwill or indefinite-lived intangible assets exceeds the implied fair value, an impairment loss is recognized for an amount equal to that excess. Intangible assets that do not have indefinite lives are amortized over their useful lives.

Revenue Recognition

Teleplus' revenue is generated primarily from the sale of wireless, telephony products and accessories to end users. Teleplus recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

Teleplus recognizes product sales generally at the time the product is shipped. Concurrent with the recognition of revenue, Teleplus provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

The company receives co-operation advertising revenue from the telephone suppliers based on certain requirements to spend the available co-op advertising allotment. Any amount received under their program is deducted from advertising expense.

Teleplus' suppliers generally warrant the products distributed by Teleplus and allow returns of defective products, including those that have been returned to Teleplus by its customers. Teleplus does not independently warrant the products that it distributes, but it does provide warranty services on behalf of the supplier.

Teleplus also recognizes revenue through the resale of residential and commercial telephone lines. The resale of long - distance revenues are recorded at the time of customer usage based upon minutes of use. Basic monthly charges for business and residential customers are billed in advance and revenue is recognized when the customer receives the service.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Teleplus records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Foreign Currency Translation

The Canadian dollar is the functional currency of Teleplus. Transactions in foreign currency are translated at rates of exchange rates ruling at the transaction date. Monetary assets and liabilities denominated in foreign currencies are retranslated at rates ruling at the balance sheet date. The resulting translation adjustment is recorded as a separate component of comprehensive income within stockholders' equity.

Basic and Diluted Net Income (loss) per Share

Net income (loss) per share has been calculated based on the weighted average number of shares of common stock outstanding during the period. Diluted net income per share includes the potentially diluted effect of outstanding common stock options and warrants which are convertible to common shares. Diluted net loss per share has not been provided as the effect would be anti - dilutive.

Fair Value of Financial Instruments

The recorded amounts of cash and cash equivalents, accounts receivable, short-term borrowings, accounts payable and accrued expenses approximate their respective fair values because of the short maturity of those instruments and the variable nature of any underlying interest rates. The rates of fixed obligations approximate the rates of the variable obligations. Therefore, the fair value of these loans has been estimated to be approximately equal to their carrying value.

Concentrations of Credit Risk

Financial instruments which potentially subject Teleplus to concentrations of credit risk consist primarily of cash, cash equivalents, and trade accounts receivable. Teleplus maintains its cash and cash equivalents with high quality financial institutions as determined by Teleplus' management. To reduce risk of trade accounts receivable, ongoing credit evaluations of customers' financial condition are performed, guarantees or other collateral may be required and Teleplus maintains a broad customer base.

Deferred Financing Fees

Deferred financing fees represents fees paid in connection with the issue of a convertible debt that runs for a period of 36 months and a promissory note that runs for 18 months. The deferred financing fees will be amortized over the terms of the respective debts. The Company incurred $ 140,321 in amortization expense for the nine months ended September 30, 2005

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standard Boards ( " FASB") issued Statements No. 123 (R), Share - Based Payments which will require compensation costs related to share based payment transactions to be recognized in the financial statements. As permitted by the predecessor Statement No. 123, we do not recognize compensation expense with respect to stock options we have issued because the option price was no greater than the market price at the time the option was issued. Statement 123(R) will be effective for us in our fiscal quarter beginning January 1, 2006. We have not completed an evaluation of the impact of Adopting Statements 123 (R).

In November 2004, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on Issue 03 -13, "Applying the Conditions in Paragraph 42 of FASB STATEMENT NO 144, "Accounting for the impairment or Disposal of Long - Lived ASSETS," in Determining Whether to Report Discontinued Operations, which is effective for us at the beginning of fiscal 2005. The adoption of the new pronouncements will not have a material impact on our financial position or results of operations.

In November 2004 , the FASB issued Statement No. 151 Inventory costs, an amendment of ARB No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges , and that fixed production overheads should be allocated to inventory based on normal capacity of production facilities. Statement No. 151 will be effective for our fiscal year beginning January 1, 2006, and its adoption will not have a material impact on our financial position or Results of operations.

In May 2005 , the FASB issued SFAS No. 154 " Accounting Changes and Error Corrections" ("SFAS No. 154") which supersedes APB Opinion No. 20, " Accounting Changes" and SFAS No 3 " Reporting Accounting Changes in Interim Financial Statements". SFAS No. 154 changes the requirements for accounting for and reporting of changes in accounting principle. The statement requires the retroactive application to prior periods' financial statements of changes in accounting principles, unless it is impracticable to determine either the period specific effects or the cumulative effects of the change. SFAS No. 154 does not change the guidance for reporting the correction of an error in previously issued financial Statements or the change in accounting estimate .SFAS No. 154 is effective for accounting changes and Corrections of errors made in fiscal years beginning after December 15, 2005. The company does not believe SFAS No. 154 will have a significant impact on its consolidated financial position or results of operations.

NOTE 2 - ACQUISTIONS

In April 2005 Teleplus purchased 100% of the issued and outstanding shares of Freedom Phone Lines Ltd, an Ontario based company.

The total purchase price is estimated to be $ 870,000. The allocation to the assets acquired and liabilities assumed based on the established fair market value was estimated as follows:

Cash                                                                  $ 182,000
Accounts Receivables                                                  $  72,000
Fixed Assets ( net)                                                   $  22,000
Goodwill                                                              $ 854,000
Accounts payable                                                      $(144,000)
Deferred Revenue                                                      $ (45,000)
Accrued Liabilities                                                   $ (71,000)
                                                                      ---------

Net assets acquired at fair value                                     $ 870,000

Total Consideration:

964,706 Common shares                                                 $ 328,000
Cash                                                                  $ 542,000
                                                                      ---------
                                                                      $ 870,000

Management has determined that no amount need to be allocated to other intangible assets and $854,000 has been allocated to Goodwill. It represents the excess of the purchase price over the fair value of the net tangible assets acquired and is not deductible for tax purposes. Goodwill will not be amortized and will be tested for impairment, at least annually.

The results of operations of Freedom Phone Lines Inc have been included in Teleplus' consolidated statements of operations since the completion of the acquisition in April 2005. Results for the periods prior to the acquisitions were not material to Teleplus and accordingly pro forma results of operations have not been presented.

In June 2005 Teleplus purchased 100% of the issued and outstanding shares of Avenue Reconnect Inc., an Ontario based company.

The total purchase price is estimated to be $ 592,000. The allocation to the assets acquired and liabilities assumed based on the established fair market value was estimated as follows.

Cash                                                                  $   8,000
Accounts Receivable                                                   $  31,000
Other Assets                                                          $  16,000
Fixed Assets ( net)                                                   $  19,000
Goodwill                                                              $ 567,000
Accounts Payable                                                      $ (49,000)
                                                                      ---------

Net assets acquired at fair value                                     $ 592,000

Total Consideration:

Cash (of which $ 253,000 is payable after July 2005)                   $592,000


Management has determined that no amount need to be allocated to other intangible assets and $567,000 has been allocated to Goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible assets acquired and is not deductible for tax purposes. Goodwill will not be amortized and will be tested for impairment, at least annually.

The results of operations of Avenue Reconnect Inc have been included in Teleplus' consolidated statements of operations since the completion of the acquisition in June 2005. Results of Avenue Reconnect Inc for periods prior to the acquisition were not material to Teleplus and accordingly pro forma results of operations have not been presented.

An additional amount of $ 1,542,022 has been allocated to goodwill based on the selling shareholders earning a minimum of $ 1,542,022 based on the achievements of Freedom Phone Lines and Avenue Reconnect reaching specific EBITDA over the next 48 months.

In July 2005 Teleplus purchased 100% of the issued and outstanding shares of Telizon Inc and One Bill Inc, Ontario based companies.

The total purchase price is estimated to be $ 9,158,000. The allocation to the assets acquired and liabilities assumed based on established fair market value was estimated as follows:

Cash                                                                $   618,000
Accounts Receivables                                                $ 1,262,000
Prepaid Assets                                                      $    41,000
Fixed Assets ( Net)                                                 $   109,000
Goodwill                                                            $ 8,745,000
Accounts Payables                                                   $  (669,000)
Accrued Liabilities                                                 $   595,000)
Unearned Income                                                     $  (353,000)

Net assets acquired at fair value                                   $ 9,158,000

Total Consideration:

Cash (of which $ 5,225,000 is                                       $ 9,158,000
           Payable after September 2005)

Management has estimated at this time that no amount need to be allocated to other intangible assets and $8,745,000 has been allocated to Goodwill. It represents the excess of the purchase price over the fair value of the net tangible assets acquired and is not deductible for tax purposes. Goodwill will not be amortized and will be tested for impairment, at least annually.

The results of operations of Telizon Inc and One Bill Inc have been included in Teleplus consolidated statements of operations since the completion of the acquisition in July 2005. Results for the periods prior to the acquisition were material to Teleplus and accordingly pro forma results of operations have been filed previously.

NOTE 3 - ACCRUED ACQUISITON OBLIGATIONS

Included in the accrued acquisition obligations is an amount of $1,051,450 payable on an earn-out basis based on the achievement of specific benchmarks by Freedom Phone Lines Inc. and Avenue Reconnect Inc. A current portion of $308,403 has been recorded as at September 30, 2005.

NOTE 4 - NOTE PAYABLE ACQUISITION

A promissory note was issued in the amount of $ 318,400 to Teleplus Connect repayable with interest at 2% above the Canadian prime rate. This promissory note was issued in connection with the acquisition of Avenue Reconnect Inc. and is secured against all present and acquired property.

NOTE 5 - COMMON STOCK

The following shares were issued by the company during the first nine months ended September 30, 2005:

The Company issued 4,966,808 common shares in connection with the conversion of convertible debt.

The Company issued 9,629,032 common shares in connection with the raising of Company financing.

The Company issued 180,000 common shares to directors of the company.

The Company issued 964,706 common shares in connection with the acquisition of Freedom Phone Lines.

The Company issued 50,000 common shares in connection with the settlement of a lawsuit.

The Company issued 520,833 common shares in connection with the raising of debt and company financing

The Company issued 800,503 in connection with the acquisition of Telizon Inc.

In addition to the common stock the Company also issued 2,000,000 shares of Class A Preferred shares. The Class A Preferred shares entitle the holders to 10 votes each, are not convertible into shares of any other class or series of stock of the Company , are non participating and no dividends can be declared there on.

STOCK OPTIONS

Pursuant to the company's stock option plan for employees, the Company granted 7,635,000 stock options in 2004 and 3,917,500 stock options in 2005.

Options granted are being accounted for under Accounting Principles Board Opinion No 25 (APB Opinion No. 25), Accounting for stock Issued to Employees. All options have been granted at a price equal to or greater that the fair value of the Company's common stock at the date of the grant.

Had compensation cost for the employee and non - employee director stock options been determined based on the fair value at the grant date for awards in 2004, consistent with the provisions of SFAS No. 123, our net loss per share would have been increased to the pro forma amounts below.

                                                           2005
As reported
Net income ( loss)                                                $  (1,526,545)

Pro Forma
Compensation expense                                                     76,000
                                                                  -------------
Pro forma:
Net income (loss)                                                 $  (1,602,545)
                                                                  -------------

Net income (loss) per share as reported                           $       (0.02)
Pro forma compensation expense per share                                  (0.00)
                                                                  -------------
Pro forma earnings (loss) per share                               $       (0.02)

The fair value of each option grant is estimated on the date of grant using the Black - Scholes option - pricing model. The following weighted average assumptions were used in the model:

                                                                            2005
                                                                            ----
Dividend yield                                                                0%
EXPECTED volatility                                                           9%
Risk free interest rates                                                    3.5%
Expected lives ( years)                                                       3

Options outstanding at September 30, 2005 are summarized as follows:

  Number           Price      Year of Issued        Vesting Period         Term
1,640,000           .36              2004            Immediately         3 years
225,000             .36              2004              1 Year            3 years
2,180,000           .38              2004            Immediately         3 years
40,000              .40              2004              1 Year            3 years
200,000             .38              2004              2 Years           3 years
50,000              .45              2004              2 Years           3 years
2,500,000           .40              2004              2 Years           3 years
400,000             .40              2004              3 Years           3 years
200,000             .45              2004              4 Years           3 years
200,000             .50              2004              5 Years           3 years
932,500             .21              2005            Current year        3 years
100,000             .21              2005            Current year        3 years
1,015,000           .22              2005            Current year        3 years
75,000              .22              2005              1 year            3 years
1,270,000           .23              2005              1 year            3 years
25,000              .24              2005              1 year            3 years
100,000             .22              2005              2 years           3 years
100,000             .23              2005              2 years           3 years
100,000             .23              2005              3 years           3 years
100,000             .24              2005              4 years           3 years
100,000             .25              2005              5 years           3 years

NOTE 6 - COMPANY FINANCING

On July 12, 2004, TelePlus secured a $11,000,000 financing commitment from Cornell Capital Partners LP. The terms of the transaction call for TelePlus to receive initial funding in the amount of $1,000,000 payable in three (3) installments: $ 450,000 payable on closing, $400,000 payable upon filing of a registration statement and the balance of $150,000 payable upon the registration statement becoming effective. As part of the transaction the Company also secured $10,000,000 under a Standby Equity Agreement. TelePlus can draw the funds under the Standby Equity Agreement over a 24 month period based on TelePlus' funding requirements subject to an effective registration with the SEC witch became effective Oct 1st 2004. The proceeds will be used to finance existing and future acquisitions, capital expenditures, increases in inventory and for general working purposes. Agreements pertaining to the financial arrangements were filed. In connection with the Standby Equity Agreement, TelePlus issued 258,098 shares of common stock as financing costs.

The convertible debentures of $ 450,000,$ 400,000 and $ 150,000 are secured by all of the assets and property of the Company, bear interest at 5% per annum and are repayable on their third year anniversary dates of July 2, 2007, September 1, 2007 and October 1, 2007 respectively. The Company has the option of converting the principal amounts and all accrued interest before their third year anniversary dates. As at September 30, 2005 $ 1,000,000 of the convertible debentures has been converted into common shares.

The Company received $8,125,000 under three promissory notes of which $5,625,000 was still outstanding as of September 30, 2005. The outstanding balance under the promissory notes is "unsecured", bears interest at 10% per annum and is repayable on January 15, 2007. During the nine months ended September 30, 2005 $2,300,000 had been repaid on the original amount of the notes leaving $5,625,000 outstanding as of September 30, 2005.

NOTE 7 - CONSOLIDATED STATEMENT OF CASH FLOWS

Non cash financing and investing activities during 2005 were as follows:

The Company issued 4,966,808 common shares upon the conversion of debentures having face value of values of $ 800,000.

The Company issued 9,629,032 common shares in connection with the raising of Company financing Valued at $ 1,800,000

The Company issued 130,000 common shares to directors having a face value of $ 55.600

The Company issued 964,706 common shares in connection with the acquisition of Freedom Phone Lines having a face value of $328,000.

The Company issued 50,000 common shares in connection with the settlement of a lawsuit having a face value $11,000.

The Company issued 520,833 common shares in connection with the raising of debt and company financing having a face value of $84,791

The Company issued 800,503 common shares in connection with the acquisition of Telizon Inc having a face value of $ 248,156.

The Company issued 2,000,000 Preferred A shares in connection with consulting fees paid having a face value of $2,000.

Note 8 - RELATED PARTY TRANSACTIONS

During the quarter ended September 30, 2005 the Company issued 2,000,000 Class A Preferred shares as a bonus for services rendered to an entity owned by the majority shareholder.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      THIS REPORT  CONTAINS  FORWARD  LOOKING  STATEMENTS  WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH ON THE FORWARD LOOKING STATEMENTS AS A RESULT OF THE RISKS SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, GENERAL ECONOMIC CONDITIONS, AND CHANGES IN THE ASSUMPTIONS USED IN MAKING SUCH FORWARD LOOKING STATEMENTS.

OVERVIEW

      The Company was originally incorporated in Nevada as Terlingua Industries, Ltd. on April 16, 1999. The Company's business plan was to engage in online marketing and distribution of organic herbal supplements in an international market. On January 27, 2000, the Company changed its name to HerbalOrganics.com, Inc. ("HerbalOrganics"). Prior to the transactions discussed below, the Company had not generated any revenues from operations and was considered a development stage enterprise, as defined in Financial Accounting Standards Board No. 7, whose operations principally involved research and development, market analysis, securing and establishing a new business, and other business planning activities.

      On October 10, 2003, Visioneer Holdings Group Inc. ("Visioneer") subscribed to purchase 18,050,000 restricted, newly issued shares of the Company's common stock, $.001 par value per share. Also on that same date, Visioneer purchased 23,750,000 shares of issued and outstanding common stock from Thomas Whalen, the Company's former Chief Executive Officer. As a result of the subscriptions and the purchase, control of the Company shifted to Marius Silvasan, the beneficial owner of Visoneer.

      In September 2003, the Company formed a wholly-owned subsidiary, Teleplus Retail Services, Inc., a Quebec, Canada Corporation ("Teleplus Retail"). In October 2003, Teleplus Retail purchased substantially all of the assets of 3577996 Canada Inc., a Canada Business Corporation ("3577996"), that related to 3577996's "TelePlus Consumer Services" business.

      The Company is a provider of Wireless and Telecom products and services across North America. This is done through three wholly owned subsidiaries. TelePlus Connect, Corp. - is a reseller of a variety of Telecom services including landline, long distance and internet services. TelePlus Wireless, Corp. - operates a virtual wireless network selling cellular network access to distributors in the United States. TelePlus Retail Services, Inc. - owns and operates a national chain of TelePlus branded stores in major shopping malls, selling a comprehensive line of wireless and portable communication devices.

MARKETING STRATEGY

      Currently there is a good fit between the Company's resources and the opportunities and threats posed by its external environment. The Company has a diversified product mix that is complemented with unique accessory offerings. The Company has prominently displayed, attractive, strategically located retail outlets, experienced employees and management and strong supplier relations. The Company believes that growth will come in three folds.

GROWTH IN CANADA:

      The Company through its wholly owned subsidiary TelePlus Retail Services, Inc. currently operates 24 TelePlus branded stores in two Canadian provinces. All stores are located in enclosed shopping malls in major metro centers. The Company completed in 2004 acquisition of two companies: SMARTCELL and CELLZ.

      The Company through its wholly owned subsidiary TelePlus Connect, Corp. is offering landline and long distance prepaid services to selected individuals in Canada who cannot obtain basic telecom services from traditional telecom carriers. These individuals are often called the unbanked. Current estimates place the unbanked market in North America at 9.5% of total households and the market size is estimated at over $1 billion.

      To facilitate the rollout of this service the Company acquired 100% of the shares of (a) Keda Consulting Corp. and Freedom Phones Lines April 1st, (b) Avenue Reconnect, Inc June 1st and (c) Telizon Inc. in July 2005

      o Keda Consulting Corp. provides a broad range of management consulting services to the North American telecommunications industry, specializing in business development, sales/marketing, and operations. Following closing of the acquisition Keda, has changed its name to TelePlus Connect Corp. and Keda's management have taken over the operations of TelePlus' prepaid landline and long distance telephone service operations. The Company is expected to benefit from Keda's and Freedom's management teams which have much experience in the telecommunications industry. The Company believes a seasoned and experienced management team, familiar with all aspects of the rapidly growing and changing telecommunications business, is a key strategic asset.
      o Freedom Phone Lines, headquartered in Ontario, Canada, is a Bell Canada reseller of landline and long distance services, which services over 3,300 customers in the Ontario area and generates yearly revenues of $2.5 million and EBITDA of $0.300 million.
      o Avenue Reconnect, Inc., headquartered in Windsor, Canada, is a reseller of landline, long distance and internet prepaid services to over 2,000 residential users primarily in Ontario, area and generates yearly revenues of $1.1 million and EBITDA of $0.200 million.
      o Telizon Inc, headquartered in Ontario, Canada, is a reseller of landline and long distance services as well as internet service provider. Telizon currently services over 18,000 commercial and residential lines in the Ontario area. Telizon has annual revenues of $12.0 million and EBITDA of $1.6 million.

GROWTH IN THE UNITED STATES:

      TelePlus intends to deploy a private label wireless program under the "TelePlus" brand name in the US. TelePlus Wireless Corp. ("TelePlus Wireless"), a wholly-owned subsidiary of TelePlus Enterprises, Inc. initiated deployment of the Company's MVNO during the month of October. Offering private label wireless services is commonly referred to as creating a Mobile Virtual Network Operator ("MVNO"). This market was developed first in Europe, where more than 20 MVNO's can be found. Virgin Mobile of England and Wireless Maingate of Sweden were among the first group of MVNO's launched in Europe. TelePlus intends to make its phone available at superstores and vending machines throughout the US.

      To facilitate the development and rollout of Teleplus' MVNO service, the Company announced:

      o In November 2004, an agreement with Consumer Cellular for the use of the AT&T Wireless network, now part of Cingular network, which called for the network to be the carrier of choice to run TelePlus' mobile virtual network;

RECENT BUSINESS DEVELOPMENTS

      In December 2004, the Company announced it had signed a definitive agreement to acquire 100% of the shares of Freedom Phones Lines. Freedom Phone Lines, headquartered in Ontario, Canada, is a Bell Canada reseller of landline and long distance services, which serves over 3,300 customers in the Ontario area and generates yearly revenues of $2.5 million and EBITDA of $0.300 million. The terms of the acquisition call for the Company to pay $0.480 million in cash upon closing and issue $0.328 million worth of shares also upon closing to the shareholders of Freedom. The Company closed the acquisition of Freedom on April 1st, 2005.

      In December 2004, the Company announced it had signed a definitive agreements to acquire 100% of the shares of Keda Consulting Corp. Keda Consulting Corp. provides a broad range of management consulting services to the North American telecommunications industry, specializing in business development, sales/marketing, and operations. Once the acquisition of Keda is completed, it will change its name to TelePlus Connect Corp. and Keda's management will take over the operations of TelePlus' prepaid landline and long distance telephone service operations. The Company is expected to benefit from Keda's and Freedom's management teams which have much experience in the telecommunications industry. The Company believes a seasoned and experienced management team, familiar with all aspects of the rapidly growing and changing telecommunications business, is a key strategic asset. The terms of the transaction call for TelePlus to pay the shareholders of Keda on an earn-out basis up to $16 million based on the achievement by TelePlus Connect of specific EBITDA benchmarks during the next 48 months. The Company has closed the acquisition of Keda April 1st 2005.

      In January 2005, the Company announced it entered into a definitive agreement to acquire Telizon, Inc., subject to The Company receiving financing for the deal. The transaction calls for TelePlus to pay a total consideration of $8.6M to the shareholders of Telizon in exchange of 100% of the Telizon shares. $3.3M is to be paid on closing, $1.93M 12 months after closing and $1.45M 24 months after closing, the remaining balance of $1.93M is being paid in 24 monthly payments of $80.6k per month. Telizon is a reseller of landline/long distance services and also an Internet service provider. Telizon has annual revenues of $12.0 million and EBITDA of $1.6 million. The Company obtained the required financing to close the transaction on July 15th 2005. Once the financing was obtained the Company closed the acquisition of Telizon.

      March 28, 2005 Teleplus received $500,000 from Cornell Capital Partners LP. These funds were drawn against the $10,000,000 Standby Equity Agreement that was secured on July 16, 2004.

      In April 2005, the Company announced it entered into a definitive agreement to acquire Avenue Reconnect, Inc. The transaction calls for TelePlus to pay a combination of cash and stock valued at $565k to the shareholders of Avenue in exchange for 100% of Avenue's shares. Avenue is a reseller of landline/long distance services and also an Internet service provider. Avenue has annual revenues of $1.1 million and EBITDA of $200k and services over 2,000 customers. The Company closed the acquisition of Avenue on June 1st, 2005.

      In April 2005, the Company announced it entered into a definitive agreement to acquire Canada Reconnect, Inc., Canada's largest reseller of landline, long distance and Internet prepaid services. The transaction calls for TelePlus to pay a combination of cash and stock valued at $3.0M to the shareholders of Canada Reconnect in exchange for 100% of Canada Reconnect's shares. Canada Reconnect has annual revenues of $5.4 million and EBITDA of $1.0 million and services over 6,000 customers across Canada.

      On July 15, 2005, TelePlus entered into an Equity Distribution Agreement with Cornell Capital Partners, dated as of July 15, 2005. Pursuant to the Equity Distribution Agreement, TelePlus may, at its discretion, periodically sell to Cornell Capital Partners shares of TelePlus' common stock for a total purchase price of up to $35 million. For each share of common stock purchased under the Equity Distribution Agreement, Cornell Capital Partners will pay TelePlus 98% of the lowest volume weighted average price of TelePlus' Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which TelePlus' common stock is traded for the five days immediately following the notice date. The price paid by Cornell Capital
Partners for TelePlus' stock shall be determined as of the date of each individual request for an advance under the Equity Distribution Agreement. Cornell Capital Partners will also retain 5% of each advance under the Equity Distribution Agreement. The amount of each cash advance is limited to $2,000,000 per five consecutive trading days after the advance notice is provided to Cornell Capital Partners, with no cash advance occurring within seven trading days of a prior advance.

      Upon the execution of the Equity Distribution Agreement, Cornell Capital Partners received as a one-time commitment fee 2,500,000 shares of TelePlus' common stock and two warrants to purchase 20,000,000 shares of TelePlus' common stock. Each warrant entitles the holder thereof to purchase 10,000,000 shares of TelePlus' common stock. The first warrant for 10,000,000 shares of TelePlus' common stock has an exercise price equal to $0.38 or as adjusted under the terms of the warrant. The second warrant for 10,000,000 shares of TelePlus' common stock has an exercise price equal to $0.25 or as adjusted under the terms of the warrant. The warrants expire three years from July 15, 2005.

      In relation with the Equity Distribution Agreement, we have also entered into a Placement Agent Agreement, dated as of July 15, 2005, with Newbridge Securities Corporation. Upon execution of the Placement Agent Agreement, Newbridge Securities Corporation received, as a one-time placement agent fee, 27,027 shares of TelePlus' common stock in an amount equal to $10,000 divided by the volume weighted average price of TelePlus' shares, as quoted on Bloomberg, LP, as of July 15, 2005.

      On July 15, 2005, we also entered into a Securities Purchase Agreement with Cornell Capital Partners. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners purchased secured convertible debentures to Cornell Capital Partners in the original principal amount of $5,625,000. The debentures have an 18-month term and accrue annual interest of 10%. The $5,625,000 under the debentures was disbursed to TelePlus within five days of the execution of the Securities Purchase Agreement. The debentures may be redeemed by TelePlus at any time, in whole or in part. If on the date of redemption, the closing price of TelePlus' common stock is greater than the conversion price in effect, TelePlus shall pay a redemption premium of 20% of the amount redeemed in addition to such redemption. The debentures are also convertible at the holder's option at a conversion price equal to $0.285, which may be adjusted pursuant to the terms of the Secured Convertible Debentures. The debentures are secured by substantially all the assets of TelePlus.

COMPARISON OF OPERATING RESULTS

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2004.

      Sales revenues for the quarter ended September 30, 2005 reached $6,805,832 as compared to $3,339,948 for the quarter ended September 30, 2004. This represents a 104% increase over the previous year. The increase in sales was due mainly to the revenues captured from companies recently acquired and same store retail sales versus the previous year.

      Cost of revenues for the quarter ended September 30, 2005 increased to $4,791,798 as compared to $2,346,772 for the quarter ended September 30, 2004. This represents a 104% increase over the previous year. The increase in cost of revenues was due to the proportionate increase in overall sales.

      Gross profit as a percentage of sales ("gross profit margin") for the quarter ended September 30, 2005 was 30% as compared to 30% for the quarter ended September 30, 2004. The company incurred an increase in gross margin from the new acquisitions which was offset by lower gross margins in the retail division thereby resulting in the same gross margin percentage of 30% from the quarter ended September 30, 2005 and September 30, 2004.

      General, administrative ("G&A") expense for the quarter ended September 30, 2005 increased to $1,930,157 as compared to $1,158,610 for the quarter ended September 30, 2004. The increase in G&A was due mainly to the recently completed acquisitions.

      The Company had a net loss of $198,695 for the quarter ended September 30, 2005, as compared to a net loss of $222,986 for the quarter ended September 30, 2004. The decrease in net loss is due mainly to the increase in operating income from the newly acquired companies offset by an increase in the Company's depreciation, interest, and amortization expense of intangible assets. The total increase in these expenses was $225,020 reaching $282,572 for the quarter ended September 30, 2005 as compared to $57,552 for the quarter ended September 30, 2004.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2004.

      Sales  revenues  for the nine months  ended  September  30,  2005  reached
$13,224,631 as compared to $8,184,034 for the nine months ended September 30, 2004. This represents a 62% increase over the previous year. The increase in sales was due mainly to the revenues captured from companies recently acquired and same store retail sales versus the previous year.

      Cost of revenues for the nine months ended September 30, 2005 reached $9,236,964 as compared to $6,011,000 for the nine months ended September 30, 2004. This represents a 54% increase over the previous year. The increase in cost of revenues was due to the increase in overall sales.

      Gross profit as a percentage of sales ("gross profit margin") for the nine months ended September 30, 2005 was 30% as compared to 27% for the nine months ended September 30, 2004. The increase in gross profit margin is mainly due to increased gross margin from the companies acquired during the year.

      General, administrative ("G&A") expense for the nine months ended September 30, 2005 reached $4,811,239 as compared to $2,857,577 for the nine months ended September 30, 2004. The increase in G&A was due mainly to the recently completed acquisitions and financing costs.

      The Company had a net loss of $1,524,545 for the nine months ended September 30, 2005, as compared to a net loss of $836,472 for the nine months ended September 30, 2004. The increase in net loss is due mainly to the non recurring costs associated with (a) an inventory write-down, (b) additional financing and acquisition costs, (c) costs associated with the consolidation of the retail division, and (e) increase in the Company's depreciation and amortization expense of intangible assets. The total increase in these expenses was $549,024 reaching $700,973 for the nine months ended September 30, 2005 as compared to $151,949 for the nine months ended September 30, 2004.

      As of September 30, 2005, the Company had an accumulated deficit of $3,283,675.

      FINANCIAL CONDITION, LIQUIDITY, AND CAPITAL RESOURCES:

      As of September 30, 2005, total current assets were $4,354,547 which consisted of $1,032,746 of cash, $2,164,487 of accounts receivable, net of an allowance for doubtful accounts, $505,463 of inventories, and $651,851 of prepaid expenses.

      As of September 30, 2005, total current liabilities were $7,026,880 which consisted of $3,255,648 of accounts payable, $1,268,124 of accrued expenses and $1,646,987 of accrued acquisition obligations, $318,400 of a note payable on acquisitions and $537,721 of unearned revenue.

      The Company had negative net working capital at September 30, 2005 of $2,672,333. The ratio of current assets to current liabilities was 62%.

      The Company had a net increase in cash of $649,433 for the nine months period ended September 30, 2005 as compared to a net increase in cash of $212,369 for the nine months ended September 30, 2004. The net cash increase consisted of a net increase in cash of $810,843 from acquisitions offset by a net decrease of $161,410 from the company's business activities. Cash flows from financing activities and operations represented the Company's principal source of cash for the nine months ended September 30, 2005. Cash flows from financing activities during the nine months period ended September 30, 2005 were $4,817,555 which came from promissory notes. During the nine months ended September 30, 2004, the Company received proceeds of $ 1,260,387 from the issuance of common stock and convertible debenture.

      During the nine months period ended September 30, 2005, the Company had $294,570 cash provided from operating activities as compared to the nine months period ended September 30, 2004, where the Company had $710,061 cash used in operating activities. The cash provided from operating activities for the nine months period ended September 30, 2005 was due to accounts receivables that decreased by $416,178, inventories that decreased by $574,561, other assets that decreased by $30,028, accounts payable that increased by $136,187, notes payable on acquisitions that increased by $318,400, and unearned revenue that increased by $138,491, which were offset by prepaid expenses that increased by $218,067 and accrued expenses that decreased by $48,258. The cash used by operating activities for the nine months period ended September 30, 2004 was due to accounts receivable that decreased by $570,373, inventories that decreased by $180,326, which were offset by prepaid expenses that increased by $64,545, other assets that increased by 110,341, accounts payable that decreased by $500,130 and accrued expenses that decreased by 101,222.

      Capital  expenditures  were  $125,376  for the nine  months  period  ended
September 30, 2005 as compared to $185,194 for the nine months period ended September 30, 2004.

      Cash used for acquisition of business totaled $5,135,187 for the nine months ended September 30, 2005 as compared to $ 125,185 for the nine months period ended September 30, 2004.

RISK FACTORS

      Management Recognizes That We Must Raise Additional Financing To Fund Our Ongoing Operations And Implement Our Business Plan. The Company requires additional capital to support strategic acquisitions and its current expansion plans. The Company currently has in place a revolving credit facility with a third party. Such facility provides the Company access with up to $35M in financing based on the Company's needs and subject to certain conditions. Should the Company not be able to draw down on such credit facility as required this may require the Company to delay, curtail or scale back some or all of its expansion plans. Any additional financing may involve dilution to the Company's then-existing shareholders.

      We Are Currently Involved In Legal Proceedings With The Minister Of Revenue Of Quebec, Canada, The Outcome Of Which Could Have A Material Adverse Affect On Our Financial Position. 3577996 Canada Inc. a company that TelePlus retail Services, Inc. acquired certain assets and assumed certain liabilities from is involved in legal proceedings with the Minister of Revenue of Quebec. The Minister of Revenue of Quebec has proposed a tax assessment of approximately $474,000CDN and penalties of approximately $168,000CDN. The proposed tax assessment is for $322,000CDN for Quebec Sales Tax and $320,000CDN for Goods and Services Tax. 3577996 believes that certain deductions initially disallowed by the Minister of Revenue of Quebec for the Quebec Sales Tax are deductible and we are in the process of compiling the deductions for the Minister of Revenue of Quebec. It is possible that the outcome of these proceedings could have a material adverse affect on our cash flows or our results of operations,

      Our  Inability  To Secure  Competitive  Pricing  Arrangements  In A Market
Dominated  By Larger  Retailers  With Higher  Financial  Resources  Could Have A
Material Adverse Affect On Our Operations. Profit margins in the wireless and communication industry are low. Our larger competitors, who have more resources, have the ability to reduce their prices significantly lower than current prices. This would further reduce our profit margins. Should such an event occur and management chose not to offer competitive prices, we could lose our market share. If we chose to compete, the reduction in profit margins could have a material adverse effect on our business and operations.

      We Have Historically Lost Money And Losses May Continue In The Future, Which May Cause Us To Curtail Operations. Since 2003 we have not been profitable and have lost money on both a cash and overall basis. For the quarter ended September 30, 2005 we incurred a net loss of $1,524,545 and our accumulated deficit was $3,283,675 as compared to a net loss of $836,472 for the quarter ended September 30, 2004 and our accumulated deficit was $1,521,632.

      Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

      We Are Subject To A Working Capital Deficit, Which Means That Our Current Assets September 30, 2005, Were Not Sufficient To Satisfy Our Current Liabilities And, Therefore, Our Ability To Continue Operations could be at Risk. We had a working capital deficit of $2,674,333 at September 30, 2005 which means that our current liabilities exceeded our current assets on September 30, 2005 by $2,672,333.

      Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on September 30, 2005 were not sufficient to satisfy all of our current liabilities on those dates. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise additional capital or debt to fund the deficit or curtail future operations.

      Our Obligations Under The Secured Convertible Debentures Are Secured By All of Our Assets. Our obligations under the secured convertible debentures, issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of the secured convertible debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of our assets. This would cease operations.

      Our  Common  Stock May Be  Affected  By  Limited  Trading  Volume  And May
Fluctuate Significantly, Which May Affect Our Shareholders' Ability To Sell Shares Of Our Common Stock. Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact shareholders' ability to sell shares of our common stock.

      Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements. Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, AS AMENDED. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

      |X|   With a price of less than $5.00 per share;

      |X|   That are not traded on a "recognized" national exchange;

      |X| Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

      |X| In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

      |X| Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

      We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations. Our success largely depends on the efforts and abilities of key executives, including Marius Silvasan, our Chief Executive Officer, Robert Krebs, our Chief Financial Officer, Kelly McLaren, our Chief Operating Officer, Jeanne Chan, our Vice President of Procurement and Operations. The loss of the services of any of the foregoing persons could materially harm our business because of the cost and time necessary to find their successor. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on any of the foregoing persons. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

      We Are  Subject  to  Price  Volatility  Due to Our  Operations  Materially
Fluctuating. As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

      |X|   our ability to retain existing clients and customers;

      |X|   our ability to attract new clients and customers at a steady rate;

      |X|   our ability to maintain client satisfaction;

      |X|   the extent to which our products gain market acceptance;

      |X|   the timing and size of client and customer purchases;

      |X|   introductions of products and services by competitors;

      |X|   price competition in the markets in which we compete;

      |X|   our ability to attract, train, and retain skilled management,

      |X|   the amount and timing of  operating  costs and capital  expenditures
            relating  to  the  expansion  of  our  business,   operations,   and
            infrastructure; and

      |X| general economic conditions and economic conditions specific to the wireless and portable communication device industry.

      We May Not Be Able To Compete Effectively In Markets Where Our Competitors Have More Resources. Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than TelePlus. Based on total assets and annual revenues, we are significantly smaller than many of our competitors. Similarly, we compete against significantly larger and better-financed companies in our business. We may not successfully compete in any market in which we conduct business currently or in the future. The fact that we compete with established competitors who have substantially greater financial resources and longer operating histories than us, enables them to engage in more substantial advertising and promotion and attract a greater number of customers and business than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability.

      Our Limited Operating History In Our Industry Makes It Difficult To Forecast Our Future Results. As a result of our limited operating history, our historical financial and operating information is of limited value in predicting our future operating results. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could force us to curtail or cease our business operations.

      If We Do Not Successfully Establish Strong Brand Identity In The Markets We Are Currently Serving, We May Be Unable To Achieve Widespread Acceptance Of Our Products. We believe that establishing and strengthening our products is critical to achieving widespread acceptance of our future products and to establishing key strategic relationships. The importance of brand recognition will increase as current and potential competitors enter the market with competing products. Our ability to promote and position our brand depends largely on the success of our marketing efforts and our ability to provide high quality products and customer support. These activities are expensive and we may not generate a corresponding increase in customers or revenue to justify these costs. If we fail to establish and maintain our brand, or if our brand value is damaged or diluted, we may be unable to attract new customers and compete effectively.

      Future Acquisitions May Disrupt Our Business And Deplete Our Financial Resources. Any future acquisitions we make could disrupt our business and seriously harm our financial condition. We intend to consider investments in complementary companies, products and technologies. While we have no current agreements to do so, we anticipate buying businesses, products and/or technologies in the future in order to fully implement our business strategy. In the event of any future acquisitions, we may: |X| issue stock that would dilute our current stockholders' percentage ownership; |X| incur debt; |X| assume liabilities; |X| incur amortization expenses related to goodwill and other intangible assets; or |X| incur large and immediate write-offs.

The use of debt or leverage to finance our future acquisitions should allow us to make acquisitions with an amount of cash in excess of what may be currently available to us. If we use debt to leverage up our assets, we may not be able to meet our debt obligations if our internal projections are incorrect or if there is a market downturn. This may result in a default and the loss in foreclosure proceedings of the acquired business or the possible bankruptcy of our business.

Our operation of any acquired business will also involve numerous risks, including:

      |X| integration of the operations of the acquired business and its technologies or products;

      |X|   unanticipated costs;

      |X|   diversion of management's attention from our core business;

      |X| adverse effects on existing business relationships with suppliers and customers;

      |X| risks associated with entering markets in which we have limited prior experience; and

      |X| potential loss of key employees, particularly those of the purchased organizations.

      If We Are Unable To Respond To The Rapid Changes In Technology And Services Which Characterize Our Industry, Our Business And Financial Condition Could Be Negatively Affected. Our business is directly impacted by changes in the wireless communications industry. The wireless communication products and services industry is subject to rapid technological change, frequent new product and service introductions and evolving industry standards. Changes in technology could affect the market for our products, accelerate the obsolescence of our inventory and necessitate changes to our product line. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes, to offer on a timely basis, services and products that meet these evolving standards and demand of our customers, and our ability to manage and maximize our product inventory and minimize our inventory of older and obsolete products. We also believe that our future success will depend upon how successfully our wireless carrier service providers and product vendors are able to respond to the rapidly changing technologies and products. New wireless communications technology, including personal communication services and voice communication over the internet may reduce demand for the wireless communication devices and services we currently are able to offer through our wireless carrier service providers. We cannot offer any assurance that we will be able to respond successfully to these or other technological changes, or to new products and services offered by our current and future competitors, and cannot predict whether we will encounter delays or problems in these areas, which could have a material adverse affect on our business, financial condition and results of operations.

      We Rely In Large Part On Wireless Telecommunications Carriers With Whom We Have Business Arrangements. Our Success Depends On Our Ability To Meet Our Obligations To Those Carriers And The Abilities Of Our Wireless Telecommunication Carriers And Vendors. We depend on a small number of wireless telecommunications carriers and product manufacturers to provide our retail customers with wireless services and communication devices. Currently, approximately 90% of our wireless products and services accounts are dependant upon arrangements with Telus Mobility and Microcell. Such agreements may be terminated upon thirty days prior to written notice. Failure to maintain continuous relationships with these and other wireless communications carriers and product manufacturers would materially and adversely affect our business, including possibly requiring us to significantly curtail or cease our operations. Additionally, wireless telecommunications carriers may sometimes experience equipment failures and service interruptions, which could, if frequent, adversely affect customer confidence, our business operations and our reputation.

      Limited Duration of Agreements in Place with Major Wireless Carriers. The Company's current sales volumes have enabled the Company to build strong relationships with a variety of wireless and communication partners thus, minimizing the risks associated with the non-renewal of any of the Company's agreements.

      No Product Exclusivity. The current market consolidation undertaken by the major wireless carriers limit the Company's risk associated with no product exclusivity as new retail players can't readily get access to the products and services offered by the Company.

      Price Erosion. The Company is faced with high price elasticity resulting in the erosion of its margin on certain products. Price wars oftentimes occur in the industry which have a negative impact on profit margins.

      Issuance of a large number of wireless licenses increasing the number of competitors.

CRITICAL ACCOUNTING POLICIES

      Our discussion and analysis of our financial condition and results of operations is based upon our audited financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to uncollectible receivable, investment values, income taxes, the recapitalization and contingencies. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

      We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements:

Impairment of Long-Lived Assets

      Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of machinery and equipment (three to seven years). The majority of Teleplus' long-lived assets are located in Canada. Teleplus performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Revenue Recognition

      Teleplus' revenue is generated primarily from the sale of wireless, telephony products and accessories to end users. Teleplus recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

      Teleplus recognizes product sales generally at the time the product is shipped. Concurrent with the recognition of revenue, Teleplus provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

      Teleplus' suppliers generally warrant the products distributed by Teleplus and allow returns of defective products, including those that have been returned to Teleplus by its customers. Teleplus does not independently warrant the products that it distributes, but it does provide warranty services on behalf of the supplier.

      Teleplus also recognizes revenue through the resale of residential and commercial telephone lines. The resale of long - distance revenues are recorded at the time of customer usage based upon minutes of use. Basic monthly charges for business and residential customers are billed in advance and revenue is recognized when the customer receives the service.

Inventories

      Inventories consist of wireless and telephony products and related accessories and are stated at the lower of cost, determined by average cost method, or market.

Intangibles, Goodwill and Other Assets

      The Company regularly reviews all of its long-lived assets, including goodwill and other intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the company considers important that could trigger an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the company's overall business, and significant negative inventory trends. When management determines that an impairment review is necessary based upon the existence of one or more of the above indicators of impairment, the Company measures any impairment based on a projected discounted cash flow method using a discount rate commensurate with the risk inherent in our business model. Significant judgments is required in the development of projected cash flows for these purposes including assumptions regarding the appropriate level of aggregation of cash flows, their term, and discount rate as well as the underlying forecasts of expected future revenue and expenses. To the extent that events or circumstances cause assumptions to change, charges may be required which could be material.

      The Company adopted SFAS No 142 "Goodwill and Other Intangible Assets". SFAS No. 142 no longer permits the amortization of goodwill and indefinite - lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under prescribed conditions) for impairment in accordance with this statement. If the carrying amount of the reporting unit's Goodwill or indefinite - lived intangible assets exceeds the implied fair value, an impairment loss is recognized for an amount equal to that excess. Intangible assets that do not have indefinite lives are amortized over the useful lives.

ITEM 3. CONTROLS AND PROCEDURES

      (a) Evaluation of disclosure controls and procedures. Our chief executive officer and chief financial officer, after evaluating the effectiveness of the Company's "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this quarterly report (the "Evaluation Date"), has concluded that as of the Evaluation Date, our disclosure controls and procedures were adequate and designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act of 1934 is 1) recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms; and 2) accumulated and communicated to him as appropriate to allow timely decisions regarding required disclosure..

      (b) Changes in internal control over financial reporting. There were no significant changes in our internal control over financial reporting during our most recent fiscal quarter that materially affected, or were reasonably likely to materially affect, our internal control over financial reporting.

                           PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

      The following proceedings have been instigated against the Company. The Company does not believe that the following legal proceedings would have a materially adverse impact on the Company's business or its results of operations, nevertheless such proceedings are disclosed.

      Goods and Services. TelePlus is currently defending an action instigated against it by one of its suppliers. Such supplier claims that the Company defaulted on the payment of goods sold by supplier to the Company. The Company claims that it failed to pay the goods sold by supplier because such goods were purchased contingent on supplier making available to the Company wireless network access which supplier failed to provide. The Company is unable to sell these goods at retail and has attempted, without success, to return the goods to the supplier. The supplier has refused to take the goods back. Total liability to the Company, if it loses the claim, may reach a maximum of $20,000.

      Proposed Tax Assessment. Teleplus is involved in proceedings with the Minister of Revenue of Quebec ("MRQ"). The MRQ has proposed an assessment of for the Goods and Services Tax ("GST") and Quebec Sales Tax ("QST") of approximately CDN$474,000 and penalties of approximately CDN$168,000. The proposed tax assessment is for CDN$322,000 for QST and CDN$320,000 for GST. Teleplus believes that certain deductions initially disallowed by the MRQ for the QST are deductible and is in the process of compiling the deductions to the MRQ. It is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies.

      Wrongful Dismissal: A former employee of TelePlus retail Services, Inc., a subsidiary of the Company, has instigated a claim in Quebec Superior Court in the amount of $90,000 against the Company for wrongful dismissal. The Company doesn't believe the claim to be founded and intends to vigorously contest such claim. The parties are at discovery stages

      Finder Fee: This action was brought by Howard Salamon d/b/a "Salamon Brothers", seeking the sum of $200,000 as a finder's fee for introducing TelePlus Enterprises, Inc. (TelePlus) to a source of capital. Salamon claims 10% of the total amount of financing received from Cornell Capital Partners, LP. TelePlus has answered the Complaint and alleged several affirmative defenses including the illegality of the alleged "finder's fee agreement" on the grounds that Salamon is not a registered broker/dealer with either the NASD or SEC and under well settled law cannot therefore enforce the finder's fee agreement.
Cornell has moved to intervene in the action and opposes Salamon's claim asserting tortuous interference with a contract as well as seeking a declaratory judgment. Salamon has made a motion for an attachment of Cornell's funds which has been opposed by both Cornell and TelePlus and is on for a hearing before Judge Walls in Newark Federal District Court on August 9, 2005. At such hearing Salamon's motion for an attachment of Cornell's funds was denied by the court in full by Judge Walls.

The Company has instigated the following claim against Wal-Mart Canada, corp.:

      Wal-Mart Canada, Corp. The Company's subsidiary, TelePlus Management, has instigated September 23rd, 2004 in the Ontario Superior Court of Justice a USD$2.3 million claim against Wal-Mart Canada Corp. for breach of agreement. Parties are at discovery stages.

ITEM 2. CHANGES IN SECURITIES

      During the third quarter, 2005 we issued 1,783,633 common shares to Cornell Capital Partners ("Cornell") in connection with the conversion of convertible debentures.

      During the third quarter, 2005 we issued 1,647,617 common shares to Cornell Capital Partners ("Cornell")

      On July 15th, 2005 we issued 2,500,000 shares to Cornell Capital Partners ("Cornell") as a fee under the Standby Equity Distribution agreement signed that same day.

      August 19th, 2005, the Company issued 60,000 common shares to its directors as payment of director fees.

      September 29th, 2005, the Company issued 70,000 common shares to its directors as payments of director fees.

ITEM 3. DEFAULT UPON SENIOR SECURITIES

      None

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

      None.

ITEM 5. OTHER INFORMATION

      None.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

      a) Exhibits

         Exhibit No.                Description

            31.1                  Certificate of the Chief Executive
                                  Officer pursuant Section 302 of the
                                  Sarbanes-Oxley Act of 2002                   *

            31.2                  Certificate of the Chief Financial
                                  Officer pursuant Section 302 of the
                                  Sarbanes-Oxley Act of 2002                   *

            31.3                  Certificate of the President and COO
                                  Officer pursuant Section 302 of the
                                  Sarbanes-Oxley Act of 2002                   *

            32.1                  Certificate of the Chief Executive
                                  Officer pursuant to Section 906 of
                                  the Sarbanes-Oxley Act of 2002               *

            32.2                  Certificate of the Chief Financial
                                  Officer pursuant to Section 906 of
                                  the Sarbanes-Oxley Act of 2002               *

            32.3                  Certificate of the President and COO
                                  Officer pursuant to Section 906 of
                                  the Sarbanes-Oxley Act of 2002               *

*     Filed Herein.

b) MATERIAL REPORTS FILED

The Company filed the following report on Form 8-K and 8-K/A during the quarter for which this report is filed:

      (1) Form 8-K filed on July 19, 2005, to describe the financing arrangement established with Cornell Capital Partners, LP ("Cornell"). Such report included the description of the transaction and all material terms including the associated risks. The Company also provided as exhibits the transaction documents signed with Cornell.

      (2) Form 8-K filed on July 20, 2005, to describe the acquisition of Telizon, Inc. ("Telizon"). Such report included the description of (a) the assets acquired, (b) the targets' business, (c) the purchase price, (d) competitive business conditions and (e) risks. The Company also provided as exhibits the transaction documents signed with the Telizon principals. Also included to this 8k was the issuance of 2,000,000 preferred shares to a company controlled by our CEO, the creation of a Phantom Stock Program and issuance of certain options to our executives.

      (3) Form 8-K filed on September 21, 2005, to announce the appointment of Gordon Chow to the board of directors of TelePlus.

      (4) Form 8-K/A filed on September 22, 2005, as an amended to form 8-k filed 20 July 2005 to provide the audited financial statements of Telizon, Inc ("Telizon"), recently acquired by TelePlus Connect Corp ("TelePlus Connect"), a fully owned subsidiary of TelePlus Enterprises, Inc. ("TelePlus"). Also included in this amendment are pro forma financials between Telizon and TelePlus.

                                   SIGNATURES

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TELEPLUS ENTERPRISES, INC.

DATED: November 14, 2005                    By: /s/ Marius Silvasan
                                               ------------------------
                                               Marius Silvasan
                                               Chief Executive Officer


DATED: November 14, 2005                    By: /s/ Robert Krebs
                                               ------------------------
                                               Robert Krebs
                                               Chief Financial Officer


DATED: November 14, 2005                    By: /s/ Kelly McLaren
                                               ------------------------
                                               Kelly McLaren
                                               President & COO

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported): January 9th, 2006

                          Commission File No. 000-49628

                           TELEPLUS ENTERPRISES, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                          90-0045023
-------------------------------                ---------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

       7575 Transcanadienne, Suite 305, St-Laurent, Quebec, Canada H4T 1V6
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                  514-344-0778
                            -------------------------
                            (Issuer telephone number)

            465 St. Jean, Suite 601, Montreal, Quebec, Canada H2Y 2R6
--------------------------------------------------------------------------------
                            (Former Name and Address)

ITEM 8.01. OTHER EVENTS.

LEAD REFERRAL AGREEMENT WITH INPHONIC, INC.:

      On December 29, 2005, concurrently with the purchase by Teleplus Wireless, Corp. ("TelePlus Wireless"), a subsidiary of TelePlus Enterprises, Inc. ("TelePlus"), from Star Number, Inc. ("SNI"), a wholly-owned subsidiary of InPhonic, Inc. ("InPhonic"), of certain assets related to its Liberty Wireless business, TelePlus Wireless entered into a lead referral agreement with InPhonic (the "Lead Referral Agreement"). Under the terms of the Lead Referral Agreement, InPhonic shall deliver weekly to TelePlus Wireless lead lists for at least 25,000 potential customers. The lead lists shall be comprised of customers of InPhonic who place post-paid orders for wireless phone service through InPhonic's website for a wireless subscription plan and for whom processing of the order is suspended due to an exception during the risk assessment check. These lead lists will allow TelePlus Wireless to further develop the customer base of the recently-acquired Liberty Wireless business by offering to those customers pre-paid wireless service under the "Liberty" brand.

      Initial delivery of the lead lists will occur on February 15, 2006. By no later than March 31, 2006, the lead lists will be delivered by InPhonic on a daily basis. In consideration for the lead lists, TelePlus Wireless shall pay InPhonic US$1 per lead. TelePlus Wireless reserves the right to temporarily suspend delivery of the lead lists or request that InPhonic deliver less than 25,000 leads in any week

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits:

      10.1  the Lead Referral Agreement

                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Teleplus Enterprises, Inc.

January 9, 2006              /s/ Marius  Silvasan
                             --------------------------
                             Marius Silvasan
                             Chief Executive Officer


January 9, 2006              /s/ Robert Krebs
                             --------------------------
                             Robert Krebs
                             Chief Financial Officer


January 9, 2006              /s/ Tom Davis
                             --------------------------
                             Tom Davis
                             Chief Operating Officer


January 9, 2006              /s/ Kelly McLaren
                             --------------------------
                             Kelly McLaren
                             President

                                  Exhibit 10.1

                             LEAD REFERRAL AGREEMENT

This Lead Referral Agreement (the "Agreement") is entered into as of December 29, 2005 (the "Effective Date"), by and between InPhonic, Inc., a Delaware corporation with its principal place of business at 1010 Wisconsin Ave. NW Suite 600, Washington DC 20007 ("InPhonic"), and TelePlus Wireless, Corp., a Nevada corporation with a place of business at 7575 Route Transcanada Suite 305 St. Laurent QC H4T 1V6 Canada ("TelePlus").

                                    RECITALS

A. The parties have entered into an Asset Purchase Agreement dated as of December 29, 2005 (the "Purchase Agreement") and related Promissory Note (the "Note") pursuant to which InPhonic is selling, and TelePlus is acquiring, the certain assets of the Liberty Wireless Business (as defined below), the date and time at which the closing of the Purchase Agreement is to occur being referred to herein as the "Closing Date."

B. TelePlus and InPhonic's wholly-owned subsidiary, Mobile Technology Services LLC ("MTS") have entered into a MVNE Services Agreement (as defined below).

C. In connection with, in consideration of, and as a condition precedent to the closing of the transaction contemplated by the Purchase Agreement and execution of the MVNE Services Agreement, InPhonic has agreed to provide TelePlus with weekly Lead Lists (as defined below) under the terms and conditions described below.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and in the Purchase Agreement and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. DEFINITIONS.

      1.1 "Affiliates" means any corporation directly or indirectly controlling, controlled by, or under common control with a party to this Agreement, but in each case only for so long as such ownership or control shall continue to exist.

      1.2 "Confidential Information" means all non-public information of either party that is disclosed to the other party pursuant to this Agreement, in written form and marked "Confidential," "Proprietary" or similar designation, or if disclosed orally, the disclosing party shall indicate that such information is confidential at the time of disclosure and send a written summary of such information to the receiving party within thirty (30) days of disclosure and mark such summary "Confidential," "Proprietary" or with a similar designation.

      1.3 "Lead List" means a list of specific personal categories data for United States customers, as set forth on Exhibit A, for customers of InPhonic who place postpaid orders for wireless phone service through InPhonic's website for a wireless subscription plan and then InPhonic suspends processing of the order due to an exception during the risk assessment check.

      1.4 "Liberty Wireless Business" means the business of offering wireless phone accounts to individuals who pay for wireless phone usage.

      1.5 "MVNE Services Agreement" means that certain agreement by and between MTS and TelePlus dated of even date herewith.

2. DELIVERY OF LEAD LISTS.

      2.1 Delivery. During the term of this Agreement, InPhonic shall deliver in electronic format acceptable to TelePlus a Lead List to TelePlus on a weekly basis in a format that is mutually agreed upon by the parties. The customers included in each Lead List shall be chosen by InPhonic, in accordance with mutually determined guidelines which are subject to change from time to time. The combined Lead Lists for each week shall include information for at least twenty-five thousand (25,000) customers. TelePlus reserves the right (i) to advise InPhonic to deliver less than 25,000 leads in any week and (ii) temporarily suspend delivery of daily leads at anytime during the Agreement. Notwithstanding the foregoing, initial delivery of the first Lead List shall occur on February 15, 2006 unless requested sooner by TelePlus. InPhonic agrees it will migrate from weekly feeds to daily feeds of Lead Lists no later than 31 March 2006.

3. LICENSEE GRANT; OWNERSHIP.

      3.1 License Grant, Exclusivity, Preference. Subject to the terms and conditions of this Agreement, InPhonic hereby grants to TelePlus a non-exclusive license to use and reproduce the Lead List to market to the listed individuals. For greater clarity, the names, contact information and other information on the Lead List are provided exclusively to TelePlus, though InPhonic retains the right to sell other leads on a non-exclusive basis. InPhonic shall provide Lead Lists to Teleplus on a preferred basis and in no case shall InPhonic provide leads to a third party, including any Affiliate of InPhonic, which can reasonably be considered leads that are preferential to those provided to TelePlus under this Agreement although in no case shall InPhonic be obliged to provide leads where a third-party agreement prohibits such activity.

      3.2 Prohibitions. TelePlus shall not, directly or indirectly use the Lead List for any purpose other than the purpose expressly authorized in Section 2. TelePlus shall not disclose the Lead List to any third parties except third parties which are subsidiaries of TelePlus Enterprises, Inc. and all such parties shall only use the Lead List to offer wireless services.

      3.3 Proprietary Notices. TelePlus shall not remove, efface or obscure any copyright, trademark or other proprietary rights notices appearing on the Lead List.

      3.4 Pricing - TelePlus shall pay InPhonic $1.00 for each lead received.

4. PRIVACY.

      4.1 Compliance with Laws. InPhonic represents and warrants that at all times during the term of this Agreement in the delivery of Lead Lists to TelePlus and the gathering of information contained therein that it (i) complies with all applicable privacy laws and regulations and contractual obligations regarding the collection, retention, use and disclosure of personal information of individuals, (ii) that it has obtained from the customer the right to market alternate wireless offers to the customer and (iii) that it retains auditable records of such obtained right or non-restriction to sell the information contained in the Lead Lists for the period of time mandated by law which may be subject to change from time to time. InPhonic has customary, industry standard technological and procedural measures in place to protect personal information collected from individuals against loss, theft and unauthorized access or disclosure and does not knowingly target children under the age of thirteen.

5. NO WARRANTY.

      5.1 No Warranty. THE LEAD LISTS ARE PROVIDED "AS IS," AND INPHONIC MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY STATUTE, COMMUNICATION OR CONDUCT WITH TELEPLUS, OR OTHERWISE. INPHONIC SPECIFICALLY DISCLAIMS AND EXCLUDES ALL WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. WITHOUT LIMITATION OF THE ABOVE, INPHONIC DOES NOT WARRANT THAT THE SOFTWARE IS ERROR-FREE OR WILL OPERATE WITHOUT INTERRUPTION OR THAT ANY ERROR WILL BE CORRECTED, AND MAKES NO WARRANTY REGARDING ITS USE OR THE RESULTS THEREFROM, INCLUDING, WITHOUT LIMITATION, ITS CORRECTNESS, ACCURACY OR RELIABILITY.

6. TERM AND TERMINATION.

      6.1 Term and Termination. This Agreement shall become effective on the date first set forth above and shall remain in effect perpetually until terminated as provided below. If TelePlus defaults in any obligation under this Agreement or under the Note, and if the default is curable, also fails to cure such default thirty (30) days after written notice of such default, InPhonic may immediately terminate and cancel this Agreement and the licenses granted hereunder upon ten (10) day written notice to TelePlus.

      6.2 Automatic Termination. This Agreement shall automatically terminate ninety (90) days following the termination or expiration of the MVNE Services Agreement or renewal thereof or any Event of Default under the Note (as defined therein) unless otherwise agreed upon by the parties

      6.3 Effect of Termination. Upon the effective date of any termination of this Agreement, each party shall return to the other party (or, if requested at the time of termination, certify in writing to the other party that it has destroyed) all documents and other tangible items that it or its employees, contractors and agents have received or created hereunder pertaining, referring or relating to the Confidential Information of the other party, and erase or destroy all electronic or magnetic records in computer memory, tape or other media containing any Confidential Information.

      6.4 Survival. The definitions and the rights, duties and obligations of the parties that by their nature continue and survive shall survive the termination of this Agreement. The parties acknowledge and agree that all claims for any breaches or alleged breaches of any covenants contained in this Agreement shall be subject to the terms and conditions of this Agreement and not be subject to the time periods, dollar and other limitations set forth in the Purchase Agreement.

7. CONFIDENTIALITY.

      7.1 Obligations. Each party acknowledges that in the course of the performance of this Agreement, it may obtain the Confidential Information of the other party. The Receiving Party shall, at all times, both during the Term and at all times thereafter, to keep in confidence and trust all of the Disclosing Party's Confidential Information received by it. The Receiving Party shall not use the Confidential Information of the Disclosing Party other than as necessary to fulfill the Receiving Party's obligations or to exercise the Receiving Party's rights under the terms of this Agreement. The Receiving Party shall take reasonable steps to prevent unauthorized disclosure or use of the Disclosing Party's Confidential Information and to prevent it from falling into the public domain or into the possession of unauthorized persons, but in no event shall the Receiving Party use less care than it would in connection with its own Confidential Information of like kind. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any person or entity other than its officers, employees and consultants who need access to such Confidential Information in order to effect the intent of this Agreement and who have entered into confidentiality agreements which protect the Confidential Information of the Disclosing Party sufficient to enable the Receiving Party to comply with this Section 5.1.

      7.2 Exceptions. The obligations set forth in Section 7.1 shall not apply to the extent that Confidential Information includes information which is: (a) now or hereafter, through no unauthorized act or failure to act on the Receiving Party's part, in the public domain; (b) known to the Receiving Party without an obligation of confidentiality at the time the Receiving Party receives the same from the Disclosing Party, as evidenced by written records; (c) hereafter furnished to the Receiving Party by a third party as a matter of right and without restriction on disclosure; (d) furnished to others by the Disclosing Party without restriction on disclosure; or (e) independently developed by the Receiving Party without use of the Disclosing Party's Confidential Information.

      7.3 Permitted Disclosures. Nothing in this Agreement shall prevent the Receiving Party from disclosing Confidential Information to the extent the Receiving Party is legally compelled to do so by any court, governmental investigative or judicial agency pursuant to proceedings over which such court or agency has jurisdiction; provided, however, that prior to any such disclosure, the Receiving Party shall (i) assert the confidential nature of the Confidential Information; (ii) immediately notify the Disclosing Party in writing of the order or request to disclose; and (iii) cooperate fully with the Disclosing Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

      7.4 Other Permitted Disclosures. Either party may provide a copy of this Agreement to the following persons and/or entities who are under obligations of confidentiality substantially similar to those set forth in this Agreement: potential acquirers, merger partners or investors and to their employees, agents, attorneys, investment bankers, financial advisors and auditors in connection with the due diligence review of such party. Either party also may provide a copy of this Agreement to: (i) the party's accounting firm in connection with the quarterly and annual financial or tax audits, and (ii) to the party's outside legal advisors in connection with obtaining legal advice relating to this Agreement, the relationship established by this Agreement or any related matters.

8. LIMITATION OF LIABILITY.

      8.1 Waiver of Consequential Damages. IN NO EVENT SHALL INPHONIC OR TELEPLUS HAVE ANY LIABILITY FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OR LIABILITIES OF ANY KIND OR FOR LOSS OF REVENUE, LOSS OF BUSINESS OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF INPHONIC OR TELEPLUS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      8.2 Limitation of Liability. EXCEPT FOR LIABILITY ARISING FROM INPHONIC'S FAILURE TO COMPLY WITH SECTION 4 HEREOF, IN NO EVENT SHALL INPHONIC'S OR TELEPLUS' LIABILITY UNDER THIS AGREEMENT EXCEED FIVE THOUSAND DOLLARS (USD $5,000).

      8.3 Failure of Essential Purpose. THE LIMITATIONS SPECIFIED IN THIS AGREEMENT SHALL APPLY NOTWITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF THIS AGREEMENT OR ANY LIMITED REMEDY HEREUNDER.

9. INDEMNITY.

Inphonic agrees to indemnity, defend and hold harmless TelePlus, its Affiliates, officers, directors and employees from and against all claims, liabilities, damages, costs and expenses (including reasonably attorneys' fees) arising from or relating to any claim of any third party brought or threatened based on facts that, if true, would constitute a breach of InPhonic's representations and warranties in Section 4. Teleplus agrees to give InPhonic prompt written notice of a claim and reasonably cooperate in the defense of the claim.

10. MISCELLANEOUS.

      10.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, provided, however, that TelePlus may not assign this Agreement or any rights or obligation hereunder, directly or indirectly, by operation of law or otherwise, without the prior written consent of InPhonic, such consent not to be unreasonably withheld, and any such attempted assignment shall be void.

      10.2 Notices. All notices between the parties shall be in writing and shall be deemed to have been given if personally delivered or sent by certified mail (return receipt requested), via a nationally recognized overnight delivery service, or confirmed facsimile, to the other party's legal department at the address set forth in this Agreement, or such other address as is provided by notice as set forth herein. Notices shall be deemed effective upon receipt if personally delivered, three (3) business days after it was sent if by certified mail, or delivery service or one (1) business day after it was sent if by facsimile, provided there is a confirmation of receipt.

      10.3 Governing Law; Venue. This Agreement shall be governed by the laws of the State of Delaware without regard to any conflict-of-laws rules, and the United Nations Convention on Contracts for the International Sale of Goods is hereby excluded. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the federal courts located in the State of Delaware, and both parties hereby consent to such jurisdiction and venue. Notwithstanding the foregoing, the parties shall have the right to bring any action or claim for equitable remedies (including, but not limited to, specific performance and injunctive relief) in any court having subject matter jurisdiction throughout the world.

      10.4 Severability. All terms and provisions of this Agreement shall, if possible, be construed in a manner which makes them valid, but in the event any term or provision of this Agreement is found by a court of competent jurisdiction to be illegal or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected and the illegal or unenforceable provision shall be amended to achieve the economic effect of the original terms. If the illegal or unenforceable provision materially affects the intent of the parties to this Agreement, this Agreement shall become terminated.

      10.5 Waiver. The waiver of, or failure to enforce, any breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

      10.6 Entire Agreement. This Agreement, along with the Exhibits hereto, sets forth the entire Agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous understandings, proposals, agreements and representations between the parties, whether written or oral, with respect to such subject matter. This Agreement may be changed only by written amendment to this agreement signed by the parties.

      10.7 Construction. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which will be considered as a whole.

      10.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

      10.9 Relationship. The relationship between the parties will be that of independent contractors. Nothing contained herein will be construed to imply a joint venture, principal or agent relationship, or other joint relationship, and neither party will have the rights, power or authority to create any obligation, express or implied, on behalf of the other.

      10.10 Attorneys' Fees. In the event any proceeding or lawsuit is brought by either party in connection with this Agreement, the prevailing party in such proceeding will be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

      10.11 Recitals. The recitals to this Agreement are considered an integral part of this Agreement and are hereby incorporated by this reference.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

INPHONIC, INC.                                    TELEPLUS WIRELESS, CORP.


By: /s/ Frank C. Bennett III                      By: /s/ Marius Silvasan

Name: Frank C. Bennett III                        Name: Marius Silvasan
     -------------------------                         -------------------------

Title: President MVNO Services                    Title: CEO
      ------------------------                          ------------------------

                                    EXHIBIT A

                                 Lead List Data

1.    Customer Name

2.    Customer Address including ZIP Code

3. Customer Contact Information (including telephone numbers and email, if available).

4.    Carrier Choice

5.    Rate Plan Selection

6.    Handset Model Selection.

7.    Accessory selection if applicable

8.    Order Date

CONSENT OF AUDITORS

We are the independent, registered auditors of TelePlus Enterprises, Inc ("TelePlus").

We consent for the financial statements outlined below to be included in Teleplus' Prospectus Supplement to be filed January 13, 2006 with the Securities and Exchange Commission of the United States, as follows:

(1) The consolidated financial statements as at December 31, 2004 and for the year then ended included in the company's annual report filed on FORM 10-KSB on March 31, 2005.

/s/ Mintz & Partners LLP